PROSPECTUS SUPPLEMENT
(To Prospectus dated December 4, 2001)

                                  $276,184,155
                                  (Approximate)

               Structured Asset Mortgage Investments Trust 2002-3
                                     Issuer
                   Structured Asset Mortgage Investments Inc.
                                     Seller
                    Pass-Through Certificates, Series 2002-3

         The seller will form Structured Asset Mortgage Investments Trust 2002-3. The trust will issue five classes of certificates representing the entire beneficial interest in the trust. One of these classes will consist of five components having different payment characteristics. The assets of the trust will be primarily 11 senior classes of mortgage pass-through certificates backed primarily by conventional, fixed rate mortgage loans secured by first liens on one- to four-family residential properties. Each of these pooled securities is made up of components having different payment characteristics. We have allocated these pooled components into pooled component groups. Cashflows from these pooled component groups will pay interest and principal on the certificates.

         Consider carefully the risk factors beginning on page S-30 of this prospectus supplement and on page 2 of the prospectus before purchasing any certificates.

         The certificates are obligations only of the trust. No person insures or guarantees either the certificates or the mortgage loans. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

         Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined if this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------


                           Approximate Original
Class                  Certificate Principal Balance          Certificate Rate
-----                  -----------------------------          ----------------
Class 1A                     $ 50,000,000(1)                        6.75%
Class 2A                     $114,000,000(1)                        7.00%
Class 3A                     $ 61,000,000(1)                        7.50%
Class CC(2)                  $ 51,184,155(1)                         (3)
Class R                      $         50                            N/A

-------------------------
  (1) Reflects payments made in respect of the related pooled components on the April 25, 2002 pooled security distribution date. The information with respect to the pooled securities and pooled components we have included in this prospectus supplement is prior to taking account of the April 25, 2002 payments, except as specifically provided.

  (2) The Class CC Certificates will consist of five payment components as described in this prospectus supplement. These components are not separately transferable.

  (3) Interest will accrue on the CC Class as set forth in this prospectus supplement.

                  --------------------------------------------

          Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates from time to time, subject to certain conditions, in negotiated transactions at varying prices to be determined at the time of sale.

          The underwriter will deliver the Class R Certificate in physical form. The underwriter will deliver the remaining certificates in book-entry form, through The Depository Trust Company, in each case on or about April 30, 2002.

                            Bear, Stearns & Co. Inc.
            The date of this Prospectus Supplement is April 26, 2002

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT




Caption                                            Page
-------                                            ----
Summary of Terms....................................5
     Background Information.........................5
The Certificates....................................6
The Pooled Securities and the Pooled Components....18
The Mortgage Loans.................................27
Risk Factors.......................................30
     The Certificates..............................30
         Uncertain Timing of Payments on the
           Pooled Components May Affect Yields
           and Weighted Average Lives of the
           Certificates ...........................30
         Payment Delay on the Pooled Securities
           May Affect Yields on the Certificates...31
         Disproportionate Payments of Higher
           Interest Rate Related Pooled Components
           May Have an Adverse Effect on the
           Certificate Rate and Yield of the
           Class CC Certificates...................31
         Fluctuating Interest Rates May Affect the
           Rates At Which Distributions on the
           Certificates May Be Reinvested..........32
         Concentrations of Underlying Servicers and
           Underlying Trustees May Affect the
           Weighted Average Life and the Yield on
           Your Certificates.......................32
         Optional Termination of Underlying Trusts
           Will Result in Earlier Payments of the
           Certificates............................33
         Trust Assets are the Only Source of
           Payment for the Certificates............34
         Ratings of the Certificates are Subject
           to Change...............................34
         Lack of a Secondary Market May Make It
           Difficult To Sell Certificates..........34
         The Certificates Are Not Suitable
           Investments For All Investors...........34
         The Mortgage Loans........................35
         Mortgage Loan Delinquencies and Losses
           Have Occurred With Respect to Pooled
           Securities..............................35
         Lower Underwriting Standards With Respect
           to Some Pooled Securities May Result in
           Higher Delinquencies....................35
         Concentration of Underlying Mortgage
           Loans in Certain States May Increase
           Risk of Loss............................36
         Deficiencies on Liquidated Mortgage
           Loans May Adversely Affect the
           Yield on the Certificates...............36
Description of the Certificates....................36
     General; Book-Entry Registration..............37
     Definitive Certificates.......................38
     Distributions of Interest and Principal.......38
     Allocation of Loss Amounts and Interest
       Shortfalls..................................43
Description of the Pooled Securities and
     Pooled Components.............................44
     General.......................................44
     Distributions of Interest on the Pooled
       Securities and Pooled Components............49
     Distributions of Principal on the Pooled
       Securities and Pooled Components............50
Realized Losses on Liquidated Mortgage Loans;
     Subordination.................................51
Early Termination of Underlying Trusts.............52
Aggregate Collateral Report........................53
Description of the Mortgage Loans..................54
General............................................54
Origination of Mortgage Loans......................55
Mortgage Interest Rates on Underlying Mortgage
     Loans.........................................55
Original Loan-to-Value Ratios......................55



Caption                                            Page
-------                                            ----
Mortgage Loans Secured by Cooperative Loans........56
Jumbo Loans........................................56
Delinquencies......................................56
Standard Hazard Insurance Policies.................56
Servicing of the Mortgage Loans....................57
The Underlying Servicers...........................57
Concentrations of Underlying Servicers and
     Underlying Trustees...........................58
Servicing Advances.................................58
Compensating Interest..............................58
Yield and Prepayment Considerations................59
General............................................59
Mortgage Loan Prepayments..........................59
Assumed Final Distribution Dates...................60
Weighted Average Lives.............................60
SPA Model..........................................61
Pricing Assumption.................................61
Decrement and Weighted Average Life Tables.........62
Yield Table........................................66
Actual Experience Will Vary from Assumptions.......67
The Pooling Agreement..............................67
General............................................67
Assignment of Pooled Securities....................67
Certificate Account................................68
Reports to Certificateholders......................68
Amendments.........................................70
Action with respect to Underlying Series...........71
Certificateholder Action...........................71
Termination........................................71
Indemnification of the Trustee.....................71
Certain Matters Regarding the Trustee..............71
Federal Income Tax Considerations..................72
Certain State Tax Considerations...................73
ERISA Considerations...............................73
Legal Investment...................................74
Restrictions on Purchase and Transfer of the
     Residual Certificate..........................74
Method of Distribution.............................75
Legal Matters......................................76
Certificate Rating.................................76
Index of Defined Terms.............................77
Annex I Collateral Information....................I-1
Annex II Key to Abbreviations for Underlying
   Series........................................II-1
Annex III Certain Underlying Servicer
   Information..................................III-1

                     PROSPECTUS

Caption                                            Page
-------                                            -----
Prospectus Supplement...............................1
Incorporation of Certain Documents by
   Reference........................................1
Risk Factors........................................2
The Trust Funds.....................................6
Use of Proceeds....................................23
The Seller.........................................23
The Mortgage Loans.................................24
Description of the Securities......................28
Exchangeable Securities............................39
Credit Enhancement.................................45
Yield and Prepayment
   Considerations..................................54
Administration.....................................56
Legal Aspects of the Mortgage
   Loans...........................................76
Federal Income Tax Consequences....................88
State Tax Consequences............................130
ERISA Considerations..............................130
Legal Investment..................................142
Method of Distribution............................143
Legal Matters.....................................144
Financial Information.............................145
Rating............................................145
Where You Can Find More
   Information....................................145
Glossary..........................................146


         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          The issuer provides information to you about the certificates in two separate documents that provide progressively more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

          If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

          The issuer includes cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these captions are located and page (i) in the prospectus contains a more detailed table of contents for the prospectus.

          The issuer may have filed preliminary information regarding the trust's assets and the certificates with the SEC. If so, the information contained in this document supersedes all of that preliminary information, which the underwriter prepared for prospective investors.

          Statements contained in this prospectus supplement which do not relate to historic or current information may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as Samended. Actual results could differ materially from those contained in such statements.

          The seller's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is (212) 272-2000.

                                SUMMARY OF TERMS

         This summary highlights selected information appearing in greater detail elsewhere in this prospectus supplement and in the accompanying prospectus. To understand the offering, you should carefully read the entire prospectus supplement and prospectus. You can find the location of the meaning assigned to certain terms used but not defined in this summary in the Index of Principal Definitions in this prospectus supplement.

Background Information

         We have provided in Annex II a schedule of the pooled securities and we have identified all of the pooled components which comprise each pooled security. We have also included on such schedule the abbreviations used in this prospectus supplement for each pooled security and pooled component. Unless we otherwise specify, references in this prospectus supplement to an amount or percentage of pooled securities or pooled components are to the amount or percentage calculated based on the aggregate outstanding principal balance or notional amount referred to as the "pooled security principal balance" or the "pooled component principal balance," as reported by the underlying trustee or underlying servicer of such pooled securities following the pooled security distribution dates relating to the March 2002 pooled security distribution date statements, after giving effect to distributions made on the pooled securities on or prior to such dates (the "pooled security information date"). Unless we otherwise specify, references in this prospectus supplement to a current amount or percentage of mortgage loans or an average with respect to mortgage loans are to the amount, percentage or average calculated based on the scheduled principal balances of such mortgage loans as of March 1, 2002 after giving effect to any payments made or scheduled to be made and losses realized on the mortgage loans on or prior to that date (the "mortgage loan information date") as reflected on the related pooled security distribution date statements for March 2002. References to a pooled security distribution date or pooled security distribution date statement of any month are to a pooled security distribution date or pooled security distribution date statement, assuming that all calendar days of a month constitute business days (as defined in the related pooling and servicing agreement, trust agreement or similar document. This prospectus supplement refers to each of such documents as an "underlying agreement").

         While the information contained in this prospectus supplement with respect to the pooled securities and pooled components is, except as otherwise specified, as of the pooled security information date and with respect to the mortgage loans is as of the mortgage loan information date, subsequent payments and any realized losses on the mortgage loans will be allocated to the pooled securities, the related pooled components and the other securities and, if applicable, other components in the applicable underlying series on the pooled security distribution dates in April 2002. Holders of the certificates are not entitled to receive the April 2002 payments on the pooled securities or related pooled components. We have been able to provide the aggregate balance of the pooled securities following the pooled security distribution date in April 2002, and we have taken account of such information to determine the certificate principal balance of each class of certificates and each Class CC Component set forth on the cover page and under "The Certificates--Components of Class CC Certificates" in this Summary of Terms. Each class of certificates and each Class CC Component is subject to a variance of +-5%. The first distribution date for the certificates is May 31, 2002, on which we will pass through payments made on the pooled securities in May 2002.

         The pooled securities, including their related pooled components, represent varying percentages of the aggregate pooled security principal balance of all pooled securities backing payment on the certificates. Moreover, the pooled securities, including their related pooled components, represent varying interests in the mortgage loans in the related trusts. This prospectus supplement refers to each of these trusts as an "underlying trust". A pooled security, including its related pooled components, representing a relatively small percentage of all pooled securities may be backed by a disproportionately large amount of mortgage loans; and conversely a pooled security, including its related pooled components, representing a relatively large percentage of all pooled securities may be backed by a disproportionately small amount of mortgage loans. Accordingly, you should read any aggregated statistical information about the mortgage loans contained in this prospectus supplement in conjunction with the information contained in Annex I to this prospectus supplement, regarding the mortgage loans on a pooled security-by-pooled security basis, keeping in mind the relative size of each pooled security.

                                THE CERTIFICATES

Issuer...............................................  Structured Asset Mortgage Investments Trust 2002-3, which we also refer to as the "trust."

Seller...............................................  Structured Asset Mortgage Investments Inc., as "seller." The seller is an affiliate of the underwriter.

Trustee..............................................  U.S. Bank National Association ("U.S. Bank"), as "trustee".

Title of Series......................................  Pass-Through Certificates, Series 2002-3 (the
                                                       "certificates"). The certificates will be issued pursuant to a trust and pooling agreement, dated as of April 1, 2002,
                                                       between the seller, the trustee and a Delaware trustee, which we refer to herein as the "pooling agreement."

The Certificates.....................................  The classes of certificates set forth on the cover page to this prospectus supplement.

Components of
Class CC Certificates................................  The Class CC Certificates are comprised of five components, each of which we call a "Class CC Component" and which are not separately transferable:

                                                                          Approximate Original
                                                                              Principal or
                                                         Component          Notional Balance           Interest Rate
                                                         ---------          ----------------           -------------
                                                       CC-1B             $      22,884,163 (1)             6.75%
                                                       CC-2B             $      10,854,768 (1)             7.00%
                                                       CC-3B             $       8,661,995 (1)             7.50%
                                                       CC-4A             $       8,783,229 (1)       Variable Rate(3)
                                                       CC-IO             $      65,061,437 (1)(2)    Variable Rate(3)
                                                       ---------------

                                                       (1) Takes account of payments made in respect of the related pooled component group on the April 25, 2002 pooled security distribution date.

                                                       (2) Notional amount.

                                                       (3) See "The Certificates--Distributions of Interest and
                                                           Principal" in this Summary of Terms.


Overview of Pooled Securities, Pooled Components,
   Component Groups and Pooled Component Groups......  The certificates will represent the entire beneficial ownership interest in the trust, the assets of which will
                                                       consist primarily of a pool of 100% of 10 classes and
                                                       approximately 83.27% of one class of senior mortgage-backed certificates (the "pooled securities") with an aggregate
                                                       pooled security principal balance of approximately
                                                       $276,184,155 immediately following the pooled securities
                                                       distribution dates in April 2002 (and approximately
                                                       $302,275,415 as of the pooled security information date). The pooled securities were issued pursuant to underlying
                                                       agreements and evidence interests in 11 underlying trusts, the assets of which consist primarily of conventional, fixed rate, first lien mortgage loans secured by one- to
                                                       four-family residences or cooperative loans secured by shares in cooperative corporations. This prospectus supplement
                                                       refers to the assets of the underlying trusts as the
                                                       "mortgage loans".

                                                       Each pooled security is made up of components having
                                                       different payment characteristics which we call "pooled
                                                       components." We have allocated each pooled component or
                                                       portions thereof to one or more groups of pooled components, each of which will constitute a sub-trust. We will allocate the cash flow and realized losses from each such group of
                                                       components to a class of certificates or a component of the
                                                       Class CC Certificates or in the cases of (i) the Class 1A

                                                       Certificates and the Class CC-1B Components, (ii) the Class
                                                       2A Certificates and the Class CC-2B Components and (iii) the
                                                       Class 3A Certificates and the Class CC-3B Components, both such class and component in the order described in this
                                                       prospectus supplement. A group of pooled components or
                                                       portions of such pooled components when discussed in relation to a class of certificates or to a Class CC Component is
                                                       referred to as the "related pooled components" or the
                                                       "related group of pooled components."

                                                       We have presented a diagram showing the related pooled
                                                       components for each class of certificates and Class CC
                                                       Component, and if portions of the principal and/or interest of a pooled component are allocated to more than one group, specifying such portions in this prospectus supplement under the heading "Description of the Pooled Securities and Pooled
                                                       Components - General."

                                                       You should also refer to the statistics in Annex I, which
                                                       provide additional information with respect to the pooled
                                                       securities, the pooled components and the mortgage loans
                                                       comprising the assets of the related underlying trusts.

Book-Entry;
Denominations........................................  Each class of certificates other than the Class R Certificate
                                                       (which is also referred to herein as the "residual
                                                       certificate") will be registered as a single certificate held by a nominee of The Depository Trust Company ("DTC").
                                                       Investors will hold beneficial interests in those
                                                       certificates through the book-entry facilities of DTC in
                                                       minimum denominations of $200,000 and increments of $1.00 in excess thereof. Notwithstanding the foregoing, investors may hold one certificate of each class in a different
                                                       denomination to accommodate the remainder of the initial
                                                       principal amount of the offered certificates of that class.
                                                       The Class R Certificate will be issued as a single
                                                       certificate in its full certificate principal balance in
                                                       physical form.

Closing Date.........................................  On or about April 30, 2002.

Distribution Dates...................................  The trustee will make distributions of principal and interest on the certificates with respect to a month on the day, each a "distribution date," which is the third business day after the 25th day (or if the 25th day is not a business day, the following business day) of each month, commencing on May 31,
                                                       2002. The distribution date for the pooled securities, each, a "pooled security distribution date," is the 25th day (or if the 25th day is not a business day, as defined in the related underlying agreement, the following business day) of each
                                                       month. A "business day" for purposes of the certificates
                                                       means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in
                                                       which the corporate trust office of the trustee is located are authorized or obligated by law or executive order to be closed.

                                                       If the trustee has not received a distribution on, or the
                                                       pooled security distribution date information with respect to, any pooled component forming part of a pooled security by
                                                       3:00 p.m. on the business day prior to the related
                                                       distribution date, referred to as the "Determination Time,"
                                                       it will not make the distribution with respect to such pooled component on the immediately following distribution date, but

                                                           (1) if such required distribution and such pooled security distribution date information are received by 3:00 p.m. on the fifth business day after the Determination Time, it will make such distribution on the sixth business day after the
                                                       Determination Time, referred to as the "supplemental
                                                       distribution date," or

                                                           (2) if received after 3:00 p.m. on the fifth business day
                                                       after the Determination Time, it will make such distribution on the next succeeding distribution date, and with respect to interest, will treat such distribution as accrued but unpaid interest.

                                                       The issuer will not pay additional interest on such
                                                       distribution in either case. In addition, the trustee will allocate to the applicable classes of certificates any
                                                       interest shortfall allocated in respect of the related pooled components. For a more detailed discussion please refer to
                                                       "Description of the

                                                       Certificates--Distributions of Interest and Principal" in
                                                       this prospectus supplement.

                                                       Notwithstanding the foregoing, for accounting purposes, we will deem each distribution date to occur in the same month as the immediately preceding pooled security distribution
                                                       date (assuming for the purpose of calculating the immediately preceding pooled security distribution date that all calendar days are business days).

Record Date.......................................     We will make distributions on each distribution date to
                                                       holders of record as of the close of business on the last
                                                       business day of the calendar month preceding the month in
                                                       which such distribution date occurs; provided that for this purpose we will deem the distribution date to occur on the
                                                       28th day of each month, without regard to whether such day is a business day (the "Record Date").

Distributions of Interest and
Principal.........................................     Interest will accrue on each certificate during the calendar month preceding the month in which such distribution date
                                                       occurs.

                                                       Interest will accrue on each class of certificates and each
                                                       Class CC Component, as applicable, other than the Class CC-4A
                                                       Components and Class CC-IO Components, from interest
                                                       collections on the related pooled component group, at the
                                                       fixed certificate rate set forth on the cover page of this prospectus supplement or under "The Certificates--Components of Class CC Certificates" in this Summary of Terms, as
                                                       applicable.

                                                       The Class CC-1B, Class CC-2B and Class CC-3B Components are
                                                       accrual components. Until the certificate principal balance of, in the case of the (i) Class CC-1B Components, the Class
                                                       1A Certificates, (ii) Class CC-2B Components, the Class 2A
                                                       Certificates and (iii) Class CC-3B Components, the Class 3A
                                                       Certificates, has been reduced to zero, we will not pay
                                                       interest on the related component, but instead we will pay an amount equal to the accrued interest as principal to the
                                                       related class of certificates, and the certificate principal balance of each such component will be

                                                       increased by the amount of interest reallocated in this
                                                       manner. After the certificate principal balance of the
                                                       related class of certificates has been reduced to zero, the related component will receive interest on a current basis and the certificate principal balance of such component will not be increased by these amounts. With respect to Class
                                                       CC-1B, Class CC-2B and Class CC-3B Components, interest
                                                       accrued and allocated to the related class of certificates as described above is referred to as "Component CC-1B Accrual
                                                       Amount," "Component CC-2B Accrual Amount" and "Component
                                                       CC-3B Accrual Amount," respectively.

                                                       Interest will accrue on the Class CC-4A Components at a rate equal to the fraction, expressed as a percentage, the
                                                       numerator of which is the interest cash flow received from those related pooled components which are interest only
                                                       components for the applicable month multiplied by 12, and the denominator of which is the certificate principal balance of
                                                       Class CC-4A Components (which is based on the principal
                                                       balance of those related pooled components which are
                                                       principal only pooled components). It is anticipated that the interest rate on the Class CC-4A Components for the first
                                                       interest accrual period will be approximately 9.415% per
                                                       annum.

                                                       Interest will accrue on the Class CC-IO Components at the
                                                       weighted average of the interest rates of the related pooled components, all of which are interest only components or an interest portion of a principal and interest component, based on the notional amount of Class CC-IO Components, which is based upon the notional amount of the related pooled
                                                       components. It is anticipated that the interest rate on the
                                                       Class CC-IO Components for the first interest accrual period will be approximately 1.607% per annum.

                                                       We refer to each per annum interest rate in this prospectus supplement (including if that interest rate applies to a
                                                       Class CC Component) as a "certificate rate."

                                                       Certain of the pooled components have an accrual feature.
                                                       Interest accrued on these pooled components will be allocated to pay principal on other securities, other components or
                                                       other pooled components in the same underlying series until the respective accretion termination date of these pooled
                                                       components, and the principal balances of these pooled
                                                       components will be increased by the amount of such
                                                       reallocation. In the event that, solely as a result of this reallocation (i.e. not as a result of prepayment interest
                                                       shortfalls, realized losses or the application of the
                                                       Soldier's and Sailor's Relief Act of 1940 (the "Relief Act"),
                                                       there are insufficient interest payments on the related
                                                       pooled components to pay accrued interest on the Class 1A
                                                       Certificates and the Class CC-1B Components, the Class 2A
                                                       Certificates and Class CC-2B Components or the Class 3A
                                                       Certificates and Class CC-3B Components, respectively, then principal collections from the related pooled components will be allocated to pay such shortfall in interest. Any such
                                                       principal used to pay interest will be allocated pro rata
                                                       between each such class of certificates and components,
                                                       respectively. To the extent there remains any such shortfall, the principal balances of the related class of certificates and once that class has been paid in full of the associated class of components will be increased by the amount of such remaining related shortfalls.

                                                       Each class of certificates, with the exception of the Class R
                                                       Certificate and the Class CC Certificates in respect of the
                                                       Class CC-IO Components and until the Class 1A, Class 2A and
                                                       Class 3A Certificates, respectively, are paid in full in
                                                       respect of the Class CC-1B, Class CC-2B and Class CC-3B
                                                       Components, is entitled to receive on each distribution date and supplemental distribution date the principal distributed on the related pooled components for which the trustee has received both the required distributions and the related
                                                       pooled security distribution date information by the related
                                                       Determination Time or Supplemental Determination Time, as
                                                       applicable, to the extent such principal is not used to pay interest as described above.

                                                       Interest in respect of the related pooled components will be allocated to the Class 1A Certificates and the Class CC-1B
                                                       Components on a pro rata basis. Principal (including, in the case of the Class 1A Certificates, the Component CC-1B
                                                       Accrual Amount), to the extent not used to pay interest as described above, will be paid sequentially to the Class 1A
                                                       Certificates and Class CC-1B Components, in that order.

                                                       Interest in respect of the related pooled components will be allocated to the Class 2A Certificates and the Class CC-2B
                                                       Components on a pro rata basis. Principal (including, in the case of the Class 2A Certificates, the Component CC-2B
                                                       Accrual Amount), to the extent not used to pay interest as described above, will be paid sequentially to the Class 2A
                                                       Certificates and the Class CC-2B Components, in that order.

                                                       Interest in respect of the related pooled components will be allocated to the Class 3A Certificates and the Class CC-3B
                                                       Components on a pro rata basis.  Principal (including, in the case of the Class 3A Certificates, the Component CC-3B
                                                       Accrual Amount), to the extent not used to pay interest as described above, will be paid sequentially to the Class 3A
                                                       Certificates and the Class CC-3B Components, in that order.

                                                       We refer you to the diagram in "Description of the Pooled
                                                       Securities and Pooled Components--General" and the
                                                       accompanying text for additional information on the related pooled components with respect to each class of certificates and the Class CC Components.

                                                       The holder of the Class R Certificate will be entitled to
                                                       receive an amount equal to its certificate principal balance on the first distribution date from a deposit in that amount to be made by the seller on the closing date. Such holder
                                                       also will be entitled to any amounts on deposit in the
                                                       certificate account following payment in full of all of the other certificates (except for amounts to be paid to the
                                                       trustee as its fee).

                                                       We refer to the amount to be distributed to each class of
                                                       certificates or Class CC Component in this prospectus
                                                       supplement as the "class principal distribution amount."

                                                       A supplemental distribution date may occur in any month in which the trustee has not received either required
                                                       distributions or pooled security distribution date
                                                       information on a timely basis for the related distribution date. The trustee will determine entitlements to interest and principal payments on each supplemental distribution date
                                                       with respect to the amounts then being distributed in the
                                                       same manner as described above with respect to each
                                                       distribution date.

Allocation of Loss Amounts........................     A "Loss Amount" will result if the pooled security
                                                       distribution date information received by the trustee
                                                       together with a distribution indicates that a realized loss on the related underlying mortgage loans has been allocated to a pooled component. The trustee will allocate any such
                                                       Loss Amount with respect to a distribution date or a
                                                       supplemental distribution date to the classes of certificates or Class CC Components (and consequently the Class CC
                                                       Certificates) from the related pooled components. The trustee will effect such allocation by reducing the certificate
                                                       principal balance of the applicable class of certificates or
                                                       Class CC Component.

                                                       The following classes and components will share pro rata in any Loss Amounts allocated to the related pooled components:

                                                       o the Class 1A Certificates and Class CC-1B Components


                                                       o the Class 2A Certificates and Class CC-2B Components


                                                       o the Class 3A Certificates and Class CC-3B Components

                                                       The trustee will make such reductions as of the related
                                                       distribution date.

Yield and Prepayment
Considerations....................................     General Considerations. The yield to maturity and weighted average life of each class of certificates will depend on:

                                                           (1) the characteristics of, and the amount, rate and timing of principal and interest payments

                                                       on, the related group of pooled components, which in turn
                                                       will be affected by:

                                                       o the rate and timing of principal and interest payments
                                                         (including prepayments, repurchases, defaults and
                                                         liquidations) on the mortgage loans underlying each such
                                                         pooled component

                                                       o the amount and timing of mortgagor defaults resulting in realized losses

                                                       o the allocations of these payments and realized losses among the various classes and components of securities of the
                                                         underlying series of which the related pooled components are a part;

                                                           (2) the occurrence of optional terminations with respect to the related underlying trusts; and

                                                           (3) the purchase prices paid for that class of certificates.

                                                       In general, the mortgage loans may be prepaid at any time
                                                       without penalty and, accordingly, the rate of principal
                                                       payments on the mortgage loans is likely to vary considerably from time to time. Investors should review the discussion
                                                       under "Yield and Prepayment Considerations" in this
                                                       prospectus supplement.

Liquidity.........................................     There is currently no secondary market for any class of
                                                       certificates. The seller can not assure you that one will
                                                       develop. The underwriter intends to establish a market in
                                                       each class of certificates, but it is not obligated to do so.
                                                       There is no assurance that any such market, if established, will continue. Each

                                                       certificateholder will receive monthly reports pertaining to the certificates as described under "The Pooling and
                                                       Servicing Agreement--Reports to Certificateholders" in this prospectus supplement. There are a limited number of sources which provide certain information about mortgage pass-through certificates in the secondary market; however, there can be no assurance that any of these sources will provide
                                                       information about the certificates. Investors should consider the effect of limited information on the liquidity of the
                                                       various classes of certificates.

Certain Federal Income Tax
Consequences......................................     The trust will elect to treat the pooled securities and
                                                       certain other of its assets as a real estate mortgage
                                                       investment conduit, commonly known as a REMIC, for federal income tax purposes. The certificates (other than the Class R
                                                       Certificate) are the regular interests in the REMIC. The
                                                       Class R Certificate will be the residual interest in the
                                                       REMIC. You should review the material under the captions
                                                       "Federal Income Tax Considerations" and "Restrictions on
                                                       Purchase and Transfer of the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences"
                                                       in the prospectus for further information regarding the
                                                       federal income tax consequences of investing in the
                                                       certificates.

ERISA Considerations..............................     Subject to the conditions and considerations set forth under
                                                       "ERISA Considerations" in this prospectus supplement and in the prospectus, the certificates other than the Class R
                                                       Certificate may be purchased by any type of pension,
                                                       profit-sharing or other employee benefit plans as well as
                                                       individual retirement accounts and certain types of Keogh
                                                       Plans. The Class R Certificate may be purchased only by
                                                       insurance company general accounts.

Legal Investment..................................     The certificates will constitute "mortgage related
                                                       securities" for purposes of the Secondary Mortgage Market
                                                       Enhancement Act of 1984, commonly known as "SMMEA," for so long as they are rated in one of the two highest rating
                                                       categories by at least one nationally recognized statistical rating organization. As such, the certificates will be legal investments for certain entities to the extent

                                                       provided in SMMEA, subject to state laws overriding SMMEA.
                                                       Certain states have enacted legislation overriding the legal investment provisions of SMMEA.

                                                       All investors whose investment activities are subject to
                                                       legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on
                                                       investment in the certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to
                                                       invest in the certificates. For a more detailed discussion, please refer to "Legal Investment" in this prospectus
                                                       supplement and in the prospectus

Restrictions on Purchase and
Transfer of the Class R
Certificate.......................................     If you wish to purchase or subsequently transfer an interest in the Class R Certificate, you must obtain the consent of the seller and you may not be, or transfer to, a
                                                       "disqualified organization" or a person who is not a "United
                                                       States person" under the Code.

Certificate Rating................................     It is a condition to their issuance that each class of
                                                       certificates receive the ratings set forth below from
                                                       Standard & Poor's, and Fitch:

                                                                                                Rating
                                                                                       --------------------------
                                                                                       Standard &
                                                        Class of Certificates            Poor's        Fitch
                                                       ------------------------------- ------------ -------------
                                                       Class 1A                            AAA          AAA
                                                       Class 2A                            AAA          AAA
                                                       Class 3A                            AAA          AAA
                                                       Class CC                            AAA          AAA
                                                       Class R                             AAA          AAA

                                                       Investors should evaluate the rating of the certificates of any class independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating
                                                       organization. A security rating does not represent any
                                                       assessment of the likelihood of principal prepayments on the mortgage loans or of the degree to which such prepayments
                                                       might differ from those originally anticipated. Also, a
                                                       security rating does not represent any assessment of the
                                                       yield to maturity that investors may experience.

                                                       The seller has not requested ratings of the offered
                                                       certificates by any rating agencies other than Standard &
                                                       Poor's and Fitch. However, the seller can give no assurance as to whether any other rating agency will rate the
                                                       certificates or, if it does, what ratings that rating agency would assign to the certificates. That other rating agency could assign ratings to the certificates lower than the
                                                       respective ratings assigned by Standard & Poor's and Fitch.

                  THE POOLED SECURITIES AND THE POOLED COMPONENTS

General...........................................     The trustee will make payments on the certificates from
                                                       payments received on the pooled securities to be deposited into the trust. Immediately following the pooled securities distribution date in April 2002, the pooled securities had an aggregate pooled security principal balance of approximately

                                                       $276,184,155 (and approximately $302,275,415 as of the pooled security information date). The pooled components related to such pooled securities will be allocated among the pooled
                                                       component groups from which payments will be made to the
                                                       certificates.

                                                       The pooled securities will consist of 11 classes of
                                                       securities, which represent senior interests in 11 underlying trusts, the assets of which consist primarily of mortgage
                                                       loans.

                                                       Each pooled security is composed of from two to six pooled components. Certain of the components which originally formed part of a pooled security have been repaid in full. Pooled components have PAC, TAC, sequential, NAS, scheduled,
                                                       accrual, accretion directed, ratio strip, IO and PO
                                                       characteristics. These terms are described under "Description of the Pooled Securities and the Pooled Components--General"
                                                       in this prospectus supplement and Annex I sets forth the
                                                       specific characteristics applicable to each pooled component.
                                                       Each class of certificates will reflect in the aggregate the characteristics of the related pooled components and in the case of the Class CC Certificates, the characteristics of the
                                                       Class CC Components.

                                                       The seller expects that by the closing date, all of the
                                                       pooled securities will have been delivered to the trustee as required by the pooling agreement. All monthly distributions on each pooled security distribution date commencing with the pooled security distribution date in May 2002 will be
                                                       available to make payments on the certificates. Pursuant to the pooling agreement, the trustee will allocate each month's distributions of interest and principal on the related pooled components to make payments of interest and principal on the applicable class of certificates. Fees payable to the trustee will not be paid out of amounts received on the pooled
                                                       securities but will be paid from investment earnings on funds on deposit in the certificate account.

                                                       The tables in Annex I attached to this prospectus supplement set forth approximate information for each of the pooled
                                                       securities and the pooled

                                                       components as of the pooled security information date.

                                                       For ease of reference, we have grouped together the pooled components or portions thereof which provide cash flow to one or more given classes of certificates or Class CC Components.
                                                       In addition, we have shown both the pooled component interest rate, if any, and the effective pooled component interest
                                                       rate of the portion of each pooled component forming a part of more than one pooled security group based upon the
                                                       portions of principal and interest of such pooled component allocated to each such group.

                                                       The tables and the descriptions of the pooled securities and pooled components in this prospectus supplement are subject to and qualified by reference to the provisions of the
                                                       prospectus, prospectus supplement, private placement
                                                       memorandum or other offering document and the underlying
                                                       agreements relating to each underlying trust (collectively, the "supplemental documents"), and any subsequent information related thereto filed by the issuers of the pooled securities on a Current Report on Form 8-K with the Securities and
                                                       Exchange Commission, commonly known as the "SEC," following the closing of the related underlying series. The information set forth in the tables and elsewhere in this prospectus
                                                       supplement that is particularly within the knowledge of the various trustees relating to the underlying trusts (the
                                                       "underlying trustees"), paying agents and underlying
                                                       servicers for the underlying trusts has been derived from
                                                       data requested from and provided by them, including regular periodic reports provided to holders of pooled securities, loan-by-loan information provided in tape form from the
                                                       related underlying servicers, underlying issuers or
                                                       underlying trustees and information from outside sources such as Bloomberg L.P., but this information has not been
                                                       independently represented to the seller or the underwriter as being accurate and complete nor has it been independently
                                                       verified by the seller or the underwriter. This information comprises all

                                                       material information on the subject that the seller and the underwriter possess or can acquire without unreasonable
                                                       effort and expense.

                                                       Copies of the supplemental documents are available for
                                                       inspection upon request to Bear, Stearns & Co. Inc. Copies of the March 2002 pooled security distribution date statements relating to each pooled security and its pooled components are available for inspection upon request to the trustee.
                                                       U.S. Bank National Association, the trustee for the
                                                       certificates, acts as underlying trustee with respect to four pooled securities from four underlying series. It has not
                                                       undertaken in such latter capacity to provide any information not otherwise generally available.

Distributions of Interest on
Pooled Securities and Pooled
Components........................................     Each pooled security is entitled generally to a monthly
                                                       distribution of interest at its pooled security interest rate on its pooled security principal balance and to accrued but previously unpaid interest. With respect to each pooled
                                                       security distribution date, the "pooled security interest
                                                       rate" for any pooled security is the interest rate payable on such pooled security as provided in the related underlying agreement. As of the pooled security information date, the pooled security interest rates ranged from 7.041% to 7.985%
                                                       per annum. The pooled security interest rate for each pooled security is a calculated rate based upon the interest paid on the pooled components which comprise such pooled security.
                                                       Certain of the pooled components are accrual components and do not receive interest on a current basis. In addition,
                                                       certain of the pooled components are principal only
                                                       components, which do not receive any interest. Annex I sets forth as of the pooled security information date the pooled security interest rate for each pooled security, the interest rate, if any, for each pooled component, the effective
                                                       interest rate on the portion of each pooled component
                                                       included in any related pooled component group and the
                                                       weighted average pooled component interest rate for the
                                                       pooled components related to each class of certificates or, in the case of the Class CC Certificates, each Class CC
                                                       Component.

                                                       In certain instances, cash flow from a pooled component will contribute to payments made on more than one class of
                                                       certificates or Class CC Components. In such cases, different portions of the interest and principal cash flow may be
                                                       allocated to those classes of certificates or Class CC
                                                       Components so that the rate of interest provided to those
                                                       classes of certificates or Class CC Components will be
                                                       sufficient to pay their certificate interest rates.

                                                       Notwithstanding the foregoing, the interest paid with respect to the pooled components to the trustee may be at lower
                                                       effective rates than the applicable pooled component interest rates as a result of interest shortfalls and realized losses applicable to interest allocated to such pooled components, or as a result of an accrual feature on certain pooled
                                                       components. You should review the information under
                                                       "Description of the Pooled Securities and the Pooled
                                                       Components--Realized Losses on Liquidated Mortgage Loans;
                                                       Subordination" in this prospectus supplement with respect to this matter. In addition, Annex I to this prospectus
                                                       supplement lists the underlying series in which the
                                                       underlying servicer is obligated to pay compensating interest and any caps on required compensating interest payments.

Distributions of Principal on
Pooled Securities and Pooled
Components........................................     The pooled securities are entitled generally to a monthly
                                                       distribution of principal, consisting generally of:

                                                           (1) scheduled principal payments on the related mortgage
                                                       loans, based generally on the pooled security principal
                                                       balance of the pooled securities as a proportion of the
                                                       aggregate principal balance of all securities in the related underlying series or in a certificate group; and

                                                           (2) principal prepayments and other unscheduled collections applicable to principal on the related mortgage loans to the extent provided

                                                       under the terms of the related underlying agreements as
                                                       described in this prospectus supplement.

                                                       The principal entitlement of each pooled security results
                                                       from the aggregate of the principal entitlements of the
                                                       constituent components. Fifteen of the pooled components are interest only components and do not receive principal. Three of the pooled components are NAS components. These NAS
                                                       components do not receive any prepayments of principal and in one case scheduled payments of principal for 60 months
                                                       following their respective issuances, which payments are
                                                       allocated to the other senior securities and components of the underlying series. Thereafter, each receives increasing percentages of principal prepayments and in the one case, of scheduled principal, over a five year period. Eleven of the pooled components are TACs, PACs or scheduled components and payments of principal are limited to a scheduled amount until any support components or classes are reduced to zero. Six components are accretion directed components which receive interest accrued but not paid on another pooled component or another class of securities of the underlying series.

                                                       Annex I identifies the component type of each pooled
                                                       component.

                                                       Prepayments on the related mortgage loans generally are
                                                       allocated entirely to the pooled securities, as senior
                                                       securities, together with other senior securities in the
                                                       related underlying trust, during a lock out period of five years from the related date of issuance of the pooled
                                                       securities. After the applicable lock out period, the related subordinated securities are entitled to distributions of
                                                       increasing portions of such prepayments over an additional five-year period, subject, generally, to the satisfaction of certain delinquency and loss tests, thereby reducing the
                                                       allocation of such prepayments to the pooled securities until such allocations are made pro rata to the subordinated and senior securities of an underlying series.

Allocation of Interest Shortfalls
and Realized Losses
on Liquidated
Mortgage Loans....................................     Realized losses for the related mortgage loans will be
                                                       allocated to the pooled components and consequently the
                                                       pooled securities following the exhaustion of any applicable pooled security credit support as described below. A
                                                       "realized loss" will be incurred on a defaulted mortgage loan as to which all amounts that the related underlying servicer expects to recover through the date of disposition of the
                                                       related mortgaged property have been received (a "liquidated mortgage loan"), generally in the amount, if any, by which the liquidation proceeds, net of expenses or "net liquidation proceeds" from such liquidated mortgage loan are less than the unpaid principal balance of such liquidated mortgage
                                                       loan, plus accrued and unpaid interest thereon and amounts reimbursable to the underlying servicer for previously
                                                       unreimbursed advances and foreclosure costs.

                                                       Interest shortfalls on the related pooled components
                                                       resulting from prepayments not fully covered by compensating interest, the Relief Act, a credit event or otherwise and not related to an interest accrual feature of a pooled component, will be allocated to the related certificates and components of the CC Class, in each case, pro rata.

Pooled Security
Credit Support....................................     Subordinated securities in each related underlying series
                                                       provide credit support for the related class or classes of pooled securities. The subordination of the subordinated
                                                       securities (which in certain cases include mezzanine
                                                       securities) is effected primarily by the allocation of
                                                       realized losses to such subordinated securities prior to such losses being allocated to the pooled securities of the
                                                       related underlying series, and the allocation of certain
                                                       payments collected on the related mortgage loans to the
                                                       pooled securities prior to such payments being allocated to the related subordinated securities of such series. Such
                                                       allocation of realized losses solely to the subordinated
                                                       securities is subject to carve outs in the case of each
                                                       pooled security for certain losses due to special hazards, fraud or bankruptcy.

                                                       Annex I provides a breakdown of applicable carve out amounts remaining as of the pooled security information date with
                                                       respect to the underlying series of which each pooled
                                                       security is a part.

                                                       Credit support for each pooled security (the "pooled security credit support") constitutes as of the pooled security
                                                       information date between 7.10% and 31.51% of the aggregate outstanding principal balance of the mortgage loans of the related underlying series or applicable mortgage loan group.
                                                       Securities subordinated to the pooled securities do not
                                                       provide cash flow for payments on the certificates. Any
                                                       pooled security credit support relating to the pooled
                                                       securities of a particular underlying series will not be
                                                       available to provide credit support for the pooled securities of any other underlying series. However, in the case of three pooled securities (constituting approximately 43.469% of the pooled security principal balance) the credit support
                                                       provided by subordinated securities related to the mortgage loan group to which that pooled security is related also
                                                       provide credit support for securities that are not pooled
                                                       securities and that are related to another mortgage loan
                                                       group. In addition, pooled component PNCMS 98-1, IIA-1,
                                                       (II-A-1-5), which constitutes 6.171% of the pooled security principal balance, is paid from cashflow from a different
                                                       group of mortgage loans. Furthermore, realized losses
                                                       otherwise allocable to pooled security MRFC 98-2, A-11, which represents approximately 19.762% of the pooled security
                                                       principal balance, and pooled security GECMS 97-9, 1-A11,
                                                       which represents approximately 4.349% of the pooled security principal balance, are instead allocated to another senior security in the related underlying series so long as that
                                                       other senior security is outstanding. Annex I to this
                                                       prospectus supplement lists for each pooled security the
                                                       percentage of the related underlying series constituting
                                                       pooled security credit support with respect to such pooled security. Where an underlying series contains more than one mortgage loan group and a cross-collateralization feature
                                                       exists, pooled security credit support presented in Annex I represents credit support for the entire

                                                       underlying series or the applicable cross collateralized
                                                       groups.

Early Termination of
Underlying Trusts.................................     With respect to all of the pooled securities, the underlying servicer or master servicer, the seller or depositor to the underlying trust, and/or another person, subject to the
                                                       limitations imposed by the related underlying agreement, may purchase all mortgage loans and foreclosed mortgaged
                                                       properties, commonly known as "REO properties," remaining in such underlying trust on any pooled security distribution
                                                       date occurring on or after a date specified or event
                                                       described in such underlying agreement and in the manner and at the termination price specified in such underlying
                                                       agreement. All of the underlying agreements permit the
                                                       optional termination of the underlying trust when the
                                                       outstanding principal balance of all mortgage loans of the related underlying trust falls to some percentage--typically either 5% or 10%--of the original principal balance of all mortgage loans of the related underlying trust of such
                                                       underlying series. See Annex I attached hereto for a list of such percentages, the entities which may exercise such
                                                       termination options and the percentage of the original
                                                       principal balance of the mortgage loans emaining with respect to each underlying trust.

Federal Income Tax
Status of the
Underlying Trusts.................................     An election was made to treat the underlying trust or the
                                                       mortgage loans and certain other assets of each of the
                                                       underlying trusts as one or more REMICs for federal income tax purposes. Each of the pooled securities has been
                                                       designated a regular interest in the related REMIC.

Rating of Pooled Securities.......................     The latest rating provided by at least two nationally
                                                       recognized statistical rating agencies for each of the pooled securities is "AAA" (or a comparable rating). Annex I
                                                       attached to this prospectus supplement lists with respect to each pooled security, the original and the latest rating by the rating agencies which originally rated the pooled
                                                       security and the applicable rating agencies.

                               THE MORTGAGE LOANS

General...........................................     As of the mortgage loan information date, there were
                                                       approximately 3,611 mortgage loans relating to the pooled
                                                       securities having an aggregate outstanding principal balance of approximately $999,193,285, which consist primarily of:

                                                           (1) one- to four-family, conventional, fixed rate, mortgage loans secured by first liens on residential real properties
                                                       and

                                                           (2) in the case of some of the underlying series, cooperative loans secured by shares in cooperative corporations.

                                                       Realized losses have occurred with respect to mortgage loans in nine underlying series. All but one of the underlying
                                                       series include delinquent mortgage loans, and one underlying trust contains REO properties relating to defaulted mortgage loans. Annex I to this prospectus supplement lists, as of the mortgage loan information date, the cumulative realized
                                                       losses, realized losses during February 2002 and a breakdown of the 30-59 day, 60-89 day and 90 or more day delinquencies, foreclosures in process and REO property with respect to each underlying series.

Servicers.........................................     Various mortgage servicing companies service or master
                                                       service the mortgage loans. Annex I to this prospectus
                                                       supplement lists the master servicer if any, or the servicers with respect to the mortgage loans relating to each
                                                       underlying series. This prospectus supplement refers to such servicers and master servicers as the "underlying servicers."
                                                       You should review Annex III to this prospectus supplement
                                                       which provides certain statistics with respect to each entity which serves as underlying servicer for in excess of 10% of the mortgage loans, other than Wells Fargo Bank Minnesota,
                                                       National Association, as to which comparable information is not available.

                                                       With respect to each underlying series, for each pooled
                                                       security distribution date, the underlying servicer is
                                                       obligated to make an advance, known as

                                                       a "P&I advance," in respect of any delinquent payment on any related mortgage loan that was due on the related due date that will, in the underlying servicer's judgment, be
                                                       recoverable from related late payments or liquidation
                                                       proceeds.

                                                       The underlying servicers also are obligated to make
                                                       "servicing advances" in respect of liquidation expenses and certain taxes and insurance premiums not paid by a borrower on a timely basis, to the extent the underlying servicer
                                                       deems such servicing advances recoverable out of liquidation proceeds or from collections on the related mortgage loans.
                                                       This prospectus supplement refers to P&I advances and
                                                       servicing advances as "advances." In certain instances the master servicer and in certain instances the servicer or the servicer backed by the master servicer has the advancing
                                                       obligation. Advances generally are reimbursable to the
                                                       underlying servicers.

                                                       The underlying servicers are obligated to pay compensating interest with respect to any mortgage loan that prepays in full (or in certain cases in part) on a date other than on a due date for such mortgage loan, which, to the extent not
                                                       allocated to or covered by available pooled security credit support, may result in a reduction in distributions on the pooled securities on a pooled security distribution date, and hence in a reduction in interest payments on the related
                                                       certificates (or payments of principal in the case of the
                                                       Class 1A, Class 2A and Class 3A Certificates, from the
                                                       Component CC-1B Accrual Amount, the Component CC-2B Accrual
                                                       Amount and the Component CC-3B Accrual Amount, respectively)
                                                       on a distribution date. In any event, the amount of such
                                                       compensating interest is usually limited to the amount of the servicing fee (or some percent thereof) with respect to the related underlying series. Annex I lists the pooled
                                                       securities for which the related underlying servicer is
                                                       obligated to pay compensating interest and any maximum
                                                       limitations on required compensating interest payments.

                                                       Each underlying servicer is entitled to a monthly "servicing fee" with respect to each mortgage loan

                                                       that such underlying servicer services. Many underlying
                                                       servicers are entitled to additional servicing compensation, such as penalties and late payment or assumption fees.
                                                       Generally, the underlying servicer will retain such
                                                       compensation out of collections of interest on the mortgage loans prior to any distribution of such collections on the pooled securities. Annex I lists the rate or range of rates of servicing fee for each pooled security to which the
                                                       applicable underlying servicer is entitled.

                                  RISK FACTORS

         In addition to the matters described elsewhere in this prospectus supplement, prospective investors should carefully consider the following factors before deciding whether to invest in any class of certificates.

                                THE CERTIFICATES

Uncertain Timing of Payments on the Pooled Components May Affect Yields and Weighted Average Lives of the Certificates

         Unlike standard corporate bonds, the timing and amount of interest and principal distributions on each class of certificates is not fixed and will be affected by, with respect to the related pooled components:

         (1) the characteristics of, and the amount, rate and timing of principal and/or interest payments, if any, allocated to, the related pooled components, which in turn will be affected by the amount, rate and timing of principal and interest payments (including prepayments, repurchases, defaults and liquidations) on the related underlying mortgage loans and the amount and timing of mortgagor defaults resulting in realized losses,

         (2) the allocation of such payments and losses among the various classes and components of securities of the underlying series of which such pooled components are a part and

         (3) the occurrence of optional terminations with respect to the related underlying trusts.

         In general, a variety of economic, geographic, legal, tax and social factors will affect the timing of principal payments on the mortgage loans primarily because the mortgage loans generally may be prepaid by the borrowers at any time without penalty. Transfers of the underlying mortgaged properties and the occurrence of natural disasters may also affect prepayments on the mortgage loans. Slow prepayment rates generally are associated with an increasing interest rate environment or declining real estate values.

         In addition to affecting the weighted average lives of the pooled securities and the pooled components and, as a result, the related class or classes of certificates, the rate of principal prepayments and realized losses on the mortgage loans underlying the related pooled components will affect the yield to maturity on each related class of certificates purchased at a discount or at a premium. Slow prepayment rates on the applicable mortgage loans will delay the application of principal payments on those mortgage loans to the pooled components and consequently to the related class or classes of certificates and may adversely affect the yield on that class or those classes of certificates. However, in the case of the Class CC-IO and Class CC-4A Components, fast prepayments of mortgage loans backing the related pooled components with relatively high interest rates or for which the underlying trust would have experienced a relatively low incidence of realized losses may reduce aggregate cash flow available to make payments on such components and consequently may adversely affect the yield on the Class CC Certificates. Higher than expected rates of realized losses will adversely affect the yields on the related certificates. The effects of prepayments on the yields of the various classes of certificates are further discussed under the heading "Yield and Prepayment Considerations" in this prospectus supplement.

Payment Delay on the Pooled Securities May Affect Yields on the Certificates

         Only funds actually received by the trustee on behalf of the trust, as the registered holder of the pooled securities, together with the related pooled security distribution date information by the Determination Time with respect to such distribution date will be passed through to the certificateholders on such distribution date. To the extent funds and/or pooled security distribution date information has not been received by such time, such funds will not be passed through as payments on the certificates until the supplemental distribution date or the distribution date in the following month, as applicable. The certificates are not entitled to receive reinvestment income with respect to any pooled securities as to which there is a payment delay.

         All pooled securities are in physical form and payments will be made to the trustee, as the registered holder of each pooled security by wire transfer. Any delay in receipt of distributions by certificateholders will have an adverse effect on the yields to certificateholders.

Disproportionate Payments of Higher Interest Rate Related Pooled Components May Have an Adverse Effect on the Certificate Rate and Yield of the Class CC Certificates

         Since the certificate rate applicable to the Class CC-4A Components will be limited by the amount of interest received on the related pooled components, disproportionately higher payments of related pooled components with higher interest rates and/or disproportionate allocations of realized losses to such related pooled components with higher interest rates, will adversely affect the yield on the Class CC Certificates.

Postponement of Payments on Certain Components May Increase the Weighted Average Life of the Class CC Certificates and Result in Greater Exposure to Realized Losses and Yield Volatility

         The Class CC-1B Components, Class CC-2B Components and Class CC-3B Components will not receive interest or principal until the Class 1A Certificates, the Class 2A Certificates and the Class 3A Certificates, respectively, have been reduced to zero. Until that time, all interest accrued on those components will be paid as principal to the Class 1A Certificates, the Class 2A Certificates and the Class 3A Certificates, respectively, and an amount equal to its accrued interest will be added to the certificate principal balance of that component. While distributions to classes and components currently entitled to receive principal payments will be immediately affected by the prepayment rate of the mortgage loans underlying the related pooled components at such time, such prepayment rate will not directly affect distributions on these components of the Class CC Certificates until such time as principal is distributable to these components. However, the prepayment rate experienced before the commencement of principal distributions on the Class CC-1B Components, Class CC-2B Components and Class CC-3B Components will affect the timing of commencement of principal distributions on these components, and, as a result, will affect the weighted average life of the Class CC Certificates. In addition, a slower prepayment rate will result in a longer period during which interest is not paid on these components and result in a greater increase to their certificate principal balances, resulting in an increase in their weighted average lives following commencement of payment of principal to these components.

         Following commencement of payment of principal on these components, a slower prepayment rate will further affect the weighted average life of these components.

         In addition, because principal distributions with respect to the related pooled components are paid first to the holders of the Class 1A, Class 2A and Class 3A Certificates, holders of the Class CC Certificates bear a greater risk of being allocated Loss Amounts related to Class CC-1B, Class CC-2B and Class CC-3B Components as a result of realized losses on the mortgage loans underlying the related pooled components than holders of the Class 1A, Class 2A and Class 3A Certificates.

         Because the Class CC-1B, Class CC-2B and Class CC-3B Components are not entitled to receive any distributions of interest or principal until the Class 1A, Class 2A and Class 3A Certificates, respectively, have been paid in full, the Class CC Certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest as to their entire principal balance. Investors should consider whether this volatility is suitable to their investment needs.

Fluctuating Interest Rates May Affect the Rates at which Distributions on the Certificates May Be Reinvested

         Since prevailing interest rates may fluctuate, there can be no assurance that investors in the certificates will be able to reinvest the distributions on such certificates at yields equaling or exceeding the yield on the respective class of certificates. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible. Prospective investors in the certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

Concentrations of Underlying Servicers and Underlying Trustees May Affect the Weighted Average Life and the Yield on Your Certificates

         Poor performance by an underlying servicer or an underlying trustee may delay or reduce payments on your certificates, and your certificates may suffer a loss. A number of different underlying servicers service the mortgage loans, and the underlying trusts have a number of different underlying trustees, who are responsible for making distributions on the pooled securities and providing pooled security distribution date statements. No underlying servicer services greater than 10% by principal balance of the mortgage loans except for Wells Fargo

Home Mortgage, Inc., Wells Fargo Bank Minnesota, National Association, Washington Mutual Mortgage Securities Corp. and Citi Mortgage, Inc. The following chart lists the percentage of the principal balance of the mortgage loans serviced or master serviced by each such underlying servicer:

                                                                                    Approximate Percentage
Underlying Servicer                                                                   of Mortgage Loans
-------------------------------------------------------------                 -----------------------------

CitiMortgage, Inc.                                                                             12.82%
Washington Mutual Mortgage Securities Corp.                                                    25.58%
Wells Fargo Bank Minnesota, National Association(1)                                            17.53%
Wells Fargo Home Mortgage, Inc.                                                                21.87%

----------
(1) A substantial number of these mortgage loans is being sub-serviced by Washington Mutual Mortgage Securities Corp.

No underlying trustee is the trustee with respect to greater than 10% of the pooled securities by pooled security principal balance except for those set forth below:


Underlying Trustee                                                             Percentage of Pooled Securities
-------------------------------------------------------------                  --------------------------------

Deutsche Bank National Trust Company                                                           17.53%
State Street Bank and Trust Company                                                            17.67%
U.S. Bank National Association                                                                 29.09%

         Annex I attached to this prospectus supplement lists the underlying servicer and the underlying trustee with respect to each underlying series. You should refer to "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and Annex III attached to this prospectus supplement for certain statistics with respect to each entity which serves as underlying servicer for more than 10% of the mortgage loans, other than Wells Fargo Bank Minnesota, National Association, as to which comparable information is not available. From time to time the underlying servicer with respect to any of the pooled securities may change. Any transfers of servicing may have the effect of temporarily interrupting the servicing on the related mortgage loans. Any such interruptions may result in higher rates of delinquencies and may delay payments on your certificates.

Optional Termination of Underlying Trusts Will Result in Earlier Payments of the Certificates

         The underlying trusts relating to the pooled securities are subject to termination when the principal balance of the mortgage loans of the related underlying trust falls to some percentage--typically either 5% or 10%--of the original principal balance of all or a group of mortgage loans of the related underlying trust. Annex I attached to this prospectus supplement lists such percentages, the entities that may exercise such termination options and the percentage of the original principal balance of the mortgage loans remaining with respect to each underlying trust. Any such optional terminations will result in earlier payments of the related certificates.

Trust Assets are the Only Source of Payment for the Certificates

         The certificates do not evidence an obligation of or an interest in the trustee, the seller, the underwriter, or any of their respective affiliates. The certificates are not insured or guaranteed by such persons and are not insured or guaranteed by any governmental agency or private insurer. Payments on the certificates will be made solely from the pooled securities and from any other assets of the trust. The other assets of the trust are not expected to be substantial.

Ratings of the Certificates are Subject to Change

         The ratings assigned to the certificates by Standard & Poor's and Fitch take into account the likelihood of payment of principal and interest on the related pooled securities held in the trust. Consequently, a negative change in the performance of one or more pooled securities may result in the withdrawal or downgrading of the ratings assigned to the related class or classes of certificates.

         The latest rating provided by at least two nationally recognized statistical rating agencies indicated in Annex I for each of the pooled securities is "AAA" (or a comparable rating). Annex I attached to this prospectus supplement provides with respect to each pooled security, the original and latest rating by the rating agencies which originally rated the pooled security and the applicable rating agencies.

Lack of a Secondary Market May Make it Difficult to Sell Certificates

         There is currently no secondary market for any class of the certificates. The underwriter intends, but is under no obligation, to make a secondary market in each class of the certificates. There are no assurances that a secondary market for any class of the certificates will develop or, if it does develop, that it will continue. The certificates will not be listed on any securities exchange.

The Certificates Are Not Suitable Investments For All Investors

         For the foregoing reasons, among others, the yield to maturity and the aggregate amount and timing of distributions on each class of certificates are subject to material variability from period to period and over the life of the certificates. The interaction of the foregoing factors and the effects of such information are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties. Only sophisticated investors with substantial investment experience with similar types of securities should consider an investment in the certificates.

                               THE MORTGAGE LOANS

Mortgage Loan Delinquencies and Losses Have Occurred With Respect to Pooled Securities

         Realized losses have occurred with respect to mortgage loans in nine underlying trusts relating to the pooled securities. All but one of the underlying trusts include mortgage loans that are delinquent, and one underlying trust has REO properties relating to defaulted mortgage loans. Annex I attached to this prospectus supplement reflects

              o the percentage of mortgage loans in each underlying trust, calculated based on scheduled principal balances, in the aggregate that, as of the mortgage loan information date, were:

              (1)  at least 30 days but not more than 59 days delinquent,

              (2)  at least 60 days but not more than 89 days delinquent,

              (3)  90 or more days delinquent,

              (4)  in foreclosure and

              (5)  REO properties, and

              o the aggregate principal amount of realized losses that have been incurred with respect to the underlying trust related to each pooled security:

              (1) since the initial issuance of the related underlying series through the mortgage loan information date and

              (2)  during February 2002.

Lower Underwriting Standards With Respect to Some Pooled Securities May Result in Higher Delinquencies

         Although some of the mortgage loans were originated pursuant to underwriting standards that generally conform to the underwriting guidelines of Fannie Mae and Freddie Mac, others were underwritten in accordance with less stringent underwriting standards. For example, almost all of the underlying trusts include mortgage loans with original principal balances that exceed the applicable maximum for Fannie Mae or Freddie Mac, many of the underlying trusts include mortgage loans that were not documented to the then-current underwriting standards of Fannie Mae or Freddie Mac ("limited documentation loans") and a small number of mortgage loans that were originated without documentation relating to a borrower's income, employment or assets ("no documentation loans"). Such mortgage loans are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. As a result, these mortgage loans may experience greater losses than mortgage loans originated in accordance with such guidelines.

         The primary considerations in underwriting a mortgage loan are the assessment of the creditworthiness of the borrower and the value of the mortgaged property as collateral in relation to the amount of the mortgage loan. Because delinquencies and foreclosures may be more prevalent with respect to mortgage loans not originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines, decreases in the values of the related mortgaged properties may have a greater effect on the overall loss experience of such mortgage loans than on the loss experience of a pool of mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. There can be no assurance that the values of such mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. If the values of the mortgaged properties decline after the dates of origination of the related mortgage loans, then the rates of losses on the mortgage loans may increase, and such increase may be substantial.

Concentration of Underlying Mortgage Loans in Certain States May Increase Risk of Loss

         As of the mortgage loan information date, approximately 35.944% of the mortgage loans (by outstanding principal balance) are secured by properties located in California. As a consequence, realized losses allocated to the related pooled securities may exceed those that might be realized were the mortgaged properties more geographically dispersed because the loss experience of the mortgage loans will be more sensitive to downturns in the California economy and to local California natural disasters than would be the case were the mortgaged properties more geographically dispersed. In addition, changes in the housing markets and the regional economies in California in general may significantly affect prepayments on the mortgage loans and resulting payments on the related certificates. Annex I sets forth the concentrations of California mortgaged properties, which constituted the highest state concentrations of mortgaged properties with respect to the mortgage loans underlying each pooled security.

Deficiencies on Liquidated Mortgage Loans May Adversely Affect the Yield on the Certificates

         The market value of the mortgage loans included in any underlying trust generally will fluctuate with, among other factors, changes in prevailing rates of interest. Consequently, the mortgage loans included in an underlying trust (or any mortgaged property acquired in respect of such mortgage loans) may be liquidated at a discount from their par value or from their purchase price, in which case the net liquidation proceeds might be less than the aggregate outstanding principal amount of the related note, plus accrued interest. In such event, any shortfalls in the amounts necessary to make required distributions on the securities relating to an underlying series generally would be borne, after any pooled security credit support has been depleted, by the holders of the related pooled securities and thus, as described under "Description of the Certificates--Allocation of Loss Amounts" in this prospectus supplement, by the related certificates. The trustee will have no obligation on behalf of the certificateholders to monitor or regulate the liquidation of mortgage loans included in any underlying trust.

                         DESCRIPTION OF THE CERTIFICATES

         The following summaries describing certain provisions of the certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the prospectus and the provisions of the pooling agreement relating to the certificates offered by this prospectus supplement.

General; Book-Entry Registration

         The Pass-Through Certificates, Series 2002-3 consist of all classes of certificates listed on the cover page of this prospectus supplement. The certificates will evidence in the aggregate the entire beneficial ownership interest in the trust. The trust will consist of (1) the pooled securities, (2) such amounts as from time to time are on deposit in the certificate account, and
(3) all proceeds of the foregoing.

         Each class of certificates, other than the Class R Certificate (the "book-entry certificates") will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of DTC. Investors will hold beneficial interests in such certificates through the book-entry facilities of DTC, in minimum denominations of $200,000 and increments of $1.00 in excess thereof, except that one certificate of each class may be held by investors in a different denomination to accommodate the remainder of the initial principal amount of the certificates of such class.

         No person acquiring an interest in the book-entry certificates (a "certificate owner") will be entitled to receive a certificate representing such person's interest in the trust, except in the event we issue definitive certificates under the limited circumstances set forth below under "--Definitive Certificates." Unless and until we issue definitive certificates, all references to actions by holders of book-entry certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to holders of book-entry certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the book-entry certificates, as the case may be, for distribution to certificate owners in accordance with DTC procedures.

         We refer you to the description of DTC and its book-entry procedures in the prospectus under the heading "Description of the Securities--Book-Entry Registration."

         The trust will issue the Class R Certificate as a single certificate in fully-registered form in a denomination of $50.

         The trustee will initially make distributions of principal and interest as set forth below to Cede, as the registered holder of the book-entry certificates, and to the holder of the Class R Certificate. Upon the issuance of definitive certificates to persons other than Cede, the trustee will make distributions to the persons in whose names such certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related distribution date occurs provided that for this purpose we will deem the distribution date to occur on the 28th day of each month without regard to whether such day is a business day. The trustee will make such distributions (1) by check mailed to each certificateholder entitled thereto at the address appearing in the certificate register to be maintained in accordance with the provisions of the pooling agreement or (2) upon timely receipt by the trustee of written instructions from a certificateholder, by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, provided, however, that the trustee will make final payment in respect of each class of certificates only upon presentation and surrender of such respective certificates at the office or agency of the trustee specified in the notice to certificateholders of such final payment.

Definitive Certificates

         Except for the Class R Certificate, the certificates will be issued in fully registered, certificated form ("definitive certificates") to certificate owners or their nominees, rather than to DTC or its nominee, only if (1) the seller advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and the seller is unable to locate a qualified successor within 30 days or (2) the seller, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either event described in clause (1) or (2) of the immediately preceding paragraph, the trustee is required to notify DTC, which in turn will notify all certificate owners through participants, of the availability of definitive certificates. Upon surrender by Cede, as nominee of DTC, of the definitive certificates representing the book-entry certificates and receipt of instructions for re-registration, the trustee will reissue the book-entry certificates as definitive certificates to certificate owners. Under no circumstances will definitive certificates of any class be issued in an amount representing an interest in, as of the closing date, less than $200,000 principal amount of the respective class of book-entry certificates, except with respect to any initially issued certificate in a lower principal amount as described above.

         The Class R Certificate and definitive certificates will be transferable and exchangeable on a "certificate register" the trustee will maintain at the office or agency of the trustee in New York, New York. A Class R Certificate or definitive certificate surrendered to the trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the trustee. The trustee will make no service charge for any registration of transfer or exchange of the Class R Certificate or any definitive certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. Such office or agency of the trustee is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

Distributions of Interest and Principal

         Distributions of principal and interest on the certificates with respect to a month will be made on the day (each, a "distribution date") which is the third business day after the 25th day (or if the 25th day is not a business day, the following business day) of each month, commencing on May 31, 2002. The distribution date with respect to each pooled security (each, an "pooled security distribution date") is the 25th day (or if the 25th day is not a business day, as defined in the related underlying agreement, the following business day) of each month. A "business day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the trustee is located are authorized or obligated by law or executive order to be closed.

         If the trustee has not received a distribution on, or the pooled security distribution date information with respect to, a pooled security by 3:00 p.m. on the business day prior to the related distribution date (the "Determination Time"), the trustee will not make the distribution with respect thereto on the immediately following distribution date, but, (1) if such distribution and such pooled security distribution date information are received by 3:00 p.m. on the fifth business day after the Determination Time (the "Supplemental Determination Time"), the trustee will make such distribution on the sixth business day after the Determination Time which is referred to in this prospectus supplement as the "supplemental distribution date" or (2) if received after 3:00 p.m. on the fifth business day after the Determination Time, the trustee will make such distribution on the next succeeding distribution date, and in neither case will additional interest be paid thereon.

         Notwithstanding the foregoing, for accounting purposes, each distribution date is deemed to occur in the same month as the immediately preceding pooled security distribution date (assuming for the purpose of calculating the immediately preceding pooled security distribution date that all calendar days are business days). We refer you to "Risk Factors--The Certificates--Payment Delay on the Pooled Securities May Affect Yields on the Certificates" in this prospectus supplement for the reasons that delay in receipt of payments may occur.

         Interest accrues on the basis of a 360-day year consisting of 12 months of 30 days each. The trustee will make distributions on each distribution date to holders of record on the related Record Date.

         With respect to each distribution date, the certificates will accrue interest during the month preceding the month in which a distribution date is deemed to occur (each, an "interest accrual period"). On each distribution date, holders of the certificates of each class will be entitled to receive interest from funds received as interest on the related pooled securities.

         Each class of certificates (other than the Class R Certificate) and each related component (other than the Class CC-1B, Class CC-2B and Class CC-3B Components) is entitled to receive, from interest collections on the related pooled securities, interest at the certificate rate set forth on the cover page and under "The Certificates--Components of Class CC Certificates" or as described under "The Certificates--Distributions of Interest and Principal" in the Summary of Terms of this prospectus supplement.

         The Class CC-1B, Class CC-2B and Class CC-3B Components are accrual components. Until the certificate principal balance of the Class 1A, Class 2A and Class 3A Certificates, respectively, has been reduced to zero, interest on the related component will accrue at the respective rate set forth under "Summary of Terms--The Certificates--Components of Class CC Certificates," but will not be paid to that component. An amount equal to the amount so accrued will be added to the certificate principal balance of the related component on each distribution date.

         Certain of the pooled components have an accrual feature. Interest accrued on these pooled components, will be allocated to pay principal on other securities, other components or other pooled components in the same underlying series until the respective accretion termination date of these pooled components and the principal balances of these pooled components will be increased by the amount of such reallocation. In the event that, for any distribution date, solely as a result of this reallocation (i.e. not as a result of prepayment interest shortfalls, realized losses or the application of the Relief Act), there are insufficient interest payments on the related pooled components (each, an "Accrual Interest Shortfall") to pay accrued interest on the Class 1A Certificates and the Class CC-1B Components, the Class 2A Certificates and Class CC-2B Components or the Class 3A Certificates and Class CC-3B Components, respectively, then principal collections from the related pooled components will be allocated to pay such shortfall in interest. Any such principal used to pay interest will be allocated pro rata between each such class of certificates and components, respectively. To the extent there remains any such shortfall, the principal balances of the related class of certificates and, once that class has been paid in full, the associated class of components will be increased by the amount of such remaining related shortfalls.

         Interest in respect of the related pooled components will be allocated to the Class 1A Certificates and the Class CC-1B Components on a pro rata basis. Principal (including, in the case of the Class 1A Certificates, the Component CC-1B Accrual Amount), to the extent not used to pay interest as described in the immediately preceding paragraph, will be paid sequentially to the Class 1A Certificates and Class CC-1B Components, in that order.

         Interest in respect of the related pooled components will be allocated to the Class 2A Certificates and the Class CC-2B Components on a pro rata basis. Principal (including, in the case of the Class 2A Certificates, the Component CC-2B Accrual Amount), to the extent not used to pay interest as described in the immediately preceding paragraph, will be paid sequentially to the Class 2A Certificates and the Class CC-2B Components, in that order.

         Interest in respect of the related pooled components will be allocated to the Class 3A Certificates and the Class CC-3B Components on a pro rata basis. Principal (including, in the case of the Class 3A Certificates, the Component CC-3B Accrual Amount), to the extent not used to pay interest as described in the immediately preceding paragraph, will be paid sequentially to the Class 3A Certificates and the Class CC-3B Components, in that order.

         We refer you to "Yield and Prepayment Considerations" in this prospectus supplement for factors that may affect the yield on your certificates.

         Each class of certificates, with the exception of the Class R Certificate and the Class CC Certificates in respect of the Class CC-IO Components, and until the Class 1A, Class 2A and Class 3A Certificates, respectively, are paid in full, in respect of the Class CC-1B, Class CC-2B and Class CC-3B Components, is generally entitled to receive on each distribution date and supplemental distribution date the principal distributed on the related pooled components (to the extent not allocated to pay interest, as described above) for which the trustee has received both the related pooled security distribution and the pooled security distribution date information by the related Determination Time or Supplemental Determination Time, as applicable. Following payment in full of the Class 1A, Class 2A and Class 3A Certificates, respectively, Class CC-1B, Class CC-2B and Class CC-3B Components will be entitled to receive principal from the related pooled components on each such distribution date and supplemental distribution date.

         In addition to the payment of the certificate principal balance on the first distribution date from a deposit to be made on the closing date, the holder of the Class R Certificate will be entitled to receive any amounts on deposit in the certificate account following payment in full of all of the other certificates (except for amounts to be paid to the trustee as its fee).

         We refer to the amount to be distributed to each class of certificates as the "class principal distribution amount."

         "Class Available Funds" means with respect to any distribution date or supplemental distribution date and a class of certificates, the aggregate amount on deposit in the certificate account with respect to the related pooled components for which the trustee has received both the pooled security distribution and the related pooled security distribution date information as of the immediately prior Determination Time or Supplemental Determination Time, as applicable, exclusive of any investment income earned thereon; provided that the Class Available Funds with respect to Component CC-1B, Component CC-2B and Component CC-3B of the Class CC Certificates shall be deemed to relate only to the Class 1A, Class 2A and Class 3A certificates, respectively, until the principal balance of such respective class has been reduced to zero.

         On each distribution date and supplemental distribution date, the trustee will pay itself all investment income on amounts deposited in the certificate account as its fee pursuant to the pooling agreement and will apply the Class Available Funds on deposit in the certificate account with respect to such distribution date or supplemental distribution date, in the following manner and order of priority:

         (1) from interest received in respect of the related pooled component group, to pay accrued interest at the applicable certificate rate for related interest accrual period, together with any accrued but unpaid interest from prior distribution dates, pro rata, to the Class 1A Certificates and the Class CC-1B Components, provided that the Component CC-1B Accrual Amount shall be reallocated to pay principal on the Class 1A Certificates and the certificate principal balance of the Class CC-1B Components shall be increased in an equal amount;

         (2) from principal received in respect of the related pooled component group, to pay any Accrual Interest Shortfall in respect of the related pooled components, pro rata, to the Class 1A Certificates and the Class CC-1B Components, based on the portion of such Accrual Interest Shortfall allocable to each such Class as a percentage of the total Accrual Interest Shortfall, and, if principal collections are insufficient to pay such Accrual Interest Shortfall, the certificate principal balance first, of the Class 1A Certificates until such class has been paid in full and then, of the Class CC-1B Components, shall be increased by the amount of such Accrual Interest Shortfall remaining unpaid;

         (3)   to the extent available following application pursuant to clause
               (2) above, from principal received in respect of the related pooled component group, together with the Component CC-1B Accrual Amount, sequentially, to the Class 1A Certificates and the Class CC-1B Components, in that order, until their respective certificate principal balances have been reduced to zero;

         (4) from interest received in respect of the related pooled component group, to pay accrued interest at the applicable certificate rate for the related interest accrual period, together with any accrued but unpaid interest from prior distribution dates, pro rata, to the Class 2A Certificates and the Class CC-2B Components, provided that the Component CC-2B Accrual Amount shall be reallocated to pay principal on the Class 2A Certificates and the certificate principal balance of the Class CC-2B Components shall be increased in an equal amount;

         (5) from principal received in respect of the related pooled component group, to pay any Accrual Interest Shortfall for such distribution date in respect of the related pooled components, pro rata to the Class 2A Certificates and the Class CC-2B Components, based on the portion of such Accrual Interest Shortfall allocable to each such class as a percentage of the total Accrual Interest Shortfall, and, if principal collections are insufficient to pay such Accrual Interest Shortfall, the certificate principal balance first, of the Class 2A Certificates until such class has been paid in full and then, of the Class CC-2B Components, shall be increased by the amount of such Accrual Interest Shortfall remaining unpaid;

         (6)   to the extent available following application pursuant to clause
               (5) above, from principal received in respect of the related pooled component group, together with the Component CC-2B Accrual Amount, sequentially, to the Class 2A Certificates and the Class CC-2B Components, in that order, until their respective certificate principal balances have been reduced to zero;

         (7) from interest received in respect of the related pooled component group, to pay accrued interest at the applicable certificate rate for the related interest accrual period, together with any accrued but unpaid interest from prior distribution dates, pro rata, to the Class 3A Certificates and the Class CC-3B Components, provided that the Component CC-3B Accrual Amount shall be reallocated to pay principal on the Class 3A Certificates and the certificate principal balance of the Class CC-3B Components shall be increased in an equal amount;

         (8) from principal received in respect of the related pooled component group, to pay any Accrual Interest Shortfall for such distribution date in respect of the related pooled components, pro rata to the Class 3A Certificates and the Class CC-3B Components, based on the portion of such Accrual Interest Shortfall allocable to each such class as a percentage of the total Accrual Interest Shortfall, and, if principal collections are insufficient to pay such Accrual Interest Shortfall, the certificate principal balance first, of the Class 3A Certificates until such class has been paid in full and then, of the Class CC-3B Components, shall be increased by the amount of such Accrual Interest Shortfall remaining unpaid;

         (9)   to the extent available following application pursuant to clause
               (8) above, from principal received in respect of the related pooled component group, together with the Component CC-3B Accrual Amount, sequentially, to the Class 3A Certificates and the Class CC-3B Components, in that order, until their respective certificate principal balances have been reduced to zero;

         (10) from interest received in respect of the related pooled component group, to pay accrued interest on the Class CC-IO Components;

         (11) from interest received in respect of the related pooled component group, to pay accrued interest on the Class CC-4A Components; and

         (12) from principal received in respect of the related pooled component group, to pay the Class CC-4A Components until their principal balances have been reduced to zero.

         All amounts of interest and principal allocated to the Class CC Components shall be paid to the holders of the Class CC Certificates. The trustee will calculate the rate of interest borne by the Class CC Certificates for each accrual period based on their certificate principal balance.

         Following payment in full of all other classes of certificates, any amounts remaining in the certificate account (other than the investment income payable to the trustee) shall be paid to the holder of the Class R Certificate. It is unlikely that there will be any such amounts so remaining.

         The "certificate principal balance" for any class or component of a class of certificates means the aggregate principal amount of such class or component of a class of certificates outstanding as of any date of determination, which is equal to the aggregate principal amount of such class or component of a class of certificates on the closing date minus the sum of (1) all distributions of principal previously made on such class or component of a class of certificates pursuant to the distribution provisions of the pooling agreement and (2) any Loss Amounts previously allocated to such class or component of a class of certificates, and plus in the case of the Class CC-1B, Class CC-2B and Class CC-3B Components, any Component CC-1B Accrual Amount, Component CC-2B Accrual Amount and Component CC-3B Accrual Amount, respectively, which is not paid as interest to such component but is paid as principal to a class of certificates.

         The sole sources of payment on the certificates will be distributions on the pooled securities. None of the seller, the underwriter, the trustee, any government agency or instrumentality, nor any other person will guarantee the certificates.

Allocation of Loss Amounts and Interest Shortfalls

         A "Loss Amount" will result with respect to a pooled component group if the related pooled security distribution date information received by the trustee together with a distribution indicates that a realized loss on the underlying mortgage loans has been allocated to a pooled component included in that pooled component group. The trustee will allocate any such Loss Amount with respect to a distribution date or a supplemental distribution date to the pooled component group or among the pooled component groups which include portions of the applicable pooled component as to which the realized loss was incurred based on the pooled component principal balance of such pooled component included in each such pooled component group in order to allocate such Loss Amount to the related class or component of a class of certificates. The trustee will effect such allocation by reducing the certificate principal balance of the applicable class or component of a class of certificates. The following classes and components will share pro rata, based upon their certificate principal balances, in any Loss Amounts allocated to the related pooled component group:

         (1)   the Class 1A Certificates and the Class CC-1B Components;

         (2)   the Class 2A Certificates and the Class CC-2B Components; and

         (3)   the Class 3A Certificates and the Class CC-3B Components.

         The trustee will make such reductions as of the related distribution date. If for any reason the pooled security distributions date statement does not allocate realized losses among the pooled components of the related pooled securities, the trustee will allocate such realized losses pro rata among those pooled components, based on principal balances.

         Interest shortfalls on the related pooled components resulting from prepayments not fully covered by compensating interest, the Relief Act, a credit event or otherwise and not related to an interest accrual feature of a pooled component, will be allocated to the related certificates and components of the CC Class, in each case, pro rata.

           DESCRIPTION OF THE POOLED SECURITIES AND POOLED COMPONENTS

General

         Payments with respect to the certificates will be made from distributions received on the related pooled securities. The pooled securities consist of eleven classes of senior mortgage-backed securities with an aggregate pooled security principal balance of approximately $276,184,155 immediately following the pooled security distribution dates in April 2002 (and $302,275,415 as of the pooled security information date).

         The pooled securities evidence interests in eleven underlying trusts, the assets of which consist primarily of mortgage loans as described under "Description of the Mortgage Loans." All of the pooled securities constitute REMIC "regular interests" with respect to the related underlying trust. All of the pooled securities were initially issued and sold on a private placement basis. Annex II lists the abbreviation used for each pooled security. This prospectus supplement and Annex I describe the characteristics of the pooled securities and pooled components.

         The seller expects that by the closing date, the trustee will have received all of the pooled securities, as the pooling agreement requires. All monthly distributions on each pooled security distribution date commencing with the pooled security distribution dates in May 2002 will be available for payment on the certificates as described in this prospectus supplement. We refer you to "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

         The tables in Annex I set forth approximate information for each of the pooled securities as of the pooled security information date, except as otherwise noted in Annex I. We have separately provided for each class of certificates the information for the related pooled components. The tables and the descriptions of the pooled securities and the pooled components in this prospectus supplement are subject to and qualified by reference to the provisions of the supplemental documents related to the pooled securities, as well as any subsequent information related to the pooled securities filed by their issuers on a Current Report on Form 8-K with the SEC following the closing of the related underlying series. The information set forth in the tables and elsewhere in this prospectus supplement that is peculiarly within the knowledge of the various underlying trustees, paying agents and underlying servicers for the underlying trusts has been derived from data requested from and provided by them, including regular periodic reports provided to holders of pooled securities, loan-by-loan information provided in tape form from the related underlying servicers or underlying issuers and information from outside sources such as Bloomberg L.P., but such information has not been independently represented to the seller or the underwriter as being accurate and complete nor has it been independently verified by the seller or the underwriter. This information comprises all material information on the subject that the seller and the underwriter possess or can acquire without unreasonable effort and expense. Copies of the supplemental documents and the March 2002 pooled security distribution date statements relating to each pooled security are available for inspection upon request to the trustee. U.S. Bank National Association, the trustee for the certificates, acts as underlying trustee with respect to four pooled securities from four underlying series. It has not undertaken in such latter capacity to provide any information not otherwise generally available.

         Each of the pooled securities is a "senior security" which means with respect to an underlying series, a security which has rights which are senior to those of another class or classes of securities. Senior securities frequently include the letter A in their class names as do all of the pooled securities. Each underlying series of which a pooled security is a part includes one or more subordinate securities and some underlying series also include one or more mezzanine securities. "Mezzanine securities" have rights which are subordinate to those of the senior securities, but senior to those of the subordinate securities. "Subordinated securities" have rights which are subordinate to both senior securities and mezzanine securities, if any. Certain classes of each type of security may be senior to other classes of the same type of security. We have used the term "subordinated securities" to refer to all securities subordinated to senior securities, i.e., both mezzanine and subordinate securities.

         In general, the "subordination" is effected by senior securities being entitled to receive distributions due to such classes prior to distributions being made on subordinated securities, and realized losses (subject to certain limitations which we have described under "--Realized Losses on Liquidated Mortgage Loans; Subordination" in this prospectus supplement) being allocated to subordinated securities and then to mezzanine securities, if any, until the principal amounts of such classes have been reduced to zero before allocating such losses to the senior securities.

         The latest rating provided by at least two nationally recognized statistical rating agencies for each of the pooled securities is "AAA" (or a comparable rating). Annex I to this prospectus supplement provides with respect to each pooled security, the original and latest rating by the rating agencies which originally rated the pooled security and the applicable rating agency.

         Annex I to this prospectus supplement describes additional characteristics of the pooled securities and pooled components. Annex II to this prospectus supplement lists the full name and abbreviation of the pooled securities and pooled components.

         Each pooled security is currently composed of between two and six pooled components that have different payment characteristics, including in the payment of interest and principal. Certain of the components comprising the pooled securities have been paid in full. All remaining pooled components comprising the pooled securities are, as part of the pooled securities, being transferred to the trust. The pooled components or portions thereof have been grouped into pooled component groups, in order to provide funds for the payment of interest and principal on the related classes of certificates and Class CC Components.

         The following diagram illustrates the allocation of the related pooled components for each class of certificates and Class CC Components and shows the abbreviation for the payment characteristics of each such pooled component. We have further explained each abbreviation below.

        Class 1A and Component CC-1B

AMAC 98-1, 1A-1 (IA-1-5)               NAS             100%
MRFC 98-2, A-11 (A-11-2)(1)            Z, TAC, AD      100%
MRFC 98-2, A-11 (A-11-4)(1)            NAS, AD         100%

                Component CC-4A

AMAC 98-1, IA-1 (1A-1-1)               PO              100%
AMAC 98-1, IA-1 (1A-1-4)               PO, RSTP        100%
AMAC 98-1, IA-1 (1A-1-6)               I0, NTL         100%
GECMS 97-9, 1-A11  (1-A1 1B PO)        PO              100%
HSMS 98-2 I-A-1 (IA-1 One)             PO              100%
HSMS 98-2 I-A-1 (IA-1 Four)            PO, RSTP        100%
HSMS 98-2 I-A-1 (IA-1 Five)            IO, NTL         100%
MRFC 98-2, A-11 (A-11-5)(1)           IO, NTL         100%
MRFC 98-2, A-11 (A-11-6)(1)            PO              100%
PHMSC 96-6, A-4 (A-4 PO)               PO, RSTP        100%
PHMSC 96-6, A-4 (A-41O B)              IO, NTL         100%
PNCMS 95-2, A-7 (A-7 PO)               PO              100%
PNCMS 95-2, A-7 (A-7 W)                IO, NTL         100%
PNCMS 98-1, II-A-1 (II-A-1-1)          PO              100%
PNCMS 98-1, II-A-1 (II-A-1-4)          PO, RSTP        100%
PNCMS 98-1, II-A-1 (II-A-1-6)          I0, NTL         100%
SASI 95-4, A-8 (A-8 PO)                PO              100%

            Class 2A and Component CC-2B

AMAC 98-1, IA-I (IA-1-3)               Z, TAC, AD      100%
CHEMPT 94-3, A-6 (A-6 PAC)             PAC             30% P*
CHEMPT 94-3, A-6 (A-6 TAC)             TAC             30% P*
GECMS 96-6, A12 (A-12B TAC)            TAC             100%
GECMS 96-6, A12 (A-12C TAC)            Z, TAC          100%
GECMS 97-9, I-A11 (I-AI ID Accrual)    Z, SEQ          100%
HSMS 98-2, IA-1 (IA-1 Three)           Z, TAC, AD      100%
PHMSC 95-7, A11 (A-11B)                SEQ             100%
PHMSC 95-7 A11 (A-11C)                 SEQ             100%
PHMSC 96-6, A-4 (A-4 TAC Accrual)      Z, TAC          50% P*
PNCMS 98-1, II-A-1 (II-A-1-2)          Z, TAC, AD      70% P*
PNCMS 98-1, II-A-1 (II-A-1-5)          NAS             100%

* Plus interest at 7% per annum on the stated percentage of principal







                 Component CC-IO

AMAC 98-1, IA-1 (1A-1-2)                   IO, NTL     100%
GECMS 96-6, A12 (A12D IO)                  IO, NTL     100%
GECMS 97-9, I-A11 (1-A11F IO)              IO, NTL     100%
HSMC 98-2, IA-1 (IA-1 Two)                 IO, NTL     100%
MRFC 98-2, A-11 (A-11-3)(1)                IO, NTL     100%
PHMSC 95-7, A-11 (A-11A)                   SEQ       I>7.5%*
PHMSC 96-6, A-4 (A-4 IO A)                 IO, NTL     100%
PNCMS 95-2, A-7 (A-7-S-2)                  IO, NTL     100%
PNCMS 98-1, 11-A-1 (II-A-1-3)              IO, NTL     100%
SASI 95-4, A-8 (A-8 PAC IO)                IO, NTL     100%



*  Only accrued interest in excess of 7.5% per annum


            Class 3A and Component CC-3B

CHEMPT 94-3, A-6 (A-6 PAC)           PAC           70%P*
CHEMPT 94-3, A-6 (A-6 TAC)           TAC           70%P*
PHMSC 95-7, A-11 (A-11A)             SEQ          100%*
PHMSC 96-6, A-4 (A-4 TAC Accrual)    Z, TAC        50%P*
PNCMS 98-1, II-A-1 (II-A-1-2)        Z, TAC, AD    30%P*
PNCMS 95-2, A-7 (A-7 T-2)            Z, TAC       100%
SASI 95-4, A-8 (A-8
  Scheduled A)                       Z, SCH, AD   100%


* Plus interest at 7.5% per annum on the stated percentage of principal

Key:
AD = accretion directed
I = interest
IO = interest only
NAS = non-accelerated
NTL = notional
P = principal
PAC = planned amortization
PO = principal only
RSTP = ratio strip
SCH = scheduled
SEQ = sequential
TAC = targeted amortization
Z = accrual


--------------------

(1) Only approximately 83.272% of the certificate principal balance of each of these pooled components is included in the trust.

         The related pooled components for the Class 1A Certificates and the Class CC-1B Components and for the Class CC-4A Components are not related to any other class of certificates or other components of the Class CC Certificates. The Class 2A Certificates and the Class CC-2B Components, on the one hand, and the Class 3A Certificates and the Class CC-3B Components, on the other, share in collections on certain pooled components, as indicated in the diagram. In each case the share of the interest collections of the Class 2A Certificates and the Class CC-2B Components is limited to a per annum rate of 7% of its percentage share of principal collections on these pooled components, while the share of interest collections of the Class 3A Certificates and the Class 3B Components on these pooled components is limited to a per annum rate of 7.5% of its percentage share of principal collections on these pooled components. The share of the interest collections of the Class 3A Certificates and the Class Component CC-3B Components on Component PNCMS 95-7, A-11 (A-11A) is limited to a per annum rate of 7.5%, while the Class CC-IO Components are entitled to all interest collections on that pooled component in excess of 7.5%.

         The types of pooled components with respect to the pooled securities are as follows:

         o  ratio strip components ("ratio strip components")

         o  planned amortization components ("PAC components")

         o  interest only components ("IO components")

         o targeted amortization components ("TAC components"), which may also include interest accrual and/or accretion directed features

         o  non-accelerated components ("NAS components"),

         o  principal only components ("PO components")

         o  sequential components

         o  scheduled components

         o  accretion directed components

         o  interest accrual components ("accrual components")

         A ratio strip component is designed so that it receives a constant proportion, or "strip," of the principal payments on certain assets of the underlying trust. A ratio strip component is a principal only component. A PAC component is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage loans. These two rates are the endpoints for the "structuring range" for the PAC components and are generally at least 30 percentage points above and below the prepayment rate used to price the applicable class. A TAC component is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying mortgage loans. A NAS component is designed so that it either does not receive principal prepayments or does not receive both principal prepayments and scheduled principal for a period of time. Thereafter, it receives increasing percentages of principal prepayments and, if applicable, scheduled principal. A sequential component receives principal payments on a distribution date in a prescribed sequence and does not have a payment schedule. A scheduled component is designed to receive principal payments using a predetermined schedule but is not designed as a TAC or PAC component. An accretion directed component receives principal distributions from accretions of interest on certain accrual securities for the same underlying series, thereby accelerating its payment. The certificate principal balance of an accrual component will increase by the amount of interest redirected to pay principal to the accretion directed component.

         In general, since PAC, TAC or scheduled components receive distributions of principal on a given distribution date in a pre-determined amount, if prepayments on the underlying mortgage loans occur within a certain range or at a certain rate, distributions of principal should in such cases be relatively stable. If prepayments on the underlying mortgage loans occur at different rates, principal payments will be received at a greater or lesser rate. As a result of receiving principal payments at a different rate, the weighted average life of the PAC or TAC components will be shortened or extended. Certain classes that were originally structured as PAC or TAC components no longer adhere to their schedules or their applicable ranges have changed.

Distributions of Interest on the Pooled Securities and Pooled Components

         Each pooled security is entitled generally to a monthly distribution of interest at its pooled security interest rate on its pooled security principal balance and to accrued but previously unpaid interest. With respect to each underlying security distribution date, the pooled security interest rate for any pooled security is the interest payable on such pooled security as provided in the related underlying agreement. As of the pooled security information date, the underlying security interest rates ranged from 7.041% to 7.985% per annum. The pooled security interest rate for each pooled security is a calculated rate based upon the interest paid on the pooled components that comprise such pooled security. Certain of the pooled components are accrual components and do not receive interest on a current basis. In addition, certain of the pooled components are principal only components, which do not receive any interest. Annex I sets forth as of the pooled security information date the pooled security interest rate on the portion of each pooled component included in any related pooled component group and the weighted average pooled component interest rate for the pooled components related to each class of certificates.

         In certain instances, cash flow from a pooled component will contribute to payments made on more than one class of certificates or Class CC Component. In such cases, different portions of the interest and principal cash flow may be allocated to those classes so that the rate of interest provided to those classes will be sufficient to pay their certificate rates.

         Notwithstanding the foregoing, interest paid with respect to the pooled components to the trustee may be at rates lower than the applicable pooled component interest rates as a result of interest shortfalls and realized losses applicable to interest allocated to such pooled components. You should review the information under"--Realized Losses on Liquidated Mortgage Loans;


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Subordination" in this prospectus supplement with respect to this matter. In addition, Annex I to this prospectus supplement lists the underlying series in which the underlying servicer is obligated to pay compensating interest and any caps on required compensating interest payments. None of the pooled securities provides for negative amortization.

Distributions of Principal on the Pooled Securities and Pooled Components

         The pooled securities are entitled generally to a monthly distribution of principal, consisting generally of:


         o scheduled principal payments on the related mortgage loans, based generally on the pooled security principal balance of the pooled securities as a proportion of the aggregate principal balance of all securities in the related underlying series, or in a certificate group; and

         o principal prepayments and other unscheduled collections applicable to principal on the related mortgage loans to the extent provided under the terms of the related underlying agreements.

         The principal entitlement of each pooled security results from the aggregate of the principal cashflow of the principal entitlements of its constituent components. Fifteen of the pooled components are interest only components and do not receive principal. Three of the pooled components are NAS components. The NAS components do not receive any prepayments of principal and in one case, scheduled payments of principal, for 60 months following their issuance, which payments are allocated to the other senior securities and components of the underlying series. Thereafter, each receives increasing percentages of principal prepayments and in the one case, of scheduled principal, over a five year period. Eleven of the pooled components are TAC components, PAC components or scheduled components, and payments of principal are limited to a scheduled amount until any support components or classes are reduced to zero. Six components are accretion directed components which receive interest accrued but not paid on another component or another class of securities of the same underlying series. Annex I identifies the component type of each pooled component.

         Prepayments on the related mortgage loans generally are allocated entirely to the pooled securities, as senior securities, together with other senior securities in the related underlying trust, during a lockout period of five years from the related date of issuance of the underlying series. After the applicable lock out period, the related subordinated securities are entitled to distributions of increasing portions of such prepayments over an additional five year period, subject generally, to the satisfaction of certain delinquency and loss tests, thereby reducing the allocation of such prepayments to the pooled securities until such allocations are made pro rata to the subordinated and senior certificates of an underlying series. These delinquency and loss tests generally include the following:

         (1) Mortgage loans delinquent for 60 days or more, for a rolling period of 3, 6 or 12 months, exceed a stated percentage of generally either 2% or 4% of the aggregate principal balance of the related mortgage loans, or an average of 2% of the monthly payment due during such period; or

         (2) the outstanding principal balance of the mortgage loans or mortgage loans of a mortgage loan group delinquent for 60 days or more, for a rolling period of 5 or 6 months, is less than a stated percentage, generally 50% of the aggregate certificate balance of the related subordinated securities.

         The loss tests generally provide that if realized losses on the related mortgage loans are more than a stated percentage, generally progressing from 30% to 35% to 40% to 45% to 50% if occurring on a pooled security distribution date in the sixth, seventh, eighth, ninth or tenth year, respectively, of the initial principal balance of the subordinated securities (or in the case of pooled securities CHEMPT 94-3, A-6 and PNCMS 95-2, A-7, more than either 10% or 30% of the initial principal balance of the subordinated securities), the above reduction of the senior prepayment percentages do not apply. Many of the pooled securities have more than one delinquency test.

Realized Losses on Liquidated Mortgage Loans; Subordination

         A realized loss will be incurred on a liquidated mortgage loan generally in the amount, if any, by which the net liquidation proceeds from such liquidated mortgage loan are less than the unpaid principal balance of such liquidated mortgage loan, plus accrued and unpaid interest thereon and amounts, if any, reimbursable to the underlying servicer for previously unreimbursed advances. To the extent that the amount of the realized loss is not covered by the related pooled security credit support for an underlying series, if any, the amount of such realized loss generally will be allocated to the pooled components and consequently to the pooled securities in reduction of their pooled security principal balances.

         Realized losses may result from mortgagor bankruptcy losses, special hazard losses and fraud losses (collectively, "Special Loss Occurrences"). "Mortgagor bankruptcy losses" occur when the unpaid principal balance or interest rate of a mortgage loan is reduced or the payment terms of a mortgage loan are modified in connection with the bankruptcy proceedings of the borrower. "Special hazard losses" are losses attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, but do not include losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear. "Fraud losses" are losses on the mortgage loans resulting from a mortgage insurer's failure to pay a claim with respect to a mortgage loan on the grounds of fraud, dishonesty or misrepresentation in the application for insurance.

         In general, realized losses on the mortgage loans from Special Loss Occurrences, up to a limit (the "Special Loss Limit") specified in the related underlying agreement, are allocated entirely to the subordinated securities of the related underlying series prior to being allocated to the related senior securities. Realized losses from Special Loss Occurrences in excess of the applicable Special Loss Limits generally are allocated to all securities of the related underlying series or all securities relating to a specified group or groups of mortgage loans pro rata. Annex I lists for each underlying series, the Special Loss Limits remaining as of the pooled security


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


information date, if any (or if not available, as of the date of issuance of the related pooled security) with respect to mortgagor bankruptcy losses, special hazard losses and fraud losses.

         Credit support for each pooled security (the "pooled security credit support") constitutes between 7.10% and 31.51% of the aggregate outstanding principal balance of the mortgage loans of the related underlying series or applicable mortgage group or groups. With respect to all pooled securities other than pooled security MRFC 98-2, A-11 and pooled security GECMS 97-9, 1-A11, such pooled security credit support is provided only by securities subordinated to the pooled securities. For pooled security MRFC 98-2, A-11 and pooled security GECMS 97-9, 1-A11, the pooled security credit support is provided both by subordinated securities and by another class of senior securities. Securities subordinated to the pooled securities do not provide cashflow payments on the certificates. Any pooled security credit support relating to the pooled securities of a particular underlying series will not be available to provide credit support for the pooled securities of any other underlying series. However, in the case of three pooled securities (constituting approximately 43.469% of the pooled security principal balance) the credit support provided by subordinated securities related to the mortgagee loan group to which that pooled security is related also provides credit support for securities that are not pooled securities and that are related to another mortgage loan group. In addition, pooled component PNCMS 98-1, IIA-1, (II-A -1 -5), which constitutes 6.171% of the pooled security principal balance, is paid from cashflow from a different group of mortgage loans. Annex I provides for each pooled security the percentage of the related underlying series constituting pooled security credit support with respect to such pooled security. Where one group of securities provides credit support for another group of securities, Annex I shows credit support provided by all subordinated securities of that underlying series.

Early Termination of Underlying Trusts

         With respect to all of the pooled securities, the underlying servicer or the seller to the underlying trust, and/or another person, subject to the limitations imposed by the related underlying agreement, may purchase all mortgage loans and REO properties remaining in such underlying trust on any pooled security distribution date occurring on or after a date specified or event described in such underlying agreement and in the manner and at the termination price specified in such underlying agreement. Most of the underlying agreements permit the optional termination of the underlying trust when the outstanding principal balance of all mortgage loans of the related underlying trust falls to some percentage--typically either 5% or 10%--of the original principal balance of all mortgage loans of the related underlying trust. Annex I lists such percentages, the entities which may exercise such termination options and the percentage of the original principal balance of the mortgage loans or securities remaining with respect to each underlying trust.

         Generally, after any termination of an underlying trust, available funds are distributed first to the underlying servicer (or underlying trustee) to reimburse it for all previously unreimbursed expenses and advances, and second to the related holders of securities, often in a stated priority with the pooled securities entitled to distributions before distributions are made on the subordinated securities.


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Aggregate Collateral Report

         The underlying trustee for an underlying series with respect to each pooled security will furnish the related holders of securities, including the trustee as holder of the related pooled securities, with monthly statements prepared by the related underlying servicer, the related underlying trustee or another party (each, an "pooled security distribution date statement") containing information with respect to principal and interest distributions and realized losses for such underlying series and the related mortgage loans. In addition, the trustee may receive information with respect to realized losses and principal and interest payments relating to a pooled security ("other information" and, together with the pooled security distribution date statements, the "pooled security distribution date information") relating to the underlying series directly from the related underlying trustee and through other means. Under the pooling agreement, the trustee will be required to prepare and deliver to certificateholders, based on and to the extent of the information so furnished to it in the pooled security distribution date statements, no later than five business days following each distribution date or if there will be a supplemental distribution date following the distribution date, no later than three business days following the supplemental distribution date, an "Aggregate Collateral Report," together with the monthly distribution date statement (as described in this prospectus supplement under "The Pooling and Servicing Agreement--Reports to Certificateholders") for such distribution date. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant.

         The Aggregate Collateral Report for each month will include the following information which shall be presented separately for each related group of pooled components:

         (1) For each pooled component with an amount of monthly distribution to be included in the payment on the certificates on the related distribution date and the supplemental distribution date, and to the extent reported in the related pooled security distribution date statement:

                  (A) the pooled component principal balance of such pooled component or portion thereof included as part of the related group of pooled components before and after the related pooled security distribution date, which date shall be specified;

                  (B) the pooled component interest rate, if any, the effective pooled component interest rate and interest shortfalls net of compensating interest, expressed as per annum rates borne by such pooled component or portion thereof included as part of the related group of pooled components with respect to the related pooled security distribution date;

                  (C) the amount of interest, if any, distributed on such pooled component or portion thereof included as part of the related group of pooled components on the related pooled security distribution date, as well as any amount by which the amount of interest scheduled to be distributed on such pooled component on such pooled component or portion thereof included as part of the related group of pooled components with respect to the pooled security distribution date exceeded the amount of interest actually distributed thereon;


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


                  (D) all realized losses incurred on the mortgage loans on the related pooled security distribution date, since the date of issuance of such pooled security and since the mortgage loan information date;

                  (E) all realized losses allocated to the pooled component or portion thereof included as part of the related group of pooled components on the related pooled security distribution date and since the mortgage loan information date;

                  (F) the amount, aggregate principal balance and percentage of the mortgage loans backing the related pooled security or portion thereof included as part of the related group of pooled securities that were (1) more than 30 but fewer than 60 days delinquent, (2) more than 60 but fewer than 90 days delinquent, (3) 90 days or more delinquent,
         (4) in foreclosure, and (5) REO property, each as of the end of the reporting period to which the pooled security distribution date statement delivered with respect to such pooled security as of the related pooled security distribution date relates;

                  (G) the amount of principal distributed, if any, on such pooled component or portion thereof included as part of the related group of pooled components on the related pooled security distribution date;

                  (H) the total amount distributed on such pooled component or portion thereof included as part of the related group of pooled components on the related pooled security distribution date; and

                  (I) the amount of any pooled security credit support remaining with respect to each pooled security on the related pooled security distribution date, stated as a percent of the aggregate outstanding principal balance of the related mortgage loans;

         (2) For all mortgage loans backing all the pooled components and portions thereof included as part of a related group of pooled securities, an aggregate statement of delinquency statistics reporting all of the information specified in clause (l)(F) above in the aggregate for the related pooled security distribution date and each of the eleven prior reporting periods;

         (3) The number and aggregate pooled component principal balance of all of the pooled securities or portions thereof included as part of each related group of pooled components as of the respective related pooled security distribution date; and

         (4) The aggregate outstanding principal balance of the mortgage loans backing all the pooled components and portions thereof included as part of a related group of pooled securities as reported in the related pooled security distribution date statements.

                        DESCRIPTION OF THE MORTGAGE LOANS

General

         As of the mortgage loan information date, there were approximately 3,611 mortgage loans having an aggregate outstanding principal balance of approximately $999,193,285, which consist primarily of conventional, fixed rate, mortgage loans secured by first liens on one- to four-family residential real properties and some cooperative loans secured by shares in cooperative corporations. The mortgage loans had original terms to maturity of between 10 and 30 years and in general the mortgage loans amortize over such periods with level monthly scheduled payments.

         Certain general characteristics of the mortgage loans are set forth in Annex I. References to an amount or percentage of mortgage loans or an average with respect to the mortgage loans shall, unless otherwise specified in this prospectus supplement, be to the amount, percentage or average calculated based on the scheduled principal balances of the mortgage loans as of the mortgage loan information date, as reflected on the pooled security distribution date statements for March 2002.

         The pooled securities, including their related pooled components, represent varying percentages of the aggregate pooled security principal balance of all pooled securities backing payments on the certificates. Moreover, the pooled securities, including their related pooled components, represent varying interests in the mortgage loans in the related underlying trusts. A pooled security, including their related pooled components, representing a relatively small percentage of all pooled securities may be backed by a disproportionately large amount of mortgage loans; and conversely a pooled security, including their related pooled components, representing a relatively large percentage of all pooled securities may be backed by a disproportionately small amount of mortgage loans. Accordingly, any aggregated statistical information about the mortgage loans contained in this prospectus supplement should be read in conjunction with the information, contained in Annex I, regarding the mortgage loans on a pooled security-by-pooled security basis, keeping in mind the relative size of each pooled security.

Origination of Mortgage Loans

         The mortgage loans were originated by various originators and were subject to the underwriting standards and procedures of such originators. Some of the mortgage loans were originated pursuant to "limited documentation" or "no documentation" programs, in which the credit approval programs may have been based on an examination of fewer documents than would be examined in a more standard underwriting process. The seller does not have and could not have obtained in a reasonably efficient manner, complete information relating to the originators of the mortgage loans and to the current financial status of the originators. None of the seller, the trust, the trustee, the underwriter nor any of their affiliates has underwritten the mortgage loans.

Mortgage Interest Rates on Underlying Mortgage Loans

         The interest rate on the notes relating to each of the mortgage loans is a fixed rate. Annex I shows the weighted average gross interest rate ("GWAC") and weighted average Mortgage Net Rate ("NWAC") with respect to the mortgage loans backing each pooled security.

Original Loan-to-Value Ratios

         Some of the mortgage loans had loan-to-value ratios at origination ("original loan-to-value ratios") greater than 80%. In a majority of the underlying trusts, all of such mortgage loans


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


were covered by primary mortgage insurance policies and with respect to the remaining underlying trusts the percent of mortgage loans with original loan-to-value ratios exceeding 80% which were not covered by primary mortgage insurance was in general small. However, to the extent that the mortgage loans were originated in geographical areas where housing prices subsequently declined, the current loan-to-value ratios of such mortgage loans may exceed the original loan-to-value ratios, notwithstanding the seasoning of the mortgage loans. Accordingly, with respect to the mortgage loans that are not covered by primary mortgage insurance policies, realized losses could be more severe than might be incurred if all of the mortgage loans with original loan-to-value ratios greater than 80% were covered by primary mortgage insurance policies. It should be noted that neither the seller nor the underwriter are aware of the current loan-to-value ratios of the mortgage loans.

Mortgage Loans Secured by Cooperative Loans

         Some of the underlying trusts included mortgage loans secured by shares in cooperative corporations. Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by cooperative apartment corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. If the borrower defaults on a cooperative loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose the loan and assume "ownership" of the apartment. The more limited market for cooperative apartments may result in realized losses that are more severe than might be incurred if all of the mortgage loans were secured by one- to four-family mortgaged properties.

Jumbo Loans

         All or a substantial portion of the mortgage loans with respect to each underlying series are Jumbo Loans. "Jumbo Loans" are mortgage loans that have principal balances at origination that exceed the then current limitations for purchase by Fannie Mae and Freddie Mac.

Delinquencies

         Realized losses have occurred with respect to mortgage loans in nine underlying series relating to the pooled securities. All but one of the underlying trusts include mortgage loans that are delinquent, and one underlying trust has REO properties relating to defaulted mortgage loans. See "Risk Factors--The Underlying Mortgage Loans--Mortgage Loan Delinquencies and Losses Have Occurred With Respect to Pooled Securities" in this prospectus supplement and Annex I to this prospectus supplement which sets forth as of the mortgage loan information date, the cumulative realized losses, realized losses during February 2002 and a breakdown of the 30-59 day, 60-89 day and 90 or more day delinquencies, foreclosures in process and REO property with respect to each underlying series.

Standard Hazard Insurance Policies

         The following description is general and does not purport to be complete. In general, coverage under standard hazard insurance policies varies among insurers.

         The underlying agreements generally require the underlying servicer to cause to be maintained with respect to each mortgage loan one or more standard hazard insurance policies. Each such policy will provide, at a minimum, the same coverage as that provided by a standard fire and extended coverage insurance policy that is customary for residential housing and issued by a company authorized to issue such policies in the state in which the related mortgaged property is located. Because the standard hazard insurance policies relating to the mortgage loans are underwritten by different insurers and cover mortgaged properties located in various states, such policies do not contain identical terms and conditions. The basic terms, however, generally are determined by state law and generally are similar. In general, the standard form of fire and extended coverage policy covers physical damage to, or destruction of, the improvements on the related mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specific to each policy.

         Most standard hazard insurance policies provide coverage in an amount at least equal to the lesser of (l) the maximum insurable value of the mortgaged property or (2) the principal balance due from the borrower on the related mortgage loan, and in any event in an amount sufficient to avoid the application of any co-insurance clause contained in the policy.

         Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may affect payments with respect to securities of the related underlying series, including the pooled securities, which may in turn affect payments with respect to the certificates.

                         SERVICING OF THE MORTGAGE LOANS

The Underlying Servicers

         Various servicers and master servicers (each, an "underlying servicer") provide customary servicing functions with respect to the mortgage loans pursuant to the underlying agreements entered into with the underlying trustees for the related underlying series in exchange for a servicing fee. The servicing fee for each underlying servicer equals an amount equal to the product of (1) the outstanding principal balance of the related mortgage loans and (2) a percentage which ranges generally from 0.15% to 0.375%. Many underlying servicers are entitled to additional servicing compensation, such as penalties and late payment or assumption fees. The servicing compensation generally will be retained by the underlying servicers out of collections of interest on the mortgage loans prior to any distribution of such collections on the pooled securities. Annex I to this prospectus supplement sets forth the servicing fee or range of servicing fees for each pooled security. In general, subtracting the NWAC from the GWAC, each as set forth in such Annex I, the weighted average of the total fees with respect to the underlying series relating to each pooled security can be determined.

         The duties to be performed by the underlying servicers include collection and remittance of principal and interest payments on the mortgage loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advancing of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under applicable insurance policies or from liquidation proceeds or certain other


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collections. Each underlying servicer also provides such accounting and reporting services as are necessary to provide required information to the related underlying trustee with respect to the mortgage loans.

         Some of the underlying agreements provide that the underlying servicer is authorized to employ subservicers to service the related mortgage loans directly, although the underlying servicer generally will remain liable for its servicing obligations under the related underlying agreement.

Concentrations of Underlying Servicers and Underlying Trustees

         Reference should be made to "Risk Factors--Concentrations of Underlying Servicers and Underlying Trustees" and to Annex I which identifies the underlying servicer and underlying trustee for each pooled security, and to Annex III which provides certain statistics with respect to each underlying servicer which services in excess of 10% of the mortgage loans by outstanding principal balance, other than Wells Fargo Bank Minnesota, National Association, as to which comparable information is not available.

Servicing Advances

         Prior to each pooled security distribution date the underlying servicer is, and any successor servicer will be, obligated to make an advance (a "P&I Advance") in respect of any delinquent payment on any related mortgage loan that was due on the related due date unless such advance is deemed "non-recoverable" from late collections from the related borrower or from liquidation proceeds or certain other collections. In addition, the underlying servicers are required to make advances ("Servicing Advances" and together with P&I Advances, "advances") in respect of liquidation expenses and certain taxes and insurance premiums not paid by a borrower on a timely basis, to the extent the underlying servicer deems such Servicing Advances recoverable out of liquidation proceeds or from certain other collections. In certain instances the master servicer and in certain instances the servicer or the servicer backed by the master servicer has the advancing obligation. Advances generally are reimbursable to the underlying servicers.

         Any failure by an underlying servicer to make any required advance generally will constitute an event of default under the applicable underlying agreement, for which the underlying servicer generally could be terminated. If an underlying servicer fails to make a required advance of principal and interest, the underlying trustee with respect to most underlying series may be obligated to make such advance. Neither the underlying servicer nor the underlying trustee will be required to make an advance of principal and interest that it deems non-recoverable.

Compensating Interest

         If a mortgage loan is prepaid or liquidated other than on a date when a payment is due, the borrower generally is required to pay interest only to the date of prepayment or liquidation. In such event the underlying servicer, with respect to mortgage loans relating to all of the pooled securities, is obligated to pay interest from the last day for which interest is due from the borrower to the next date when interest would have been due ("Compensating Interest"). Each such underlying servicer's obligation is limited to the amount of its monthly servicing fee or


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


master servicing fee and, for underlying servicers for five of the pooled securities, only covers prepayments in full and other liquidations in full. Annex I attached lists the maximum limitations on required compensating interest payments. Accordingly, to the extent Compensating Interest is not covered by payments by the related underlying servicer or any available pooled security credit support or otherwise, there may be shortfalls in interest distributions on the pooled securities on a pooled security distribution date, and hence amounts available to make interest payments on the related certificates (or payments of principal in the case of the Class 1A, Class 2A and Class 3A Certificates, out of interest accrued on Component CC-1B, Component CC-2B and Component CC-3B, respectively) on a distribution date.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

         The yield to maturity and weighted average life of each class of certificates will depend on the characteristics of, and the amount, rate and timing of principal and interest payments on, the related pooled components, the allocation of such payments and losses among the various classes and components of securities of the related underlying series and the occurrence of optional terminations with respect to the related underlying trusts. Investors should carefully consider the associated risks discussed under the heading "Risk Factors" in this prospectus supplement and under the heading "Yield and Prepayment Considerations" in the prospectus.

Mortgage Loan Prepayments

         The timing and amount of payments on the mortgage loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on a mortgage loan, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Furthermore, the effective yield to certificateholders will be slightly lower than the yield otherwise produced by the applicable certificate rate and purchase price because, while interest generally will accrue on each certificate from the first day of the month, the distribution of such interest will not be made earlier than the 28th day of the month following the month of accrual. Moreover, (1) any shortfalls in collections with respect to interest ("interest shortfalls") or (2) pooled securities on which either the related pooled security distribution date information or the distribution thereon has not been received by the Determination Time, will reduce the amount of interest and/or principal otherwise payable to a class of certificates and accordingly will reduce the yield to investors in such class.

         In the case of any class of certificates purchased at a discount, a slower than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any class of certificates purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.


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


         If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on such mortgage loans. Other factors affecting prepayments of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged property securing the mortgage loan and servicing decisions. The mortgage loans may be prepaid at any time without penalty and usually have due-on-sale clauses.

         In general, principal prepayments on the mortgage loans are allocated entirely to the pooled securities and other senior securities of the related underlying series until the end of a minimum lock out period of five years from the related date of issuance of the related pooled securities. After the applicable lock out period, subordinated securities are entitled to distributions of increasing percentages of prepayments over an additional five years, subject, generally, to the satisfaction of certain delinquency and loss tests.

         Since the applicable certificate rate for Class CC-IO and Class CC-4A Components will be based on the interest collections on the related pooled components, disproportionate allocations of realized losses and principal prepayments to related pooled components with higher pooled security interest rates will adversely affect the yield on the Class CC Certificates.

         The holder of the Class R Certificate is entitled to receive a distribution of its principal balance on the first distribution date and any remaining assets of the trust after the other classes of certificates have been paid in full (which are not expected to be material). However, the holder of the Class R Certificate may have tax liabilities with respect to its Class R Certificate during the early years of the REMIC that substantially exceed the principal payable thereon during such periods.

Assumed Final Distribution Dates

         The "Assumed Final Distribution Date" for distributions on each class of certificates is July 2028.

         The Assumed Final Distribution Date for each class is approximately one month after the pooled security distribution date on which the final scheduled distribution on all underlying series is scheduled to be made. Since the rate of payment of principal on the mortgage loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of certificates is expected to be earlier, and could be substantially earlier, than the respective Assumed Final Distribution Date. The Assumed Final Distribution Date for the trust will be one month after the latest to occur of the Assumed Final Distribution Dates for the respective classes of certificates.

Weighted Average Lives

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the certificate principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate principal balance of such certificate referred to in clause (a). The weighted average lives of the certificates will be influenced by, among other factors, the rate at which principal is paid on the related mortgage loans. Principal payments of mortgage loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of an mortgage loan in advance of its stated maturity as required or permitted by the related underlying agreement. In general, the mortgage loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each class of certificates, in general, will be shortened if the level of such prepayments of principal increases.

SPA Model

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. We have used the standard prepayment assumption model in this prospectus supplement ("SPA") which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans underlying the pooled securities. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples will be calculated from this prepayment rate series; for example, 200% SPA assumes prepayment rates will be 0.4% per annum in month one, 0.4% per annum in month two, reaching 12.0% per annum in month 30 and remaining constant at 12.0% per annum thereafter. 0% SPA assumes no prepayments.

Pricing Assumption

         The classes of certificates were structured assuming, among other things, the following prepayment assumptions:

                   Class                      % SPA
               ---------------           ----------------
                    1A                          325
                    2A                          350
                    3A                          400
                    CC                          500


         The prepayment assumptions to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

Decrement and Weighted Average Life Tables

          The following tables indicate the percentages of the original certificate principal balance of each class of certificates outstanding after certain dates and the weighted average lives (in years) of each class of certificates, assuming various constant percentages of SPA.

          For each of the following tables it was assumed, among other things, that

          (1) the trust consists of the pooled securities in the principal amounts as of the pooled security information date described on Annex I to this Prospectus Supplement after giving effect to distributions payable thereon in March 2002;

          (2) the pooled components each have a certificate principal balance or notional balance as of the pooled security information date described on Annex I to this Prospectus Supplement after giving effect to distributions payable thereon in March 2002;

          (3) the principal balance of each mortgage loan is as of the mortgage loan information date and is based on information contained in the related pooled security distribution date statements for March 2002;

          (4) the original certificate principal balance of each class of certificates and components will be as of the pooled security information date as follows:


                                                         Approximate Original
                 Class or Component                 Certificate Principal Balance
                 ------------------                 -----------------------------
                 1A                                          $ 56,000,000
                 2A                                          $126,000,000
                 3A                                          $ 65,000,000
                 CC-1B                                       $ 25,267,268
                 CC-2B                                       $ 11,071,719
                 CC-3B                                       $  9,347,205
                 CC-4A                                       $  9,589,223
                 CC-IO                                       $70,760,405*

                 ----------
                 * Notional amount.

          (5) distribution dates on the certificates occur on the 28th day of each month, whether or not a business day, commencing April 28, 2002;

          (6) each mortgage loan has a mortgage rate, remaining term to maturity and loan age based on information provided by the underlying trustees, paying agents or underlying servicers as of the mortgage loan information date;

          (7) the mortgage loans prepay at the constant percentages of SPA specified in the tables, and all principal prepayments constitute prepayments in full of the mortgage loans and are received on the last day of each month commencing in March 2002;

          (8) all amounts due with respect to the mortgage loans underlying the pooled securities are applied to the payment of such pooled securities on the 25th day of each month, assuming that all such days are business days;

          (9) there have occurred no delinquencies or losses on the mortgage loans after the time period covered by the pooled security distribution date statements for March 2002;

          (10) there are no optional terminations of the pooled securities except as indicated with respect to weighted average life to clean up calls indicated in the following tables;

          (11) the closing date is March 30, 2002;

          (12) each month consists of 30 days;

          (13) no reinvestment income will be earned on funds in the certificate account in excess of that paid to the trustee;

          (14) no expenses will be paid on any distribution date by the trust;

          (15) scheduled monthly payments of principal and interest on the mortgage loans will be timely received on the first day of the month, commencing in April 2002; and

          (16) distributions and pooled security distribution date statements relating to each pooled security are received by the Determination Time in each month and there are no supplemental distribution dates.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of certificates and set forth the percentages of the original certificate principal balance of each such Class that would be outstanding after the distribution date deemed to be in March of each of the years indicated, assuming that the related mortgage loans prepay at the percentage of SPA indicated therein. Neither SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans underlying the pooled securities. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of original certificate principal balance (and weighted average life) shown in the following tables for the related class of certificates. Such variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of SPA.

        Percentage of Original Certificate Principal Balance Outstanding


                            --------------------------------------------        -------------------------------------------
                                       Class 1A Certificates                              Class 2A Certificates
                            --------------------------------------------        -------------------------------------------
                                             % of SPA                                            % of SPA
                            --------------------------------------------        -------------------------------------------

                                100%     200%     325%     500%     700%            100%     200%     350%     500%    700%
                                ----     ----     ----     ----     ----            ----     ----     ----     ----    ----
Initial Percentage              100      100      100      100      100             100      100      100      100     100
March 28, 2003                   99       99       90       64       58              97       94       76       56      36
March 28, 2004                   96       94       81       45       38              93       85       59       32      10
March 28, 2005                   92       87       70       26        0              89       76       46       17       0
March 28, 2006                   86       78       49        5        0              84       68       35        7       0
March 28, 2007                   79       68       22        0        0              78       58       23        0       0
March 28, 2008                   71       45        0        0        0              73       48       14        0       0
March 28, 2009                   64       24        0        0        0              67       39        7        0       0
March 28, 2010                   57        5        0        0        0              61       31        1        0       0
March 28, 2011                   44        0        0        0        0              54       23        0        0       0
March 28, 2012                   26        0        0        0        0              47       15        0        0       0
March 28, 2013                    9        0        0        0        0              40        9        0        0       0
March 28, 2014                    0        0        0        0        0              34        3        0        0       0
March 28, 2015                    0        0        0        0        0              27        0        0        0       0
March 28, 2016                    0        0        0        0        0              20        0        0        0       0
March 28, 2017                    0        0        0        0        0              13        0        0        0       0
March 28, 2018                    0        0        0        0        0               6        0        0        0       0
March 28, 2019                    0        0        0        0        0               0        0        0        0       0
March 28, 2020                    0        0        0        0        0               0        0        0        0       0
March 28, 2021                    0        0        0        0        0               0        0        0        0       0
March 28, 2022                    0        0        0        0        0               0        0        0        0       0
March 28, 2023                    0        0        0        0        0               0        0        0        0       0
March 28, 2024                    0        0        0        0        0               0        0        0        0       0
March 28, 2025                    0        0        0        0        0               0        0        0        0       0
March 28, 2026                    0        0        0        0        0               0        0        0        0       0
March 28, 2027                    0        0        0        0        0               0        0        0        0       0
March 28, 2028                    0        0        0        0        0               0        0        0        0       0
March 28, 2029                    0        0        0        0        0               0        0        0        0       0
Weighted Average Life
(in years)(1)                  7.75     5.52     3.66     1.89     1.38            9.38     6.02     3.13     1.62    0.92
Weighted Average Life
(in years)(1)(2)               7.75     5.52     3.66     1.89     1.38            7.94     4.87     2.47     1.38    0.85


------------------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

(2)  To the clean-up calls for the pooled components.

        Percentage of Original Certificate Principal Balance Outstanding


                            --------------------------------------------        -------------------------------------------
                                       Class 3A Certificates                              Class CC Certificates
                            --------------------------------------------        -------------------------------------------
                                             % of SPA                                            % of SPA
                            --------------------------------------------        -------------------------------------------

                                100%     200%     400%     500%     700%            100%     300%     500%     700%    900%
                                ----     ----     ----     ----     ----            ----     ----     ----     ----    ----
Initial Percentage              100      100      100      100      100             100      100      100      100     100
March 28, 2003                   95       90       74       66       49             104      102       99       97      94
March 28, 2004                   89       79       53       42       23             109      105      101       98      91
March 28, 2005                   83       67       37       25        5             115      109      105       90      28
March 28, 2006                   77       56       25       14        0             121      115      111       49       8
March 28, 2007                   69       46       16        2        0             128      122       96       26       3
March 28, 2008                   62       37        4        0        0             135      129       67       14       1
March 28, 2009                   54       30        0        0        0             144      125       45        8       *
March 28, 2010                   47       23        0        0        0             152      116       31        5       *
March 28, 2011                   41       15        0        0        0             162      104       21        3       *
March 28, 2012                   34        6        0        0        0             172       87       14        1       *
March 28, 2013                   28        0        0        0        0             184       68        9        1       *
March 28, 2014                   21        0        0        0        0             188       54        6        *       *
March 28, 2015                   12        0        0        0        0             184       42        4        *       *
March 28, 2016                    2        0        0        0        0             181       33        3        *       *
March 28, 2017                    0        0        0        0        0             170       25        2        *       *
March 28, 2018                    0        0        0        0        0             158       19        1        *       *
March 28, 2019                    0        0        0        0        0             146       14        1        *       *
March 28, 2020                    0        0        0        0        0             122       10        *        *       *
March 28, 2021                    0        0        0        0        0              99        7        *        *       *
March 28, 2022                    0        0        0        0        0              77        5        *        *       *
March 28, 2023                    0        0        0        0        0              57        3        *        *       *
March 28, 2024                    0        0        0        0        0              39        2        *        *       *
March 28, 2025                    0        0        0        0        0              25        1        *        *       *
March 28, 2026                    0        0        0        0        0              14        *        *        *       *
March 28, 2027                    0        0        0        0        0               4        *        *        *       *
March 28, 2028                    0        0        0        0        0               *        *        *        *       *
March 28, 2029                    0        0        0        0        0               0        0        0        0       0
Weighted Average Life
(in years)(1)                  7.68     5.02     2.59     1.99     1.25           19.26    11.98     7.16     4.36    2.71
Weighted Average Life
(in years)(1)(2)               5.12     3.11     1.58     1.23     0.82           15.60     7.56     4.21     2.67    1.84


------------------------
*    Less than 0.5% but greater than 0%.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

(2)  To the clean up calls for the pooled components.

Yield Table

         General. The table below illustrates the sensitivity of the pre-tax corporate bond equivalent yield to maturity of the Class CC Certificates to various constant percentages of SPA. We calculated the yields set forth in the tables by

          o determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class CC Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of that class and

          o    converting the monthly rates to corporate bond equivalent rates.

         These calculations do not take into account variations in the interest rates at which you could reinvest distributions on the Class CC Certificates. Accordingly, these calculations do not illustrate the return on any investment in the Class CC Certificates when reinvestment rates are taken into account.

         We cannot assure you that the pre-tax yields on the Class CC Certificates will correspond to any of the pre-tax yields shown here or that the aggregate purchase price of the Class CC Certificates will be as assumed.

         In addition, because some of the mortgage loans are likely to have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the principal payments on the Class CC Certificates are likely to differ from those assumed. This would be the case even if all mortgage loans prepay at the indicated constant percentages of SPA. Moreover, it is unlikely that

          o all of the mortgage loans will prepay at a constant SPA rate until maturity or

          o    all of the mortgage loans will prepay at the same rate.

         Class CC Certificates. The yield on the Class CC Certificates will be sensitive in varying degrees to the rate of principal payments, including prepayments, of the mortgage loans underlying the related pooled components. The mortgage loans generally can be prepaid at any time without penalty. In addition, the rate of principal payments (including prepayments) of the mortgage loans underlying any given pooled security is likely to vary, and may vary considerably, from pooled security to pooled security.

         The information shown in the yield table has been prepared on the basis of the assumptions set forth under "--Decrement and Weighted Average Life Tables" and the assumption that the aggregate purchase price of the Class CC Certificates (expressed as a percentage of their original principal balance) is 98.9375% plus accrued interest.

             Sensitivity of the Class CC Certificates to Prepayments


                                                                        SPA Prepayment Assumption
                                                ---------------------------------------------------------------------
                                                    100%          300%           500%            700%           900%
                                                   -----          -----          -----          -----           -----
Pre-Tax Yield to Maturity                          7.84%          7.78%          7.95%          8.11%           8.29%
Pre-Tax Yield to Clean-Up Call (1)                 7.89%          7.90%          8.23%          8.40%           8.51%

---------------

(1)  To the clean-up calls for the pooled components.

Actual Experience Will Vary from Assumptions

         Discrepancies will exist between the characteristics of the actual pooled securities, the actual pooled components and the actual mortgage loans and the characteristics of the pooled securities, pooled components and mortgage loans assumed in preparing the tables contained in this prospectus supplement. To the extent that pooled securities, pooled components and mortgage loans have characteristics which differ from those assumed in preparing the tables, each class of certificates may mature earlier or later than indicated by the tables, and the weighted average life of each such class of certificates may also differ. In addition, it is unlikely that the mortgage loans will prepay at any constant rate. The timing of changes in the rate of prepayment may significantly affect the yield realized by a holder of any class of certificates.

                              THE POOLING AGREEMENT

General

         The certificates will be issued pursuant to a trust and pooling agreement among the seller and U.S. Bank National Association, as the trustee and U.S. Bank Trust National Association, as Delaware trustee (the "pooling agreement" ). The seller will provide to a prospective or actual certificate owner without charge, upon written request, a copy (without exhibits) of the pooling agreement. Requests should be addressed to Structured Asset Mortgage Investments Inc., 383 Madison Avenue, New York, New York 10179.

Assignment of Pooled Securities

         At the time of issuance of the certificates, the seller will cause the pooled securities to be assigned to the trust. The seller will represent, among other things, that as of the closing date (1) it is the owner of the pooled securities transferred by it free and clear of any lien or adverse interests of any person and (2) that it acquired its ownership in the pooled securities transferred by it in good faith without notice of any adverse claim. The seller will have acquired the pooled securities from its affiliate Bear, Stearns & Co. Inc..

         Upon discovery or receipt of notice by either the seller or the trustee of a breach of any of the representations and warranties regarding the pooled securities which materially and adversely affects the interests of the certificateholders, the seller or the trustee, the party discovering such breach will give prompt notice to the other. Within thirty days of the earlier of either discovery by or notice to the seller of any such breach, the seller has agreed to use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, it shall repurchase each pooled security affected by the breach, at a repurchase price equal to the outstanding pooled security principal balance thereof as of the date of repurchase plus one month of interest thereon at the applicable pooled security interest rate unless the repurchase is made on a pooled security distribution date, then such interest (net of interest received by the trust on such pooled securities on such date).

Certificate Account

         The trustee shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "certificate account") which shall meet the requirements for an eligible account as set forth in the pooling agreement. The trustee will cause all distributions received on the pooled securities by the trustee in its capacity as holder of the pooled securities, from whatever source, to be deposited directly into the certificate account. The trustee will invest amounts on deposit in the certificate account in certain investments permitted by the pooling agreement or hold such funds uninvested pending distribution. All investment income on amounts deposited into the certificate account will be, and all benefits from holding such amounts uninvested will be deemed to be, paid to the trustee on each distribution date as compensation for its services and losses on such investments shall be reimbursed by the trustee from its own funds.

Reports to Certificateholders

         On each distribution date, the trustee will prepare, and will make available to each certificateholder and to the seller a statement setting forth:

          (1) the Class Available Funds for each class of certificates for such distribution date separately stating available interest and available principal;

          (2) the amount of interest being distributed on each class of certificates for such distribution date as interest and the certificate rates constituted thereby;

          (3) the amount of interest accrued on Class CC-1B, Class CC-2B and Class CC-3B Components that is not being paid as interest on such components but is being added to principal of such components and paid to the Class 1A, Class 2A and Class 3A Certificates, respectively;

          (4)  the amount of reinvestment income distributed to the trustee;

          (5) the amount of principal being distributed on each class of certificates for such distribution date including in the case of the Class 1A, Class 2A and Class 3A Certificates the Component CC-1B Accrual Amount, Component CC-2B Accrual Amount and Component CC-3B Accrual Amount, respectively;

          (6) the Loss Amounts allocated to each class of certificates and each component on such distribution date and since the closing date;

          (7) the certificate principal balance of each class of certificates and each component before and after applying payments and allocating the Loss Amounts on such distribution date;

          (8) the aggregate pooled component principal balance of the related pooled components for each class of certificates and each component immediately following the second preceding pooled security distribution dates; and

          (9) the aggregate pooled component principal balance of the related pooled components for each class of certificates and each component immediately following the immediately preceding pooled security distribution dates.

         The information furnished pursuant to clauses (2), (3) and (5) above shall also be expressed as a dollar amount per $1,000 certificate.

         In addition, the trustee promptly will make available to the seller and each certificate owner and will furnish to the seller and, upon request, to each certificate owner, at the expense of such certificate owner, copies of any notices, statements, reports or other information, including, without limitation, the pooled security distribution date statements received by the trustee in its capacity as the holder of the pooled securities.

         On each supplemental distribution date, the trustee will prepare, and will make available to each certificateholder and to the seller a statement setting forth (1) the information described above relating to distribution dates, (2) the sum of the amount of interest being distributed on each class of certificates for such supplemental distribution date and the immediately preceding distribution date or in the case of Class CC-1B, Class CC-2B and Class CC-3B Components, accrued and added to principal and the certificate rates constituted thereby and (3) the information contained in the distribution date statement with respect to the preceding distribution date, presented on a combined basis with the information contained in clause (1).

         The trustee will make the reports referred to above (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other parties to the pooling agreement via the trustee's website, which is presently located at www.usbank.com/abs. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trustee at (612) 973-5800. The trustee shall have the right to change the way the reports referred to above are distributed in order to make such distribution more convenient and/or more accessible to such other parties and to the certificateholders. The trustee shall provide timely and adequate notification to such other parties and to the certificateholders regarding any such change.

         On or before March 31st of each calendar year, commencing in 2003, the trustee will prepare and deliver by first class mail to the seller and each person who at any time during the prior calendar year was a certificateholder of record a statement containing the information required to be contained in the regular monthly report to certificateholders, as set forth in clause (2), (3) and (5) above and the comparable amounts with respect to supplemental distribution dates aggregated for such prior calendar year or in the case of a certificateholder, the applicable portion thereof during which such person was a certificateholder. Such obligation of the trustee will be satisfied to the extent that substantially comparable information is provided by the trustee pursuant to any requirements of the Code, and regulations thereunder as from time to time are in force.

Amendments

         The pooling agreement may be amended by the seller and the trustee, without the prior written consent of any certificateholder

          (1)  to cure any ambiguity or mistake,

          (2) to correct or supplement any provision therein which may be inconsistent with any other provision therein,

          (3) to make any other provisions with respect to matters or questions arising under the pooling agreement that are not materially inconsistent with other provisions of the pooling agreement and

          (4) to make such modifications as may be required or permitted in connection with a substitution or repurchase of a pooled security permitted under the pooling agreement;

provided, however, that such amendment will not, as evidenced by an opinion of counsel delivered to the trustee, adversely affect in any material respect the interests of any certificateholder. In addition, the pooling agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the REMIC as a REMIC for federal income tax purposes, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. The pooling agreement may also be amended by the seller and the trustee and the holders of certificates evidencing more than 50% of the aggregate certificate principal balances of the certificates or if the amendment relates to less than all of the certificates, then of the certificates of the affected class or classes (as applicable, the "majority certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling agreement or modifying in any manner the rights of certificateholders, provided that no such amendment will result in a downgrade of the then-current rating of any of the certificates by S&P or Fitch; and provided further that no such amendment may

          (1) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any certificate without the consent of the holder of such certificate;

          (2) modify the provisions of the section of the pooling agreement governing amendments of the pooling agreement, without the consent of the holders of all certificates; or

          (3) be made unless the trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of the REMIC as a REMIC for federal income tax purposes.

Action With Respect to Underlying Series

         The trustee will exercise all voting rights provided to the holders of the pooled securities pursuant to an underlying agreement solely upon the direction of the majority certificateholders of the class or classes (acting as a single class) backed by components comprising such pooled securities.

Certificateholder Action

         No certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the pooling agreement unless such holder previously has given to the trustee and the seller a written notice of default and unless also the majority certificateholders have made a written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the pooling agreement and have offered to the trustee such reasonable indemnity as the trustee may require against the costs, expenses and liabilities to be incurred in such action, suit or proceeding or by the trustee, and the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

Termination

         The respective obligations and responsibilities of the seller and the trustee created by the pooling agreement will terminate upon the final distribution to certificateholders by the trustee of all amounts required to be distributed pursuant to the Agreement. The Trust may also be terminated and the certificates retired on any distribution date upon the seller's determination, based upon an opinion of counsel, that the real estate mortgage investment conduit status of the REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year, in which case, the seller has the right to purchase the pooled securities.

Indemnification of the Trustee

         The trustee, the Delaware trustee and their respective directors, officers, employees and agents, will be indemnified by the trust against any loss, liability or expense arising out of or incurred in connection with, the exercise and performance of any of their powers and duties under the pooling agreement, with certain exceptions described in the pooling agreement. Neither the trustee nor the Delaware trustee nor their respective directors, officers, employees and agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties.

Certain Matters Regarding the Trustee

         The trustee for the certificates will be U.S. Bank, N.A. The trustee's corporate office is located at U.S. Bank National Association, 180 East Fifth Street, EP-MN-T2CT, St. Paul, MN 55101, Attention: Structured Finance, Ref. SAMI 2002-3.

         The trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the seller and the certificateholders. Upon receiving such notice of resignation, the seller shall promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the seller shall remove the trustee and appoint a successor trustee. The majority certificateholders may at any time remove the trustee and appoint a successor trustee. No resignation, discharge or removal of the trustee will become effective until a successor trustee shall have assumed the trustee's responsibilities and obligations under the pooling agreement.

                        FEDERAL INCOME TAX CONSIDERATIONS

         An election will be made to treat the pooled securities and certain other assets owned by the trust as a real estate mortgage investment conduit for federal income tax purposes. The certificates (other than the Class R Certificate) will be designated as regular interests in a REMIC and this prospectus supplement will refer to them as the "regular certificates" or the "REMIC regular certificates." The Class R Certificate will be designated as the residual interest in the REMIC (the "residual certificate" or the "REMIC residual certificate"). All certificateholders should review "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC regular certificates and the REMIC residual certificate.

         Because the REMIC regular certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the regular certificates, including original issue discount with respect to any regular certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting. The issuer does not anticipate any class of regular certificates will be subject to the original issue discount provisions. However, there are no regulations dealing with the prepayment features of REMIC regular interests, or with instruments with interest rates made up of components (such as the Class CC Certificates). Consequently, there can be no assurance that the certificates (or one or more classes of certificates) are not issued with original issue discount. See "Federal Income Tax Consequences--REMIC Regular Securities-- Original Issue Discount" in the prospectus. All purchasers of REMIC regular certificates should consult their tax advisors for advice regarding the effect, if any, of the tax provisions of the Code and Treasury regulations relating to original issue discount on the purchase of the regular certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to each class of certificates is the pricing assumption with respect to such class set forth under "Yield and Prepayment Considerations--Pricing Assumptions" in this prospectus supplement. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield and Prepayment Considerations--SPA Model" for a description of the prepayment assumption model used in this prospectus supplement. However, no representation is made as to the rate at which prepayments actually will occur. In addition, other classes of regular certificates may be treated as having been issued at a premium.

         The residual certificate generally will not be treated as an evidence of indebtedness for federal income tax purposes. Instead, the residual certificate will be considered a residual interest in a REMIC, representing rights to the taxable income or net loss of the REMIC. Holders of the residual certificate will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no certificates of any class outstanding, even though holders of the residual certificate previously may have received full payment of its stated principal and any other payments on such certificate. The taxable income of holders of the residual certificate attributable to the residual certificate may exceed any principal and any other payments received by such certificateholders during the corresponding period, which would result in a negative (or negligible) after-tax return, in certain circumstances.

         The certificates (including the residual certificate) will be treated as "regular" or "residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, commonly known as REITs, subject to the limitations described in "Federal Income Tax Consequences--REMIC Securities--Status of REMIC Securities" in the prospectus. Similarly, interest on such certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences--REMIC Securities--Status of REMIC Securities" in the prospectus.

                        CERTAIN STATE TAX CONSIDERATIONS

         Because the income tax laws of the states vary, it is impossible to predict the income tax consequences to the certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own advisors with respect to state income and franchise taxes.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)," should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. 'SS' 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, will generally be met with respect to the certificates, other than the Class R Certificate, except for those conditions which are dependent on facts unknown to the seller or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase such class of certificates. The Class R Certificate may only be purchased directly or indirectly for, on behalf of, or with the assets of, a Plan by insurance company general accounts pursuant to Sections I and III of PTE 95-60. However, before purchasing such a certificate, a fiduciary of a Plan should make its own determination as to the availability of exemptive relief provided by the Exemption, PTE 95-60 or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the certificates. Additional information is provided under "ERISA Considerations" in the prospectus.

         Any Plan fiduciary which proposes to cause a Plan to purchase certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of certificates. Assets of a Plan should not be invested in the certificates unless it is clear that the Exemption, PTE 95-60 or another prohibited transaction exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar law.

                                LEGAL INVESTMENT

         Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the certificates. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the certificates. The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. We have provided certain additional information with respect to these matters under "Legal Investment" in the Prospectus.

        RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL CERTIFICATE

         The Class R Certificate is not offered for sale to any investor that is a "disqualified organization" as described in "Federal Income Tax Consequences-- Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the prospectus. See also "ERISA Considerations" herein.

         The Class R Certificate (or interests therein) may not be transferred without the prior express written consent of the holder of such Class R Certificate who is a "Tax Matters Person" as defined in the Code and by the seller. The seller will not give its consent to any proposed transfer to a disqualified organization. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person, the trustee and the seller with an affidavit that the proposed transferee is not a disqualified organization (and, unless the Tax Matters Person and the seller consent to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or the seller may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the trust to tax (or disqualify the REMIC as a REMIC) on the transfer of an interest in the Class R Certificate to any other person or persons, the Tax Matters Person and the seller may, without action on the part of Holders, amend the pooling and servicing agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth in this prospectus supplement may subject a holder of a Class R Certificate to taxation. Moreover, certain transfers of a Class R Certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Class R Certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Federal Income Tax Consequences--REMIC Residual Certificates--Transfers of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the prospectus. Further, unless the Tax Matters Person and the seller consent in writing (which consent may be withheld in the Tax Matters Person's or the seller's sole discretion), the Class R Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in
Section 7701(a)(30) of the Code (a "U.S. Person").

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the certificates are being purchased from the seller by the underwriter upon issuance. The underwriter is an affiliate of the seller. The underwriter will distribute the certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the seller from the sale of the certificates are expected to be approximately 100% of the aggregate original certificate principal balance of the certificates, plus accrued interest thereon from April 1, 2002 to but not including the closing date. In connection with the purchase and sale of the certificates, the underwriter may be deemed to have received compensation from the seller in the form of underwriting discounts. The seller will indemnify the underwriter against certain civil liabilities, including liabilities under the Act, or will contribute to payments the underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

         Certain legal matters relating to the certificates will be passed upon for the seller and the underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                               CERTIFICATE RATING

         It is a condition to the issuance of each class of certificates that it receives the rating set forth below from Standard & Poor's and Fitch.

                                                               Rating
                                    ----------------------------------------------------------
Class                                   Standard & Poor's                      Fitch
------                              -----------------------------       ----------------------

Class 1A Certificates                         AAA                               AAA
Class 2A Certificates                         AAA                               AAA
Class 3A Certificates                         AAA                               AAA
Class CC Certificates                         AAA                               AAA
Class R Certificates                          AAA                               AAA

         The ratings assigned by Standard & Poor's and Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans and/or underlying mortgage securities by the related certificateholders under the agreements pursuant to which such certificates are issued. Standard & Poor's and Fitch ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, the structural and legal aspects associated with such certificates and/or underlying mortgage securities, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by such certificates. Standard & Poor's and Fitch ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans.

         The ratings of Standard & Poor's and Fitch do not address the possibility that, as a result of principal prepayments certificateholders might suffer a lower than anticipated yield. The ratings on the Class R Certificate address only the return of its principal balance.

         Investors should evaluate the ratings assigned to the certificates independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by Standard & Poor's and Fitch.

         The seller has not requested ratings of the certificates by any rating agencies other than Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the certificates or, if it does, what ratings such other rating agency would assign. The ratings assigned by such other rating agency to the certificates could be lower than the respective ratings assigned by Standard & Poor's and Fitch.

                             INDEX OF DEFINED TERMS


accrual components...............................................................................................48
Accrual Interest Shortfall.......................................................................................40
advances.........................................................................................................28
Advances.........................................................................................................58
Aggregate Collateral Report......................................................................................53
Assumed Final Distribution Date..................................................................................60
book-entry certificates..........................................................................................37
business day......................................................................................................9
Cede.............................................................................................................37
certificate account..............................................................................................68
certificate owner................................................................................................37
certificate principal balance....................................................................................43
certificate rate.................................................................................................11
certificate register.............................................................................................38
certificates......................................................................................................6
Class Available Funds............................................................................................41
Class CC Component................................................................................................6
class principal distribution amount..............................................................................14
closing date......................................................................................................8
Code.............................................................................................................72
Compensating Interest............................................................................................58
Component CC-1B Accrual Amount...................................................................................10
Component CC-2B Accrual Amount...................................................................................10
Component CC-3B Accrual Amount...................................................................................10
definitive certificates..........................................................................................38
Determination Time................................................................................................9
distribution date.................................................................................................9
DTC...............................................................................................................8
ERISA............................................................................................................73
Exemption........................................................................................................74
fraud losses.....................................................................................................51
GWAC.............................................................................................................55
interest accrual period..........................................................................................39
interest shortfalls..............................................................................................59
IO components....................................................................................................48
issuer............................................................................................................6
limited documentation loans......................................................................................35
liquidated mortgage loan.........................................................................................24
Loss Amount......................................................................................................14
majority certificateholders......................................................................................70
mortgage loan information date....................................................................................5
mortgagor bankruptcy losses......................................................................................51
NAS components...................................................................................................48
net liquidation proceeds.........................................................................................24
no documentation loans...........................................................................................35

NWAC.............................................................................................................55
original loan-to-value ratios....................................................................................55
other information................................................................................................53
P&I Advance......................................................................................................27
PAC components...................................................................................................48
Plan Asset Regulations...........................................................................................73
Plan(s)..........................................................................................................73
PO components....................................................................................................48
pooled component principal balance................................................................................5
pooled securities.................................................................................................7
pooled security credit support...................................................................................52
pooled security distribution date.................................................................................9
pooled security distribution date information....................................................................53
pooled security distribution date statement......................................................................53
pooled security information date..................................................................................5
pooled security interest rate....................................................................................21
pooled security principal balance.................................................................................5
pooling agreement.................................................................................................6
ratio strip components...........................................................................................48
realized loss....................................................................................................24
Record Date......................................................................................................10
regular certificates.............................................................................................72
related group of pooled components................................................................................7
related pooled components.........................................................................................7
Relief Act.......................................................................................................12
REMIC regular certificates.......................................................................................72
REMIC residual certificate.......................................................................................72
REO properties...................................................................................................26
residual certificate..............................................................................................8
SEC..............................................................................................................20
seller............................................................................................................6
servicing advances...............................................................................................28
Servicing Advances...............................................................................................58
servicing fee....................................................................................................28
SMMEA............................................................................................................16
SPA..............................................................................................................61
special hazard losses............................................................................................51
Special Loss Limit...............................................................................................51
Special Loss Occurrences.........................................................................................51
supplemental distribution date....................................................................................9
supplemental documents...........................................................................................20
TAC components...................................................................................................48
trust.............................................................................................................6
trustee...........................................................................................................6
underlying agreement..............................................................................................5
underlying servicers.............................................................................................27

underlying trust..................................................................................................6
underlying trustees..............................................................................................20

                                                                         ANNEX I

                             COLLATERAL INFORMATION

         The tables in this Annex I set forth information for each of the pooled securities concerning such pooled securities and the related mortgage loans. Certain of the tables group together the pooled components or portions thereof that contribute to payments on a given class of certificates. A diagrammatic presentation of the pooled components or portions thereof contributing payments to each class of certificates is set forth in the prospectus supplement under the heading "Description of the Pooled Securities and Pooled Components--General."

         The tables and the descriptions of the pooled securities in this Annex I are subject to and qualified by reference to the provisions of the underlying agreements and the prospectuses and prospectus supplements related to the pooled securities, as well as any subsequent information related thereto filed on a Current Report on Form 8-K with the SEC following the closing of the related underlying series. The information set forth in the tables and elsewhere in this Annex I that is particularly within the knowledge of the various underlying trustees, paying agents and underlying servicers for the underlying trusts has been derived from data requested from and provided by them, including regular periodic reports provided to holders of pooled securities, loan-by- loan information provided in tape form from the related underlying servicers or underlying issuers and information from outside sources such as Bloomberg L.P., but such information has not been independently represented to the seller or the underwriter as being accurate and complete nor has it been independently verified by the seller or the underwriter. This information comprises all material information on the subject that the seller and the underwriter possess or can acquire without unreasonable effort and expense. Copies of the offering documents, the March 2002 pooled security distribution date statements relating to each pooled security are available for inspection upon request to the trustee. U.S. Bank National Association, the trustee for the certificates, acts as underlying trustee with respect to five pooled securities from five underlying series. It has not undertaken in such latter capacity to provide any information not otherwise generally available.

         All of the information provided in this Annex I as to the pooled securities and pooled components is as reported by the underlying trustee or underlying servicer of such pooled securities following the pooled security distribution dates relating to the March 2002 pooled security distribution date statements, after giving effect to distributions made on the pooled securities and pooled components on or prior to such dates (the "pooled security information date"). Generally, all of the information provided in this Annex I as to the mortgage loans is provided as of March 1, 2002 after giving effect to any payments made or scheduled to be made and losses realized on the mortgage loans on or prior to such date (the "mortgage loan information date"). Unless otherwise noted, "weighted average" numbers are calculated based on the loan balances (except in the case of certain REO properties, it may be book value) as of the mortgage loan information date.

         The first table in Annex I contains information with respect to the pooled securities. Each table thereafter in this Annex I contains information with respect to the related pooled components for the class or classes of certificates or Class CC Components indicated. Since portions of certain pooled components are allocated to more than one related group of pooled components, we have in each applicable table shown both the interest rate of the pooled component and the effective or contributed pooled component interest rate based upon the portion of the principal and/or interest of each such pooled security included in such related group of pooled securities.

         A key to the abbreviations used for each underlying series and class designation for the pooled securities is contained in Annex II hereto.

         The following is a description of each item reported in the following tables. The tables should be read in conjunction with these descriptions.

1. Shelf Code, Series Code and Des. These first three columns indicate, collectively, the abbreviated "shelf" name and series designation of each underlying series and the abbreviated designation of the pooled security or pooled component for such underlying series. Annex II contains the full name of each pooled security and pooled component referenced by the applicable abbreviation.

2. Issue Date. This column states the date each pooled security was issued. Each entry is listed by month/year.

3. Certificate Type or Component Type. This column indicates the structure of each class of pooled securities or each pooled component. "CPT" means a class composed of components, the certificate type of which is indicated in parentheses. "PAC" means a planned amortization class. "TAC" means a targeted amortization class. "Z" means an accrual class. "IO" means an interest only class. "NTL" means the class has no principal balance and interest is calculated on a notional balance. "PO" means a principal only class. "RSTP" means a ratio stripped class, which is a principal only class created to raise the interest rate on another class. "NAS" means a non-accelerated class. "AD" means an accretion directed class, "SCH" means a scheduled payment class and "SEQ" means a sequential pay class.

4. Current Class Coupon or Current Component Class Coupon. This column indicates the interest rate for each pooled security or pooled component, if any, for the accrual period related to the pooled security information date.

5. Contributed Component Coupon. This column shows the pooled component coupon if the entire pooled component backs the related class or classes of certificates or the effective coupon on the portion of the pooled component if less than the entire pooled component backs the related class or classes of certificates.

6. Contributed Original Balance or Contributed Component Original Balance. This column lists the approximate principal balance or notional amount of the portion of the class of pooled security or pooled component included in the trust or related group of pooled components as of its related Issue Date.

7. Contributed Current Balance or Contributed Component Current Balance. This column lists the approximate principal balance or notional amount of the portion of the class of pooled security or pooled component included in the trust or related group of pooled components as of the pooled security information date.

8. Contributed Component % of Group. This column lists the Contributed Component Current Balance as a percentage of the approximate principal balance of the related pooled component group.

9. Collateral Balance. This column shows the aggregate scheduled principal balance of the mortgage loans with respect to each pooled security as of the mortgage loan information date. If the underlying trust with respect to a pooled security contains more than one mortgage loan group, this column shows such information for all such mortgage loan groups.

10. Contributed % of Collateral or Contributed Component % of Collateral. This column lists the Contributed Current Balance or Contributed Component Current Balance as a percentage of all mortgage loans or the applicable group or groups of mortgage loans in the underlying trust as of the mortgage loan information date.

11. Current C.E. This column indicates the percentage that the pooled security credit support represents of the aggregate scheduled principal balances of the mortgage loans with respect to each pooled security as of the mortgage loan information date. If cross-collateralization exists between the mortgage loan group backing a pooled security and one or more other mortgage loan groups, this column shows such information for all such mortgage loan groups.

12. Cumulative Losses. The column lists the cumulative dollar amount of realized losses on the mortgage loans relating to the pooled securities since the Issue Date. If cross-collateralization exists between the mortgage loan group backing a pooled security and one or more other mortgage loan groups, this column shows such information for all such mortgage loan groups.

13. Current Realized Losses. The column lists the dollar amount of realized losses on the mortgage loans allocated to relating to the pooled securities during February 2002. If cross-collateralization exists between the mortgage loan group backing a pooled security and one or more other mortgage loan groups, this column shows such information for all such mortgage loan groups.

14. Trustee. This column indicates the current underlying trustee with respect to each pooled security. Listed below is the abbreviation used with respect to each underlying trustee.

         -----------------------------------------------------------------------------------------------
                                                                 FULL NAME OF
                  ABBREVIATION                                UNDERLYING TRUSTEE
         -----------------------------------------------------------------------------------------------
                  CHASE                 JP Morgan Chase Bank
         -----------------------------------------------------------------------------------------------
                  DEUTSCHE              Deutsche Bank National Trust Company
         -----------------------------------------------------------------------------------------------
                  LASALLE               LaSalle Bank, N.A.
         -----------------------------------------------------------------------------------------------
                  STATE                 State Street Bank and Trust Co.
         -----------------------------------------------------------------------------------------------
                  WELLS                 Wells Fargo Bank Minnesota, National Association
         -----------------------------------------------------------------------------------------------
                  USBNK                 U.S. Bank National Association
         -----------------------------------------------------------------------------------------------

15. Current Under Servicer. This column indicates the current underlying servicer with respect to each pooled security. Listed below is the abbreviation used with respect to each underlying servicer.

         -----------------------------------------------------------------------------------------------
                                                                 FULL NAME OF
                  ABBREVIATION                                UNDERLYING SERVICER
         -----------------------------------------------------------------------------------------------
           CHASE                        Chase Manhattan Mortgage Corp.
         -----------------------------------------------------------------------------------------------
           CITI                         CitiMortgage, Inc.
         -----------------------------------------------------------------------------------------------
           HOMESIDE                     Homeside Lending, Inc.
         -----------------------------------------------------------------------------------------------
           LASALLE                      ABN-AMRO Mortgage Group, Inc.
         -----------------------------------------------------------------------------------------------
           WAMU                         Washington Mutual Mortgage Securities Corp.
         -----------------------------------------------------------------------------------------------
           WELLS                        Wells Fargo Bank Minnesota, National Association
         -----------------------------------------------------------------------------------------------
           WFHM                         Wells Fargo Home Mortgage, Inc.
         -----------------------------------------------------------------------------------------------

16. Rating Agency/Current Rating. These columns show the original and latest rating by Fitch, Inc. ("Fitch"), Moody's Investors Service Inc. ("Moody's") and/or Standard & Poor's Ratings Services ("S&P"), as applicable, if such rating agency rated such pooled security on the related Issue Date. If Duff & Phelps Rating Co. originally rated the pooled security, the rating agency is nonetheless shown as Fitch, Inc.

17. Clean Up %. This column indicates whether each pooled security is subject to an optional termination at the option of the entity listed under the column "Call By," at the time that the principal balance of the mortgage loans or securities of the related underlying trust as a percentage of the original principal balance of the mortgage loans or securities on the related Issue Date falls below the indicated percentage.

18. Servicing Fee Range. This column shows the servicing fee or range of servicing fees, which are stated as a percentage of the mortgage loans in each underlying trust.

19. Call By. This column lists the entity if any that has the clean-up call.

20. Average Group Loan Balance. Under this column is the approximate average principal balance of the mortgage loans underlying each pooled security. If the related underlying trust contains more than one mortgage loan group, this column shows such information only for the related mortgage loan group or groups.

21. Remaining # of Mortgage Loans. Under this column is the current approximate number of mortgage loans underlying each pooled security. If the underlying trust with respect to a pooled security contains more than one mortgage loan group, this column shows such information only for the related mortgage loan group or groups.

22. Compensating Interest Cap. This column lists compensating interest payments required to be made up to the indicated percentage of the principal balance of the mortgage loans.

23. Current Remaining Special Hazard. This column lists the special hazard loss carve-out remaining with respect to each underlying series.

24. Current Remaining Fraud. This column lists the fraud loss carve-out remaining with respect to each underlying series.

25. Current Remaining Bankruptcy. This column lists the mortgagor bankruptcy loss carve-out remaining with respect to each underlying series.

26. Delinquency. Under the next group of columns are supplied the percentages of the mortgage loans underlying each pooled security, including mortgage loans as to which the borrower is in bankruptcy, (a) for which the related monthly payments as of the mortgage loan information date are (1) 30 to 59 days delinquent (under the "30+ Pct" Column), (2) 60 to 89 days delinquent (under the "60+ Pct" Column) and
         (3) 90 or more days delinquent (under the "90+ Pct" Column), (b) which are currently the subject of foreclosure or other similar proceedings against the related borrower (under the "F/C Pct" Column), (c) the mortgaged properties for which are currently held by the related underlying trust (or by the trust underlying such underlying trust) as real estate owned (or "REO") (under the "REO Pct" Column), and (d) the sum of the percentages under the foregoing Columns (which may not total due to rounding) (under the "Totals" Column). If the underlying trust with respect to a pooled security contains more than one mortgage loan group, these columns show such information for all related mortgage loan groups.

27. Gross WAC. Under this column is the current approximate weighted average of the per annum interest rates borne by the mortgage loans underlying each pooled security. If the underlying trust with respect to a pooled security contains more than one mortgage loan group, these columns show such information only for the related mortgage loan group or groups.

28. Net WAC. Under this column is the current approximate weighted average of the net rates on the mortgage loans underlying each pooled security. If the underlying trust with respect to a pooled security contains more than one mortgage loan group, these columns show such information only for the related mortgage loan group or groups.

29. WAM. Under this column is the current approximate weighted average of the remaining terms to maturity of the mortgage loans underlying each pooled security (in months). If the underlying trust with respect to a pooled security contains more than one mortgage loan group, these columns show such information only for the related mortgage loan group or groups.

30. Age. Under this column is the approximate weighted average months since origination for the mortgage loans underlying each pooled security. If the underlying trust with respect to a pooled security contains more than one mortgage loan group, these columns show such information only for the related mortgage loan group or groups.

31. Current %CAL. Under this column is the approximate percentage of mortgage loans underlying each pooled security with respect to which the related mortgaged properties are located in the state of California. If the underlying trust with respect to a pooled security contains more than one mortgage loan group, these columns show such information only for the related mortgage loan group or groups.

32. WA LTV. The information provided under this column shows the current weighted average (i.e. based on current balances) of the original loan-to-value ratios of the mortgage loans underlying each pooled security. Generally, the "original loan-to-value ratio" of a mortgage loan is the ratio, expressed as a percentage, obtained by dividing the original principal balance of such mortgage loan by the lower of the sales price or appraised value of the underlying mortgaged property as of the date of origination of such mortgage loan. None of the seller, the trust nor the underwriter have any information about the current loan-to-value ratios of the mortgage loans. If the underlying trust with respect to a pooled security contains more than one mortgage loan group, these columns show such information only for the related mortgage loan group or groups.

33. % Call Bal Remaining. This column shows for each pooled security as of the pooled security information date, a fraction, expressed as a percentage the numerator of which is the aggregate scheduled principal balance of the mortgage loans with respect to each pooled security as of the mortgage loan information date, and the denominator of which is the aggregate scheduled principal balance of the mortgage loans with respect to such pooled security as of the date of issuance of the related underlying series. If the underlying trust with respect to a pooled security contains more than one mortgage loan group, these columns show such information only for the related mortgage loan group or groups.

                               Pooled Securities

------------------------------------------------------------------------------------------------------------------------------

   Shelf      Series            Issue     Certificate    Current Class     Contributed         Contributed       Contributed %
   Code        Code      DES    Date         Type          Coupon       Original Balance     Current Balance     of Collateral
------------------------------------------------------------------------------------------------------------------------------
   AMAC        98-1     IA-1    Mar-98        CPT            7.403%       $78,344,523.00      $37,864,935.96         45.63%
------------------------------------------------------------------------------------------------------------------------------
  CHEMPT       94-3      A-6    Jul-94        CPT            7.350%       $76,412,000.00      $34,343,158.85         78.40%
------------------------------------------------------------------------------------------------------------------------------
   GECMS       96-6      A12    Apr-96        CPT            7.041%       $33,297,000.00      $23,492,793.91         30.41%
------------------------------------------------------------------------------------------------------------------------------
   GECMS       97-9     1-A11   Oct-97        CPT            7.985%       $71,151,461.00      $13,146,141.02         13.24%
------------------------------------------------------------------------------------------------------------------------------
   HSMS        98-2     IA-1    May-98        CPT            7.593%       $58,517,613.00      $33,795,268.00         35.57%
------------------------------------------------------------------------------------------------------------------------------
   MRFC        98-2     A-11    May-98        CPT            7.434%       $96,804,495.00      $59,736,417.00         34.10%
------------------------------------------------------------------------------------------------------------------------------
   PHMSC       95-7     A-11    Oct-95        CPT            7.553%       $30,295,000.00      $10,381,855.65         18.04%
------------------------------------------------------------------------------------------------------------------------------
   PHMSC       96-6      A-4    Apr-96        CPT            7.451%       $70,090,413.28      $41,215,375.76         63.99%
------------------------------------------------------------------------------------------------------------------------------
   PNCMS       95-2      A-7    Sep-95        CPT            7.737%       $90,167,622.00      $21,108,452.35         50.26%
------------------------------------------------------------------------------------------------------------------------------
   PNCMS       98-1    II-A-1   Jan-98        CPT            7.724%       $75,918,826.00      $20,978,059.61         10.97%
------------------------------------------------------------------------------------------------------------------------------
   SASI        95-4      A-8    Oct-95        CPT            7.953%      $117,679,126.01       $6,212,957.72         8.81%
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                         Current                    Current
   Shelf       Collateral                           Cumulative           Realized                    Under       Rating
   Code         Balance         Current C.E.         Losses               Losses        Trustee     Servicer     Agency
------------------------------------------------------------------------------------------------------------------------------
   AMAC       $82,978,575.00        10.19%           $1,074.54            $268.05       LASALLE      LASALLE    S&P/Fitch
------------------------------------------------------------------------------------------------------------------------------
  CHEMPT      $43,804,691.56        14.74%          $210,482.25            $0.00         CHASE        CHASE    S&P/Moody's
------------------------------------------------------------------------------------------------------------------------------
   GECMS      $77,249,621.04        18.48%          $264,374.09            $0.00         STATE        WFHM      S&P/Fitch
------------------------------------------------------------------------------------------------------------------------------
   GECMS      $99,315,011.55        20.28%          $17,572.72             $0.00         STATE        WFHM      S&P/Fitch
------------------------------------------------------------------------------------------------------------------------------
   HSMS       $95,002,166.00         7.10%             $0.00               $0.00         WELLS      HOMESIDE    S&P/Fitch
------------------------------------------------------------------------------------------------------------------------------
   MRFC       $175,171,268.00        9.58%           $6,863.83             $0.00       DEUTSCHE       WELLS     S&P/Fitch
------------------------------------------------------------------------------------------------------------------------------
   PHMSC      $57,560,487.83        21.24%           $8,543.70            $912.75        USBNK        CITI      S&P/Fitch
------------------------------------------------------------------------------------------------------------------------------
   PHMSC      $64,409,228.85        16.31%          $657,043.34           $12.23         USBNK        WAMU      S&P/Fitch
------------------------------------------------------------------------------------------------------------------------------
   PNCMS      $41,997,972.50        29.03%          $81,395.84             $0.07         USBNK        WFHM      S&P/Fitch
------------------------------------------------------------------------------------------------------------------------------
   PNCMS      $191,211,572.25       16.18%             $0.00               $0.00         USBNK        WAMU      S&P/Fitch
------------------------------------------------------------------------------------------------------------------------------
   SASI       $70,492,690.81        31.51%          $860,926.50          $1,396.39       USBNK        CITI      S&P/Fitch
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------

   Shelf       Current                   Clean
   Code        Rating       Call By       Up %
--------------------------------------------------
   AMAC       AAA/AAA       LASALLE      5.00%
--------------------------------------------------
  CHEMPT      AAA/Aaa        CHASE       10.00%
--------------------------------------------------
   GECMS      AAA/AAA        WFHM        10.00%
--------------------------------------------------
   GECMS      AAA/AAA        WFHM        10.00%
--------------------------------------------------
   HSMS       AAA/AAA      HOMESIDE      5.00%
--------------------------------------------------
   MRFC       AAA/AAA      MELLON *      5.00%
--------------------------------------------------
   PHMSC      AAA/AAA        CITI        10.00%
--------------------------------------------------
   PHMSC      AAA/AAA        WAMU        10.00%
--------------------------------------------------
   PNCMS      AAA/AAA        WAMU        10.00%
--------------------------------------------------
   PNCMS      AAA/AAA        WAMU        10.00%
--------------------------------------------------
   SASI       AAA/AAA        CITI        10.00%
--------------------------------------------------

* Mellon Mortgage Company, as of the closing date of this underlying series.

------------------------------------------------------------------------------------------------------------------------------


                                                                    Average     Remaining         Current
                                                   Compensating      Group         # of           Remaining        Current
   Shelf      Series               Servicing         Interest         Loan       Mortgage         Special         Remaining
    Code       Code     Des        Fee Range           Cap          Balance       Loans            Hazard           Fraud
------------------------------------------------------------------------------------------------------------------------------
    AMAC       98-1     IA-1         0.25%            0.25%       $303,950.82      273         $3,453,861.78    $1,847,727.84
------------------------------------------------------------------------------------------------------------------------------
   CHEMPT      94-3     A-6       .25% - .30%         0.30%       $268,740.44      163         $1,998,692.00        $0.00
------------------------------------------------------------------------------------------------------------------------------
   GECMS       96-6     A12       .20% - .29%      .20% - .29%    $267,299.73      289         $3,500,650.00    $7,001,299.00
------------------------------------------------------------------------------------------------------------------------------
   GECMS       97-9    1-A11      .20% - .29%      .20% - .29%    $278,193.31      357         $5,011,575.00    $5,011,575.00
------------------------------------------------------------------------------------------------------------------------------
    HSMS       98-2     IA-1         0.25%            0.25%       $311,482.51      305         $1,842,016.28     $848,449.55
------------------------------------------------------------------------------------------------------------------------------
    MRFC       98-2     A-11    .2585% - .2610%       0.25%       $292,928.54      598         $3,086,968.09    $5,244,074.00
------------------------------------------------------------------------------------------------------------------------------
   PHMSC       95-7     A-11         0.20%            0.20%       $261,638.58      220         $1,738,954.76     $773,929.95
------------------------------------------------------------------------------------------------------------------------------
   PHMSC       96-6     A-4       .20% - .25%      .20% - .25%    $231,687.87      278         $1,227,060.08     $942,977.05
------------------------------------------------------------------------------------------------------------------------------
   PNCMS       95-2     A-7          0.25%            0.25%       $287,657.35      146         $1,929,524.86     $938,344.16
------------------------------------------------------------------------------------------------------------------------------
   PNCMS       98-1    II-A-1     .15% - .375%     .04% - .10%    $305,938.52      625         $15,454,373.00   $22,611,882.00
------------------------------------------------------------------------------------------------------------------------------
    SASI       95-4     A-8       .20% - .375%     .20% - .375%   $197,458.52      357         $1,203,620.14     $929,897.89
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                       Delinquency
                               ----------------------------------------------------------


   Shelf    Current Remaining                                                                Gross      Net
    Code       Bankruptcy      30+ Pct.  60+ Pct.  90+ Pct.    F/C Pct.  REO Pct.  Totals     WAC       WAC      WAM     AGE
-------------------------------------------------------------------------------------------------------------------------------
    AMAC       $100,000.00      0.82%      0.00%     0.00%      0.00%     0.00%     0.82%    7.367%    7.105%    298      49
-------------------------------------------------------------------------------------------------------------------------------
   CHEMPT      $100,000.00      0.99%      0.00%     0.00%      0.00%     0.00%     0.99%    7.587%    7.321%    250      95
-------------------------------------------------------------------------------------------------------------------------------
   GECMS       $131,350.00      1.08%      0.89%     0.61%      0.27%     0.37%     3.22%    7.507%    7.292%    270      75
-------------------------------------------------------------------------------------------------------------------------------
   GECMS       $204,439.00      1.09%      0.23%     0.00%      0.23%     0.00%     1.55%    7.748%    7.497%    294      54
-------------------------------------------------------------------------------------------------------------------------------
    HSMS       $100,000.00      1.63%      0.19%     0.00%      0.00%     0.00%     1.82%    7.385%    7.125%    299      48
-------------------------------------------------------------------------------------------------------------------------------
    MRFC       $126,152.00      0.13%      0.00%     0.00%      0.22%     0.00%     0.35%    7.417%    7.158%    301      47
-------------------------------------------------------------------------------------------------------------------------------
   PHMSC       $107,532.27      0.00%      0.00%     0.00%      0.00%     0.00%     0.00%    7.397%    7.197%    266      78
-------------------------------------------------------------------------------------------------------------------------------
   PHMSC       $100,000.00      1.15%      0.37%     0.80%      0.00%     0.00%     2.32%    7.606%    7.382%    270      74
-------------------------------------------------------------------------------------------------------------------------------
   PNCMS       $109,818.00      5.15%      0.51%     0.00%      1.16%     0.00%     6.82%    7.884%    7.609%    262      83
-------------------------------------------------------------------------------------------------------------------------------
   PNCMS       $566,816.00      3.16%      0.16%     1.36%      0.40%     0.00%     5.08%    7.638%    7.345%    296      52
-------------------------------------------------------------------------------------------------------------------------------
    SASI       $158,344.68      1.15%      0.18%     0.00%      1.13%     0.00%     2.46%    8.090%    7.857%    265      81
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------




   Shelf    Current %                 % Call Bal.
    Code      CAL.       WA LTV        Remaining
---------------------------------------------------
    AMAC      29.00%      69.20%        35.01%
---------------------------------------------------
   CHEMPT     28.90%      61.90%        28.41%
---------------------------------------------------
   GECMS      33.61%      69.50%        22.07%
---------------------------------------------------
   GECMS      36.55%      73.90%        19.82%
---------------------------------------------------
    HSMS      20.00%      69.40%        45.12%
---------------------------------------------------
    MRFC      61.00%      67.10%        36.84%
---------------------------------------------------
   PHMSC      16.97%      70.90%        24.83%
---------------------------------------------------
   PHMSC      30.95%      67.20%        30.32%
---------------------------------------------------
   PNCMS      23.67%      69.20%        18.21%
---------------------------------------------------
   PNCMS      38.82%      69.00%        27.65%
---------------------------------------------------
    SASI      29.00%      68.00%        16.07%
---------------------------------------------------

                           Related Pooled Components

-----------------------------------------------------------------------------------------------------------------------
                                                                                             Current
                                                                                            Component      Contributed
   Shelf     Series                                              Issue       Component        Class          Component
   Code       Code                      Des                       Date          Type          Coupon          Coupon
-----------------------------------------------------------------------------------------------------------------------
                                  Class 1A Certificates and Class CC-1B Components
-----------------------------------------------------------------------------------------------------------------------
   AMAC       98-1                Component IA-1-5               Mar-98         NAS            6.75%           6.75%
-----------------------------------------------------------------------------------------------------------------------
   MRFC       98-2             Class A-11-2 Component            May-98      Z, TAC, AD        6.75%           6.75%
-----------------------------------------------------------------------------------------------------------------------
   MRFC       98-2             Class A-11-4 Component            May-98       NAS, AD          6.75%           6.75%
-----------------------------------------------------------------------------------------------------------------------
   Total
-----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
               Contributed          Contributed
                Component            Component           Contributed                              Contributed
   Shelf         Original             Current            Component %        Collateral            Component %
   Code          Balance              Balance             of Group            Balance            of Collateral
---------------------------------------------------------------------------------------------------------------------
                               Class 1A Certificates and Class CC-1B Components
---------------------------------------------------------------------------------------------------------------------
   AMAC      $22,737,148.00        $21,690,388.93          26.690%          $82,978,574.98           26.14%
---------------------------------------------------------------------------------------------------------------------
   MRFC      $25,473,635.71        $21,414,646.59          26.351%         $175,171,267.90           12.22%
---------------------------------------------------------------------------------------------------------------------
   MRFC      $38,162,232.78        $38,162,232.78          46.959%         $175,171,267.90           21.79%
---------------------------------------------------------------------------------------------------------------------
   Total     $86,373,016.49        $81,267,268.30
---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                                              Current
                                                                                             Component      Contributed
   Shelf     Series                                              Issue       Component        Class          Component
   Code       Code                      Des                       Date          Type          Coupon          Coupon
-----------------------------------------------------------------------------------------------------------------------
                               Class 2A Certificates and Class CC-2B Components
-----------------------------------------------------------------------------------------------------------------------
   AMAC       98-1                Component IA-1-3               Mar-98      Z, TAC, AD        7.000%          7.000%
-----------------------------------------------------------------------------------------------------------------------
  CHEMPT      94-3            Class A-6 PAC Component            Jul-94         PAC            7.350%          7.000%
-----------------------------------------------------------------------------------------------------------------------
  CHEMPT      94-3            Class A-6 TAC Component            Jul-94         TAC            7.350%          7.000%
-----------------------------------------------------------------------------------------------------------------------
   GECMS      96-6            Class A12B TAC Component           Apr-96         TAC            7.000%          7.000%
-----------------------------------------------------------------------------------------------------------------------
   GECMS      96-6            Class A12C TAC Component           Apr-96        Z, TAC          7.000%          7.000%
-----------------------------------------------------------------------------------------------------------------------
   GECMS      97-9        Class 1-A11D Accrual Component         Oct-97        Z, SEQ          7.000%          7.000%
-----------------------------------------------------------------------------------------------------------------------
   HSMS       98-2           Class IA-1 Component Three          May-98      Z, TAC, AD        7.000%          7.000%
-----------------------------------------------------------------------------------------------------------------------
   PHMSC      95-7             Class A-11B Component             Oct-95         SEQ            7.000%          7.000%
-----------------------------------------------------------------------------------------------------------------------
   PHMSC      95-7             Class A-11C Component             Oct-95         SEQ            7.000%          7.000%
-----------------------------------------------------------------------------------------------------------------------
   PHMSC      96-6        Class A-4 TAC Accrual Component        Apr-96        Z, TAC          7.250%          7.000%
-----------------------------------------------------------------------------------------------------------------------
   PNCMS      98-1             Component II-A-1-2 (1)            Jan-98      Z, TAC, AD        7.150%          7.000%
-----------------------------------------------------------------------------------------------------------------------
   PNCMS      98-1             Component II-A-1-5 (1)            Jan-98         NAS            7.000%          7.000%
-----------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
               Contributed          Contributed
                Component            Component           Contributed                              Contributed
   Shelf         Original             Current            Component %        Collateral            Component %
   Code          Balance              Balance             of Group            Balance            of Collateral
---------------------------------------------------------------------------------------------------------------------
                               Class 2A Certificates and Class CC-2B Components
---------------------------------------------------------------------------------------------------------------------
   AMAC      $47,875,996.00        $14,047,191.68          10.248%          $82,978,574.98           16.93%
---------------------------------------------------------------------------------------------------------------------
  CHEMPT      $4,073,100.00        $4,073,100.00            2.972%          $43,804,691.56            9.30%
---------------------------------------------------------------------------------------------------------------------
  CHEMPT     $18,850,500.00        $6,229,847.66            4.545%          $43,804,691.56           14.22%
---------------------------------------------------------------------------------------------------------------------
   GECMS     $10,000,000.00        $10,000,000.00           7.295%          $77,249,621.04           12.95%
---------------------------------------------------------------------------------------------------------------------
   GECMS      $8,928,000.00        $13,492,793.98           9.844%          $77,249,621.04           17.47%
---------------------------------------------------------------------------------------------------------------------
   GECMS      $8,489,142.00        $11,449,849.65           8.353%          $99,315,011.55           11.53%
---------------------------------------------------------------------------------------------------------------------
   HSMS      $51,838,295.00        $31,275,519.91          22.817%          $95,002,166.26           32.92%
---------------------------------------------------------------------------------------------------------------------
   PHMSC      $7,118,000.00         $730,280.13             0.533%          $57,560,487.83            1.27%
---------------------------------------------------------------------------------------------------------------------
   PHMSC      $6,085,000.00        $6,085,000.00            4.439%          $57,560,487.83           10.57%
---------------------------------------------------------------------------------------------------------------------
   PHMSC     $17,725,500.00        $20,185,673.91          14.726%          $64,409,228.85           31.34%
---------------------------------------------------------------------------------------------------------------------
   PNCMS     $36,400,000.00         $849,425.47             0.620%          $56,249,474.45            1.51%
---------------------------------------------------------------------------------------------------------------------
   PNCMS     $19,579,540.00        $18,653,036.58          13.608%         $134,962,097.23           33.16%
---------------------------------------------------------------------------------------------------------------------
  Totals     $236,963,073.00      $137,071,718.96
---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                                              Current
                                                                                             Component      Contributed
   Shelf     Series                                              Issue       Component         Class         Component
   Code       Code                      Des                       Date          Type          Coupon          Coupon
-----------------------------------------------------------------------------------------------------------------------
                                 Class 3A Certificates and Class CC-3B Components
-----------------------------------------------------------------------------------------------------------------------
  CHEMPT      94-3            Class A-6 PAC Component            Jul-94         PAC            7.350%          7.500%
-----------------------------------------------------------------------------------------------------------------------
  CHEMPT      94-3            Class A-6 TAC Component            Jul-94         TAC            7.350%          7.500%
-----------------------------------------------------------------------------------------------------------------------
   PHMSC      95-7             Class A-11A Component             Oct-95         SEQ            8.600%          7.500%
-----------------------------------------------------------------------------------------------------------------------
   PHMSC      96-6        Class A-4 TAC Accrual Component        Apr-96        Z, TAC          7.250%          7.500%
-----------------------------------------------------------------------------------------------------------------------
   PNCMS      95-2               A-7 T-2 Component               Sep-95        Z, TAC          7.500%          7.500%
-----------------------------------------------------------------------------------------------------------------------
   PNCMS      98-1             Component II-A-1-2 (1)            Jan-98      Z, TAC, AD        7.150%          7.500%
-----------------------------------------------------------------------------------------------------------------------
   SASI       95-4        Class A-8 Scheduled A Component        Oct-95      Z, SCH, AD        7.500%          7.500%
-----------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
               Contributed          Contributed
                Component            Component           Contributed                              Contributed
   Shelf         Original             Current            Component %        Collateral            Component %
   Code          Balance              Balance             of Group            Balance            of Collateral
---------------------------------------------------------------------------------------------------------------------
                                 Class 3A Certificates and Class CC-3B Components
---------------------------------------------------------------------------------------------------------------------
  CHEMPT      $9,503,900.00        $9,503,900.00           12.783%          $43,804,691.56           21.70%
---------------------------------------------------------------------------------------------------------------------
  CHEMPT     $43,984,500.00        $14,536,311.00          19.552%          $43,804,691.56           33.18%
---------------------------------------------------------------------------------------------------------------------
   PHMSC     $17,092,000.00        $3,566,575.33            4.797%          $57,560,487.83            6.20%
---------------------------------------------------------------------------------------------------------------------
   PHMSC     $17,725,500.00        $20,185,673.91          27.151%          $64,409,228.85           31.34%
---------------------------------------------------------------------------------------------------------------------
   PNCMS     $52,800,000.00        $20,609,550.32          27.721%          $41,997,972.50           49.07%
---------------------------------------------------------------------------------------------------------------------
   PNCMS     $15,600,000.00         $364,039.00             0.490%          $56,249,474.45            0.65%
---------------------------------------------------------------------------------------------------------------------
   SASI      $48,357,000.00        $5,581,154.78            7.507%          $70,492,690.81            7.92%
---------------------------------------------------------------------------------------------------------------------
  Totals     $205,062,900.00       $74,347,204.34
---------------------------------------------------------------------------------------------------------------------

(1) Component 11-A-1-5 of Class 11-A-1 of PNCMS 98-1 is backed by mortgage loans in group 1 of PNCMS 98-1, and the Collateral Balance shown in this schedule for that pooled component is the collateral balance of those group 1 mortgage loans. The other pooled components of PNCMS 98-1, Class 11-A-1 are backed by mortgage loans in group 2 of PNCMS 98-1, and the Collateral Balance shown in this schedule for each of those pooled components is the collateral balance of those group 2 mortgage loans.

--------------------------------------------------------------------------------------------------------------------
                                                                                         Current
                                                                                        Component        Contributed
   Shelf     Series                                          Issue       Component        Class           Component
   Code       Code                      Des                   Date          Type          Coupon           Coupon
--------------------------------------------------------------------------------------------------------------------
                                          Class CC-IO Components
--------------------------------------------------------------------------------------------------------------------
   AMAC        98-1             Component IA-1-2             Mar-98        IO, NTL         7.000%           7.000%
--------------------------------------------------------------------------------------------------------------------
   GECMS       96-6          Class A12D IO Component         Apr-96        IO, NTL         7.000%           7.000%
--------------------------------------------------------------------------------------------------------------------
   GECMS       97-9        Class 1-A11F IO Component         Oct-97        IO, NTL         0.500%           0.500%
--------------------------------------------------------------------------------------------------------------------
   HSMS        98-2         Class IA-1 Component Two         May-98        IO, NTL         7.000%           7.000%
--------------------------------------------------------------------------------------------------------------------
   MRFC        98-2          Class A-11-3 Component          May-98        IO, NTL         6.750%           6.750%
--------------------------------------------------------------------------------------------------------------------
   PHMSC       95-7           Class A-11A Component          Oct-95          SEQ           8.600%           8.600%
--------------------------------------------------------------------------------------------------------------------
   PHMSC       96-6         Class A-4 IO A Component         Apr-96        IO, NTL         7.250%           7.250%
--------------------------------------------------------------------------------------------------------------------
   PNCMS       95-2             A-7 S-2 Component            Sep-95        IO, NTL         0.750%           0.750%
--------------------------------------------------------------------------------------------------------------------
   PNCMS       98-1          Component II-A-1-3 (1)          Jan-98        IO, NTL         7.150%           7.150%
--------------------------------------------------------------------------------------------------------------------
   SASI        95-4       Class A-8 PAC I IO Component       Oct-95        IO, NTL         7.500%           7.500%
--------------------------------------------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                Contributed           Contributed
                 Component             Component             Contributed                              Contributed
   Shelf          Original              Current              Component %          Collateral           Component %
   Code            Balance              Balance               of Group             Balance            of Collateral
-------------------------------------------------------------------------------------------------------------------
                                          Class CC-IO Components
-------------------------------------------------------------------------------------------------------------------
   AMAC         $5,405,490.00         $2,592,457.26             3.664%           $82,978,574.98           3.12%
-------------------------------------------------------------------------------------------------------------------
   GECMS        $9,721,285.73          $133,328.79              0.188%           $77,249,621.04           0.17%
-------------------------------------------------------------------------------------------------------------------
   GECMS       $60,000,000.00         $47,496,144.43            67.122%          $99,315,011.55          47.82%
-------------------------------------------------------------------------------------------------------------------
   HSMS         $4,156,971.00         $2,418,664.54             3.418%           $95,002,166.26           2.55%
-------------------------------------------------------------------------------------------------------------------
   MRFC         $7,575,342.38         $3,679,690.85             5.200%          $175,171,267.90           2.10%
-------------------------------------------------------------------------------------------------------------------
   PHMSC       $17,092,000.00         $3,566,575.33             5.040%           $57,560,487.83           6.20%
-------------------------------------------------------------------------------------------------------------------
   PHMSC        $8,625,000.00           $9,945.14               0.014%           $64,409,228.85           0.02%
-------------------------------------------------------------------------------------------------------------------
   PNCMS       $37,459,000.00         $8,697,769.75             12.292%          $41,997,972.50          20.71%
-------------------------------------------------------------------------------------------------------------------
   PNCMS        $2,401,202.00         $1,217,815.24             1.721%           $56,249,474.45           2.17%
-------------------------------------------------------------------------------------------------------------------
   SASI        $15,255,952.00          $948,013.67              1.340%           $70,492,690.81           1.34%
-------------------------------------------------------------------------------------------------------------------
  Totals       $167,692,243.11        $70,760,405.00
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                                         Current
                                                                                        Component        Contributed
   Shelf     Series                                          Issue       Component        Class           Component
   Code       Code                      Des                   Date          Type          Coupon           Coupon
--------------------------------------------------------------------------------------------------------------------
                                             Class CC-4A Components
--------------------------------------------------------------------------------------------------------------------
   AMAC        98-1             Component IA-1-4             Mar-98       PO, RSTP         0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
   AMAC        98-1             Component IA-1-1             Mar-98          PO            0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
   AMAC        98-1             Component IA-1-6             Mar-98        IO, NTL         6.750%           6.750%
--------------------------------------------------------------------------------------------------------------------
   GECMS       97-9        Class 1-A11B PO Component         Oct-97          PO            0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
   HSMS        98-2         Class IA-1 Component One         May-98          PO            0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
   HSMS        98-2         Class IA-1 Component Four        May-98       PO, RSTP         0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
   HSMS        98-2         Class IA-1 Component Five        May-98        IO, NTL         6.750%           6.750%
--------------------------------------------------------------------------------------------------------------------
   MRFC        98-2          Class A-11-5 Component          May-98        IO, NTL         0.147%           0.147%
--------------------------------------------------------------------------------------------------------------------
   MRFC        98-2          Class A-11-6 Component          May-98          PO            0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
   PHMSC       96-6          Class A-4 PO Component          Apr-96       PO, RSTP         0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
   PHMSC       96-6       Class A-4 IO B Component (2)       Apr-96        IO, NTL         0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
   PNCMS       95-2              A-7 W Component             Sep-95        IO, NTL         0.100%           0.100%
--------------------------------------------------------------------------------------------------------------------
   PNCMS       95-2             A-7 PO Component             Sep-95          PO            0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
   PNCMS       98-1          Component II-A-1-1 (1)          Jan-98          PO            0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
   PNCMS       98-1          Component II-A-1-4 (1)          Jan-98       PO, RSTP         0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
   PNCMS       98-1          Component II-A-1-6 (1)          Jan-98        IO, NTL         7.000%           7.000%
--------------------------------------------------------------------------------------------------------------------
   SASI        95-4          Class A-8 PO Component          Oct-95          PO            0.000%           0.000%
--------------------------------------------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                 Contributed           Contributed
                  Component             Component             Contributed                              Contributed
   Shelf          Original               Current              Component %          Collateral           Component %
   Code            Balance               Balance               of Group             Balance            of Collateral
--------------------------------------------------------------------------------------------------------------------
                                             Class CC-4A Components
--------------------------------------------------------------------------------------------------------------------
   AMAC           $423,013.00           $262,838.33              2.741%           $82,978,574.98           0.32%
--------------------------------------------------------------------------------------------------------------------
   AMAC          $7,308,366.00         $1,864,517.06             19.444%          $82,978,574.98           2.25%
--------------------------------------------------------------------------------------------------------------------
   AMAC          $9,891,000.00         $2,704,415.92               N/A            $82,978,574.98           3.26%
--------------------------------------------------------------------------------------------------------------------
   GECMS         $2,142,858.00         $1,696,291.56             17.690%          $99,315,011.55           1.71%
--------------------------------------------------------------------------------------------------------------------
   HSMS          $6,525,404.00         $2,412,475.18             25.158%          $95,002,166.26           2.54%
--------------------------------------------------------------------------------------------------------------------
   HSMS           $153,914.00           $107,272.91              1.119%           $95,002,166.26           0.11%
--------------------------------------------------------------------------------------------------------------------
   HSMS          $8,253,000.00         $3,259,663.23               N/A            $95,002,166.26           3.43%
--------------------------------------------------------------------------------------------------------------------
   MRFC         $395,933,162.67       $145,868,783.84              N/A           $175,171,267.90          83.27%
--------------------------------------------------------------------------------------------------------------------
   MRFC           $261,099.65           $159,537.46              1.664%          $175,171,267.90           0.09%
--------------------------------------------------------------------------------------------------------------------
   PHMSC         $1,829,413.28          $844,028.01              8.802%           $64,409,228.85           1.31%
--------------------------------------------------------------------------------------------------------------------
   PHMSC        $146,842,462.74        $37,311,106.18              N/A            $64,409,228.85          57.93%
--------------------------------------------------------------------------------------------------------------------
   PNCMS        $197,612,718.00        $23,122,982.14              N/A            $41,997,972.50          55.06%
--------------------------------------------------------------------------------------------------------------------
   PNCMS         $1,681,622.00          $498,902.03              5.203%           $41,997,972.50           1.19%
--------------------------------------------------------------------------------------------------------------------
   PNCMS         $4,118,716.00          $958,936.66              10.000%          $56,249,474.45           1.70%
--------------------------------------------------------------------------------------------------------------------
   PNCMS          $220,570.00           $152,621.03              1.592%           $56,249,474.45           0.27%
--------------------------------------------------------------------------------------------------------------------
   PNCMS         $9,226,613.00         $2,009,421.09               N/A            $56,249,474.45           3.57%
--------------------------------------------------------------------------------------------------------------------
   SASI          $1,828,126.00          $631,803.07              6.589%           $70,492,690.81           0.90%
--------------------------------------------------------------------------------------------------------------------
  Totals        $26,493,101.93         $9,589,223.30
--------------------------------------------------------------------------------------------------------------------

(2) Due to a change in the principal balance after the related prospectus supplement was printed, there was a discrepancy in the original balance shown in the related prospectus supplement and in the original remittance report for PHMSC 96-6, Class A-4, Class A-4 IO B Component. The Contributed Component Original Balance shown is the one contained in the original remittance report.

                                                                        ANNEX II

-----------------------------------------------------------------------------------------------------------------
   Pooled               Full Name of Series, Class & Components                     Abbreviation
  Security
-----------------------------------------------------------------------------------------------------------------
     1.       ABN AMRO Mortgage Corporation                                   AMAC 98-1, IA-1
              Mortgage Pass-Through Certificates, Series 1998-1,
              Class IA-1
-----------------------------------------------------------------------------------------------------------------
                       Component IA-1-1                                       AMAC 98-1, IA-1 (IA-1-1)
                       Component IA-1-2                                       AMAC 98-1, IA-1 (IA-1-2)
                       Component IA-1-3                                       AMAC 98-1, IA-1 (IA-1-3)
                       Component IA-1-4                                       AMAC 98-1, IA-1 (IA-1-4)
                       Component IA-1-5                                       AMAC 98-1, IA-1 (IA-1-5)
                       Component IA-1-6                                       AMAC 98-1, IA-1 (IA-1-6)
-----------------------------------------------------------------------------------------------------------------
     2.       Chemical Mortgage Securities, Inc.                              CHEMPT 94-3, A-6
              Multi-Class Mortgage Pass-Through Certificates, Series 1994-3,
              Class A-6
-----------------------------------------------------------------------------------------------------------------
                       Class A-6 PAC Component                                CHEMPT 94-3, A-6 (A-6 PAC)
                       Class A-6 TAC Component                                CHEMPT 94-3, A-6 (A-6 TAC)
-----------------------------------------------------------------------------------------------------------------
     3.       GE Capital Mortgage Services, Inc.                              GECMS 96-6, A12
              REMIC Multi-Class Pass-Through Certificates, Series 1996-6,
              Class A12
-----------------------------------------------------------------------------------------------------------------
                       Class A12B TAC Component                               GECMS 96-6, A12 (A12B TAC)
                       Class A12C TAC Component                               GECMS 96-6, A12 (A12C TAC)
                       Class A12D IO Component                                GECMS 96-6, A12 (A12D IO)
-----------------------------------------------------------------------------------------------------------------
     4.       GE Capital Mortgage Services, Inc.                              GECMS 97-9, 1-A11
              REMIC Multi-Class Pass-Through Certificates, Series 1997-9,
              Class 1-A11
-----------------------------------------------------------------------------------------------------------------
                       Class 1-A11B PO Component                              GECMS 97-9, 1-A11 (1-A11B PO)
                       Class 1-A11D Accrual Component                         GECMS 97-9, 1-A11 (1-A11D Accrual)
                       Class 1-A11F IO Component                              GECMS 97-9, 1-A11 (1-A11F IO)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
   Pooled               Full Name of Series, Class & Components                     Abbreviation
  Security
-----------------------------------------------------------------------------------------------------------------
     5.       HomeSide Mortgage Securities, Inc.                              HSMS 98-2, IA-1
              Multi-Class Mortgage Pass-Through Certificates, Series 1998-2,
              Class IA-1
-----------------------------------------------------------------------------------------------------------------
                       Class IA-1 Component One                               HSMS 98-2, IA-1 (IA-1 One)
                       Class IA-1 Component Two                               HSMS 98-2, IA-1 (IA-1 Two)
                       Class IA-1 Component Three                             HSMS 98-2, IA-1 (IA-1 Three)
                       Class IA-1 Component Four                              HSMS 98-2, IA-1 (IA-1 Four)
                       Class IA-1 Component Five                              HSMS 98-2, IA-1 (IA-1 Five)
-----------------------------------------------------------------------------------------------------------------
     6.       Mellon Residential Funding Corporation                          MRFC 98-2, A-11
              Mortgage Pass-Through Certificates, Series 1998-2,
              Class A-11
-----------------------------------------------------------------------------------------------------------------
                       Class A-11-2 Component                                 MRFC 98-2, A-11 (A-11-2)
                       Class A-11-3 Component                                 MRFC 98-2, A-11 (A-11-3)
                       Class A-11-4 Component                                 MRFC 98-2, A-11 (A-11-4)
                       Class A-11-5 Component                                 MRFC 98-2, A-11 (A-11-5)
                       Class A-11-6 Component                                 MRFC 98-2, A-11 (A-11-6)
-----------------------------------------------------------------------------------------------------------------
     7.       The Prudential Home Mortgage Securities Company, Inc.           PHMSC 95-7, A-11
              Mortgage Pass-Through Certificates, Series 1995-7,
              Class A-11
-----------------------------------------------------------------------------------------------------------------
                       Class A-11A Component                                  PHMSC 95-7, A-11 (A-11A)
                       Class A-11B Component                                  PHMSC 95-7, A-11 (A-11B)
                       Class A-11C Component                                  PHMSC 95-7, A-11 (A-11C)
-----------------------------------------------------------------------------------------------------------------
     8.       The Prudential Home Mortgage Securities Company, Inc.           PHMSC 96-6, A-4
              Mortgage Pass-Through Certificates, Series 1996-6,
              Class A-4
-----------------------------------------------------------------------------------------------------------------
                       Class A-4 TAC Accrual Component                        PHMSC 96-6, A-4 (A-4 TAC Accrual)
                       Class A-4 IO A Component                               PHMSC 96-6, A-4 (A-4 IO A)
                       Class A-4 IO B Component                               PHMSC 96-6, A-4 (A-4 IO B)
                       Class A-4 PO Component                                 PHMSC 96-6, A-4 (A-4 PO)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
   Pooled               Full Name of Series, Class & Components                     Abbreviation
  Security
-----------------------------------------------------------------------------------------------------------------
     9.       PNC Mortgage Securities Corp.                                   PNCMS 95-2, A-7
              Mortgage Pass-Through Certificates, Series 1995-2,
              Class A-7
-----------------------------------------------------------------------------------------------------------------
                       S-2 Component                                          PNCMS 95-2, A-7 (A-7 S-2)
                       T-2 Component                                          PNCMS 95-2, A-7 (A-7 T-2)
                       PO Component                                           PNCMS 95-2, A-7 (A-7 PO)
                       W Component                                            PNCMS 95-2, A-7 (A-7 W)
-----------------------------------------------------------------------------------------------------------------
     10.      PNC Mortgage Securities Corp.                                   PNCMS 98-1, II-A-1
              Mortgage Pass-Through Certificates, Series 1998-1,
              Class II-A-1
-----------------------------------------------------------------------------------------------------------------
                       Component II-A-1-1                                     PNCMS 98-1, II-A-1 (II-A-1-1)
                       Component II-A-1-2                                     PNCMS 98-1, II-A-1 (II-A-1-2)
                       Component II-A-1-3                                     PNCMS 98-1, II-A-1 (II-A-1-3)
                       Component II-A-1-4                                     PNCMS 98-1, II-A-1 (II-A-1-4)
                       Component II-A-1-5                                     PNCMS 98-1, II-A-1 (II-A-1-5)
                       Component II-A-1-6                                     PNCMS 98-1, II-A-1 (II-A-1-6)
-----------------------------------------------------------------------------------------------------------------
     11.      Securitized Asset Sales, Inc.                                   SASI 95-4, A-8
              Mortgage Pass-Through Certificates, Series PHM/1995-4,
              Class A-8
-----------------------------------------------------------------------------------------------------------------
                       Class A-8 Scheduled A Component                        SASI 95-4, A-8 (A-8 Scheduled A)
                       Class A-8 PAC I IO Component                           SASI 95-4, A-8 (A-8 PAC I IO)
                       Class A-8 PO Component                                 SASI 95-4, A-8 (A-8 PO)
-----------------------------------------------------------------------------------------------------------------

                                                                       ANNEX III

                     CERTAIN UNDERLYING SERVICER INFORMATION

                                CITIMORTAGE, INC.

                  DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

Delinquency and foreclosure experience on affiliated originators' serviced portfolio

         The following table shows delinquency and foreclosure experience on one- to four-family conventional residential first mortgage loans (including cooperative apartment loans) originated or acquired by originators affiliated with CitiMortgage Securities Inc. ("CMSI") and serviced by CitiMortgage, Inc., an affiliate of CMSI. The table also includes mortgage loans serviced by CitiMortgage that have been sold to Fannie Mae or Freddie Mac, securitized by CMSI or sold as packages of whole loans. The table does not include loans purchased strictly for servicing revenue or loans originated by the Florida branches of Citibank, Federal Savings Bank ("Citi FSB"), an affiliate of cmsi, prior to their acquisition by Citicorp in January 1984. Since September 20, 1997, CitiMortgage has transferred the servicing of 803 delinquent loans and loans in foreclosure totaling $106.0 million.

Delinquency and foreclosure experience on serviced portfolio

                               December 31, 1998      December 31, 1999      December 31, 2000       December 31, 2001
                               -----------------    -------------------   --------------------    ----------------------
                                         Principal             Principal              Principal                 Principal
                                          balance               balance                balance                   balance
                              Number   ($ millions)  Number  ($ millions)  Number    ($ millions)   Number    ($ millions)
                              ------   -----------   ------  ------------  ------    ------------   ------    ------------
Loans..................     34,350       $7,056.0   32,617      $ 7,670.3  32,055     $  7,989.4    40,385     $  11,813.6
Days past due
30-59..................       715        $   93.9      488      $    68.9     493     $     76.4      509      $      84.0
60-89..................       152        $   21.2       77      $     9.7     107     $     13.6       94      $      12.9
90 or more.............       200        $   28.7      128      $    17.9      97     $     14.0      115      $      14.8
Delinquent loans.......     1,067        $  143.8      693      $    96.5     697     $    104.0      718      $     111.7
Ratio of delinquent loans
to all loans...........      3.11%           2.04%    2.12%          1.26%   2.17%          1.30%    1.78%            0.95%
Foreclosures begun.....       392        $   53.7      204      $    26.9     136     $     18.3      106      $      15.2
Ratio of foreclosures
begun to all loans.....      1.14%           0.76%    0.63%          0.35%   0.42%           0.23%    0.26%            0.13%


Delinquency, foreclosure and loss experience on affiliated originators' securitized portfolio

         The following two tables show the delinquency, foreclosure and loss experience on one- to four-family conventional residential first mortgage loans (including cooperative apartment loans) originated or acquired by originators affiliated with CMSI and serviced by CitiMortgage that were later securitized - that is, mortgage loans assembled into pools for which ownership interests were sold in public offerings registered under the federal securities laws.


                                      III-1

Delinquency and foreclosure experience on securitized portfolio


                               December 31, 1998      December 31, 1999     December 31, 2000     December 31, 2001
                             ---------------------   -------------------  ---------------------  -------------------
                                        Principal             Principal             Principal               Principal
                                         balance               balance               balance                balance
                              Number  ($ millions)  Number  ($ millions)  Number    ($ millions)  Number  ($ millions)
                              ------  -----------   ------  ------------  ------    ------------  ------  -----------
Loans....................     34,350    $7,056.0    32,617    $7,670.3    32,055    $7,989.4    40,385    $11,813.6
Days past due
  30-59..................        715    $   93.9       488    $   68.9       493    $   76.4       509    $   84.0
  60-89..................        152    $   21.2        77    $    9.7       107    $   13.6        94    $   12.9
  90 or more.............        200    $   28.7       128    $   17.9        97    $   14.0       115    $   14.8
Delinquent loans.........      1,067    $  143.8       693    $   96.5       697    $  104.0       718    $  111.7
Ratio of delinquent loans
to all loans.............       3.11%       2.04%     2.12%       1.26%     2.17%       1.30%     1.78%       0.95%
Foreclosures begun.......        392    $   53.7       204    $   26.9       136    $   18.3       106    $   15.2
Ratio of foreclosures begun
to all loans.............       1.14%       0.76%     0.63%       0.35%     0.42%       0.23%     0.26%       0.13%


Loss experience on securitized portfolio


                                                                                            Cumulative net losses
                                           Cumulative net losses   Aggregate principal      as percentage of
                                           ($ millions)(1)         balance of securities    aggregate principal
                                                                   ($ millions)(2)          balance of securities
December 31, 1998                          $501.2                  $31,040.7                1.61%
December 31, 1999                          $516.3                  $33,216.8                1.55%
December 31, 2000                          $522.2                  $34,093.4                1.53%
December 31, 2001                          $525.9                  $40,681.6                1.29%

(1) Calculated without giving effect to any credit enhancement
(2) Issued securities that have had at least one distribution day


                                     III-2

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

                  DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

         The following table contains certain information, as reported to Washington Mutual Mortgage Securities Corp. by its various servicers, concerning recent delinquency, loss and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of Washington Mutual Mortgage Securities Corp.' s mortgage pass-through certificates in which one or more classes of certificates were publicly offered.

         There can be no assurance that the delinquency, loss and foreclosure experience shown in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced for the mortgage loans included in any given trust. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying Washington Mutual Mortgage Securities Corp.' s mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.

                                At or for the Year Ended      At or for the Year Ended     At or for the Year Ended
                                   December 31, 1999             December 31, 2000             December 31, 2001
                                -------------------------     ------------------------     --------------------------
                                               By Dollar                     By Dollar                    By Dollar
                                               Amount of                     Amount of                    Amount of
                                By No. of        Loans        By No. of        Loans       By No. of        Loans
                                  Loans      (In Millions)      Loans      (In Millions)     Loans      (In Millions)
                                ---------    -------------   ----------    -------------     -----      -------------
Total Rated Mortgage
   Pass-Through Certificate
   Portfolio..............        105,213      $21,983.8        103,172      $22,198.8        110,236     $30,674.1
Average Balance(1)........         94,255       20,234.2        104,260       22,028.1        105,313      25,446.2
Period of Delinquency(2)
     31 to 59 days........          2,068          362.7          2,827          506.6          2,840         605.0
     60 to 89 days........            322           52.1            547           87.7            740         140.8
     90 days or more......            261           44.2            452           77.1            885         167.0
                                   ------      ---------        -------      ---------         ------     ---------
Total Delinquent Loans....          2,651      $   459.0          3,826      $   671.4          4,465     $   912.8
Delinquency Rate..........           2.52%          2.09%          3.71%          3.02%          4.05%         2.98%
Foreclosures(3)...........            340      $    68.1            731      $   127.9            790     $   135.0
Foreclosure Ratio(4)......           0.32%          0.31%          0.71%          0.58%          0.72%         0.44%
Covered Losses(5).........                     $     2.8                     $     4.5                    $     8.8
Applied Losses(6).........                     $     0.7                     $     3.7                    $     8.5

Note:  Due to rounding, totals may not equal sum of line items.
------------
(1) Average balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.
(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.
(3) Includes mortgage loans for which foreclosure proceedings had been instituted or for which the related property had been acquired as of the dates indicated.
(4) Foreclosures as a percentage of total mortgage loans at the end of each period.


                                     III-3

(5) Covered losses are gross losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. "Gross losses" are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.
(6) Applied losses are covered losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.


                                     III-4

                         WELLS FARGO HOME MORTGAGE, INC.

         As used in this section, the following capitalized terms have the following meanings:

         Buy-Down Loans: Mortgage Loans subject to temporary buy-down plans pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan.

         Certificateholders: The holders of the Seller's Mortgage Pass-Through Certificates.

         Certificates: The Seller's Mortgage Pass-Through Certificates, Series 2002-1.

         Master Servicer:  Wells Fargo Bank Minnesota, National Association.

         Mortgaged Properties:  One- to four- family residential properties.

         Mortgage Loans: Conventional, monthly pay, fully amortizing, one- to four- family residential first mortgage loans substantially all of which have original terms to stated maturity of approximately 30 years.

         Pooling and Servicing Agreement: The Pooling and Servicing Agreement dated as of the date of initial issuance of the Certificates among the Seller, the Master Servicer and the Trustee.

         Seller's Mortgage Pass-Through Certificates: The certificates backed by mortgage loans and issued by Wells Fargo Asset Securities Corporation.

         Series: Each series of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates.

         Servicers: Wells Fargo Home Mortgage, Inc. and Firstar Bank, N.A.

         Subsidy Loans: Mortgage Loans subject to subsidy agreements which, except under certain limited circumstances, require the employers of the related mortgagors to make a portion of the payments on the related Mortgage Loans.

         Trustee:  First Union National Bank.

         Trust Estate: The corpus of the trust formed pursuant to the Pooling and Servicing Agreement and consisting of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the date of original issuance of the Certificates and (iv) the rights of the Trustee to receive the proceeds of all insurance policies and performing bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

         WFHM:  Wells Fargo Home Mortgage, Inc.


                                     III-5

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

         The following tables set forth certain information concerning recent delinquency and foreclosure experience as reported to the Master Servicer by the applicable Servicers of such mortgage loans on (i) the conventional fixed-rate mortgage loans included in various mortgage pools underlying all Series of the Seller's Mortgage Pass-Through Certificates (the "Total Loans"), (ii) the Total Loans having original terms to maturity of approximately 20 years to approximately 30 years (the "30-Year Loans"), including, in clauses (i) and (ii) mortgage loans originated in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of WFHM and of various non-participant employers ("Relocation Mortgage Loans"), (iii) the Total Loans which are not Relocation Mortgage Loans ("Total Non-Relocation Loans"), (iv) the Total Non-Relocation Loans having original terms to maturity of approximately 20 years to approximately 30 years (the "30-Year Non-Relocation Loans") and (v) the Total Loans having original terms to maturity of approximately 10 years to approximately 15 years (the "15-Year Loans"). There can be no assurance that the delinquency and foreclosure experience set forth in any of the following tables which include mortgage loans with various terms to stated maturity, may or may not include Relocation Mortgage Loans, and include loans having a variety of payment characteristics such as Subsidy Loans and Buy-Down Loans, will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate with respect to any Series.

         Delinquencies and foreclosures generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying the Seller's Mortgage Pass-Through Certificates have been recently originated, the current level of delinquencies and foreclosures may not be representative of the levels which may be experienced over the lives of such mortgage loans. In addition, if the volume of WFHM's new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, resulting in a decrease in growth in the number of mortgage loans included in the mortgage pools underlying the Seller's Mortgage Pass-Through Certificates, the levels of delinquencies and foreclosures as percentages of the various portfolios mortgage loans covered by the following tables could rise significantly above the rates indicated in such tables.

                                                    TOTAL LOANS
                              By No.       By Dollar         By No.     By Dollar        By No.     By Dollar
                              of Loans     Amount of Loans   of Loans   Amount of Loans  of Loans   Amount of Loans
                              --------     ---------------   --------   ---------------  --------   ---------------
                              As of December 31, 1999        As of December 31, 2000     As of September 30, 2001
                              ----------------------------   --------------------------  --------------------------
                                                          (Dollar Amounts in Thousands)
Total Loans................    85,722      $27,493,110       89,637    $28,714,239            96,059 $32,144,811
                               ======      ===========       ======    ===========            ====== ===========
Period of Delinquency(1)
   30 to 59 days...........       366        $106,430          400        $121,641               574    $179,464
   60 to 89 days...........        54          14,669           76          23,470               114      33,293
   90 days or more.........        51          14,408           89          25,014                98      27,786
                               ------      -----------       ------    -----------            ------ -----------
Total Delinquent Loans.....       471        $135,507          565        $170,125               786    $240,543
                               ======      ===========       ======    ===========            ====== ===========
Percent of Total Loans.....      0.55%           0.49%        0.63%           0.59%             0.82%       0.75%

                                As of December 31, 1999   As of December 31, 2000     As of September 30, 2001
                                -----------------------   -----------------------     ------------------------
Foreclosures(2)............             $13,113                    $13,577                       $29,860
Foreclosure Ratio(3).......              0.05%                      0.05%                         0.09%

                                     III-6

                                                   30-YEAR LOANS

                                By No.     By Dollar         By No.     By Dollar        By No.     By Dollar
                                of Loans   Amount of Loans   of Loans   Amount of Loans  of Loans   Amount of Loans
                                --------   ---------------   --------   ---------------  --------   ---------------
                                As of December 31, 1999      As of December 31, 2000     As of September 30, 2001
                                -----------------------      -----------------------     ------------------------
                                                          (Dollar Amounts in Thousands)

Total 30-Year Loans........     73,100     $23,580,723       76,434     $24,732,930      82,278     $27,883,298
                                ======     ===========       ======     ===========      ======     ===========
Period of Delinquency(1)
   30 to 59 days...........        334         $98,478          356        $108,944         510        $163,472
   60 to 89 days...........         53          14,469           67          21,123         109          31,729
   90 days or more.........         48          13,464           84          23,842          90          25,700
                                ------     -----------       ------     -----------      ------     -----------
Total Delinquent Loans.....        435        $126,411          507        $153,909         709        $220,901
                                ======     ===========       ======     ===========      ======     ===========
Percent of 30-Year Loans...       0.60%           0.54%        0.66%           0.62%       0.86%           0.79%

                                As of December 31, 1999      As of December 31, 2000     As of September 30, 2001
                                -----------------------      -----------------------     ------------------------
Foreclosures(2)............               $11,735                     $13,290                      $27,841
Foreclosure Ratio(3).......                  0.05%                       0.05%                        0.10%

----------------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.


                                             TOTAL NON-RELOCATION LOANS

                                By No.     By Dollar         By No.     By Dollar        By No.     By Dollar
                                of Loans   Amount of Loans   of Loans   Amount of Loans  of Loans   Amount of Loans
                                --------   ---------------   --------   ---------------  --------   ---------------
                                As of December 31, 1999      As of December 31, 2000     As of September 30, 2001
                                -----------------------      -----------------------     ------------------------
                                                           (Dollar Amounts in Thousands)

Total Non-Relocation Loans.     71,765     $23,028,897       74,573     $23,795,537      80,537     $26,910,689
                                ======     ===========       ======     ===========      ======     ===========
Period of Delinquency(1)
   30 to 59 days...........        338         $97,881          374        $113,436         548        $170,093
   60 to 89 days...........         45          11,481           74          22,775         110          32,267
   90 days or more.........         50          14,117           86          24,259          93          26,288
                                ------     -----------       ------     -----------      ------     -----------
Total Delinquent Loans.....        433        $123,479          534        $160,470         751        $228,648
                                ======     ===========       ======     ===========      ======     ===========
Percent of Total
   Non-Relocation Loans....       0.60%         0.54%          0.72%         0.67%         0.93%         0.85%

                                As of December 31, 1999      As of December 31, 2000     As of September 30, 2001
                                -----------------------      -----------------------     ------------------------
Foreclosures(2)............               $13,113                     $12,864                      $28,696
Foreclosure Ratio(3).......                  0.06%                       0.05%                        0.11%




                                     III-7

                          30-YEAR NON-RELOCATION LOANS

                                By No.     By Dollar         By No.     By Dollar        By No.     By Dollar
                                of Loans   Amount of Loans   of Loans   Amount of Loans  of Loans   Amount of Loans
                                --------   ---------------   --------   ---------------  --------   ---------------
                                As of December 31, 1999      As of December 31, 2000     As of September 30, 2001
                                -----------------------      -----------------------     ------------------------
                                                           (Dollar Amounts in Thousands)
Total 30-Year Non-Relocation
   Loans...................     59,757     $19,301,690       61,996     $20,001,961      67,384     $22,839,808
                                ======     ===========       ======     ===========      ======     ===========
Period of Delinquency(1)
   30 to 59 days...........        306         $89,928          330        $100,739         484        $154,102
   60 to 89 days...........         44          11,281           65          20,427         105          30,703
   90 days or more.........         47          13,174           81          23,086          85          24,200
                                ------     -----------       ------     -----------      ------     -----------
Total Delinquent Loans.....        397        $114,383          476        $144,252         674        $209,005
                                ======     ===========       ======     ===========      ======     ===========
Percent of Total 30-Year
   Non-Relocation Loans....       0.66%           0.59%        0.77%           0.72%       1.00%           0.92%

                                As of December 31, 1999      As of December 31, 2000     As of September 30, 2001
                                -----------------------      -----------------------     ------------------------
Foreclosures(2)............               $11,735                     $12,577                      $26,678
Foreclosure Ratio(3).......                  0.06%                       0.06%                        0.12%

----------------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

                                  15-YEAR LOANS

                                By No.     By Dollar         By No.     By Dollar        By No.     By Dollar
                                of Loans   Amount of Loans   of Loans   Amount of Loans  of Loans   Amount of Loans
                                --------   ---------------   --------   ---------------  --------   ---------------
                                As of December 31, 1999      As of December 31, 2000     As of September 30, 2001
                                -----------------------      -----------------------     ------------------------
                                                           (Dollar Amounts in Thousands)
Total 15-Year Loans........     12,622      $3,912,388       13,203      $3,981,310      13,781      $4,261,513
                                ======      ==========       ======      ==========      ======      ==========
Period of Delinquency(1)
   30 to 59 days...........         32          $7,953           44         $12,697          64         $15,991
   60 to 89 days...........          1             199            9           2,347           5           1,565
   90 days or more.........          3             944            5           1,172           8           2,087
                                ------      ----------       ------      ----------      ------      ----------
Total Delinquent Loans.....         36          $9,096           58         $16,216          77         $19,643
                                ======      ==========       ======      ==========      ======      ==========
Percent of Total 15-Year Loans    0.29%           0.23%        0.44%           0.41%       0.56%           0.46%

                                As of December 31, 1999      As of December 31, 2000     As of September 30, 2001
                                -----------------------      -----------------------     ------------------------
Foreclosures(2)............               $1,378                        $288                       $2,019
Foreclosure Ratio(3).......                 0.04%                       0.01%                        0.05%

----------------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.


         The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan or the rate of any subsequent foreclosures may be affected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the



                                     III-8
related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Furthermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the related property, which varies from jurisdiction to jurisdiction. The changes in the delinquency and foreclosure and experience on the mortgage loans underlying the Seller's Mortgage Pass-Through Certificates during the periods set forth in the preceding tables may be attributable to factors such as those described above, although there can be no assurance as to whether these changes are the result of any particular factor or a combination of factors. The delinquency and foreclosure experience on the mortgage loans underlying the Seller's Mortgage Pass-Through Certificates may be particularly affected to the extent that the related Mortgaged Properties are concentrated in areas which experience adverse economic conditions or declining real estate values.


                                     III-9

                          Mortgage-Backed Certificates
                              Mortgage-Backed Notes
                              (Issuable in Series)
                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                                     Seller

                                 --------------

     Structured Asset Mortgage Investments Inc. may offer to sell mortgage-backed certificates and mortgage-backed notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more trusts and the notes will evidence the debt obligations of a trust fund. Each trust will consist primarily of the following mortgage related assets:

     o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties

     o mortgage loans or participations in mortgage loans secured by multifamily residential properties

     o loans or participations in loans secured by security interests on shares in cooperative housing corporations

     o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing

     o mortgage pass-though securities issued or guaranteed by the Government National Mortgage Association; the Federal National Mortgage Association, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities

                                 --------------

     An investment in the certificates or notes of any series involves significant risks. You should review the information under the caption "Risk Factors" beginning on page 2 in this prospectus before deciding whether to make an investment.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                                 --------------

     Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

     Offers of the notes or certificates, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed by, or sold by underwriters managed by:

                            BEAR, STEARNS & CO. INC.

                The date of this Prospectus is December 4, 2001.

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
PROSPECTUS SUPPLEMENT....................................................................1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................................1

RISK FACTORS.............................................................................2
     You May Have Difficulty Selling the Securities......................................2
     Book-Entry Securities May Delay Receipt of Payment and Reports......................2
     Your Return on an Investment in the Securities is Uncertain.........................2
     Interest Only And Principal Only Securities Involve Additional Risk.................3
     Subordinated Securities Involve More Risks and May Incur Losses.....................4
     Trust Fund Assets Are the Only Source of Payments on the Securities.................4
     The Concentration of Mortgage Assets in Specific Geographic Areas May
     Increase the Risk of Loss...........................................................4
     Financial Instruments May Not Avoid Losses..........................................5
     Environmental Conditions Affecting Mortgaged Properties May Result In Losses........5
     Security Interests in Manufactured Homes May Be Lost................................5
     Residential Real Estate Values May Fluctuate and Adversely Affect Your
     Investment in the Securities........................................................6
     The Securities Are Not Suitable Investments for All Investors.......................6

THE TRUST FUNDS..........................................................................6
     The Mortgage Loans-General..........................................................8
     Single Family and Cooperative Loans................................................11
     Multifamily Loans..................................................................12
     Manufactured Housing Contracts.....................................................12
     Agency Securities..................................................................13
     Private Mortgage-Backed Securities.................................................20
     U.S. Government Securities.........................................................22
     FASITs.............................................................................22
     Substitution of Mortgage Assets....................................................22
     Pre-Funding and Capitalized Interest Accounts......................................22

USE OF PROCEEDS.........................................................................23

THE SELLER..............................................................................23

THE MORTGAGE LOANS......................................................................24
     Underwriting Standards.............................................................24
     Qualifications of Lenders..........................................................26
     Representations by Lenders; Repurchases............................................26
     Optional Purchase of Defaulted Loans...............................................27

                                                                                       Page
                                                                                       ----
DESCRIPTION OF THE SECURITIES...........................................................28
     General............................................................................28
     Distributions on Securities........................................................30
     Advances...........................................................................32
     Reports to Securityholders.........................................................33
     Book-Entry Registration............................................................34

EXCHANGEABLE SECURITIES.................................................................39
     General............................................................................39
     Exchanges..........................................................................40
     Procedures and Exchange Proportions................................................44

CREDIT ENHANCEMENT......................................................................45
     General............................................................................45
     Subordination......................................................................45
     Pool Insurance Policies............................................................46
     Special Hazard Insurance Policies..................................................48
     Bankruptcy Bonds...................................................................49
     FHA Insurance; VA Guarantees.......................................................50
     FHA Insurance on Multifamily Loans.................................................52
     Reserve and other Accounts.........................................................52
     Other Insurance, Guarantees and Similar Instruments or Agreements..................53
     Cross Support......................................................................53

YIELD AND PREPAYMENT CONSIDERATIONS.....................................................54

ADMINISTRATION..........................................................................56
     Assignment of Mortgage Assets......................................................56
     Payments on Mortgage Loans; Deposits to Accounts...................................58
     Sub-Servicing by Lenders...........................................................61
     Collection Procedures..............................................................62
     Hazard Insurance...................................................................64
     Realization Upon Defaulted Mortgage Loans..........................................65
     Servicing and Other Compensation and Payment of Expenses...........................68
     Evidence as to Compliance..........................................................68
     Certain Matters Regarding the Master Servicer and Us...............................69
     Events of Default; Rights Upon Event of Default....................................70
     The Trustee........................................................................73
     Duties of the Trustee..............................................................73
     Resignation of the Trustee.........................................................74
     Amendment..........................................................................74
     Termination; Optional Termination..................................................75

LEGAL ASPECTS OF THE MORTGAGE LOANS.....................................................76
     General............................................................................76
     Foreclosure/Repossession...........................................................80

                                                                                       Page
                                                                                       ----
     Rights of Redemption...............................................................83
     Anti-Deficiency Legislation and Other Limitations on Lenders.......................83
     Due-on-Sale Clauses................................................................85
     Prepayment Charges.................................................................85
     Applicability of Usury Laws........................................................86
     Soldiers' and Sailors' Civil Relief Act............................................86
     Product Liability and Related Litigation...........................................86
     Environmental Considerations.......................................................87

FEDERAL INCOME TAX CONSEQUENCES.........................................................88
     General............................................................................88
     REMIC and FASIT Elections..........................................................89
     REMIC Securities...................................................................89
     Tiered REMIC Structures............................................................90
     REMIC Regular Securities...........................................................91
     Tax Treatment of Yield Supplement Agreements.......................................99
     REMIC Residual Securities..........................................................99
     Transfers of REMIC Residual Securities............................................103
     Deductibility of Trust Fund Expenses..............................................106
     Foreign Investors in REMIC Securities.............................................106
     Backup Withholding................................................................108
     REMIC Administrative Matters......................................................108
     FASIT Securities..................................................................109
     Qualification as a FASIT..........................................................110
     Tiered FASIT Structures...........................................................111
     FASIT Regular Securities..........................................................111
     Tax Treatment of Yield Supplement Agreements......................................113
     FASIT Ownership Certificate.......................................................113
     Grantor Trusts....................................................................116
     Tax Characterization of the Trust as a Partnership................................120
     Tax Consequences to Holders of Debt Securities....................................121
     Tax Consequences to Holders of Certificates Issued by a Partnership...............123
     Taxation of Classes of Exchangeable Securities....................................127
     Callable Classes..................................................................130

STATE TAX CONSEQUENCES.................................................................130

ERISA CONSIDERATIONS...................................................................130
     General...........................................................................130
     ERISA Considerations Relating to Certificates.....................................131
     Underwriter Exemption.............................................................133
     ERISA Considerations Relating to Notes............................................140

LEGAL INVESTMENT.......................................................................142
     Secondary Mortgage Market Enhancement Act of 1984.................................142

                                                                                       Page
                                                                                       ----
METHOD OF DISTRIBUTION.................................................................143

LEGAL MATTERS..........................................................................144

FINANCIAL INFORMATION..................................................................145

RATING.................................................................................145

WHERE YOU CAN FIND MORE INFORMATION....................................................145

GLOSSARY...............................................................................146

                              PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

         o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes;

         o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

         You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

         All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

         You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                                    President
                   Structured Asset Mortgage Investments Inc.
                                 245 Park Avenue
                            New York, New York 10167
                           Telephone: (212) 272-2000.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

An investment in the certificates or notes of any series involves significant risks. Before making an investment decision, you should carefully review the following information and the information under the caption Risk Factors in the applicable prospectus supplement.

You May Have Difficulty Selling the Securities

         There will be no market for the mortgage-backed notes or mortgage-backed certificates of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the notes or certificates. The certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this prospectus. We do not intend to list any class of notes or certificates on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the notes or certificates are not listed or quoted, you may experience more difficulty selling notes or certificates. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

Book-Entry Securities May Delay Receipt of Payment and Reports

         If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market since some investors may be unwilling to purchase notes and certificates for which they cannot receive physical certificates.

Your Return on an Investment in the Securities is Uncertain

         Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and (3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest. The last factor is the biggest uncertainty in an investment in the notes or certificates.


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         o    The rate of return of principal is uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of certificates or notes may have (1) certain classes that are paid principal after other classes or
         (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of certificates in any month or over the period of time that such certificates or notes remain outstanding.

         o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of notes or certificates. In such event, the holders of one or more classes of certificates or notes may incur a loss.

         o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

Interest Only And Principal Only Securities Involve Additional Risk

         Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

         A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low


                                       3








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(because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

         The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

Subordinated Securities Involve More Risks and May Incur Losses

         A series of notes or certificates may provide that one or more classes of such notes or certificates are subordinated in right of payment to one or more other classes of that series. Certificates or notes that are subordinated to other certificates have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinate securities. If the amount available for payments to holders of notes and certificates is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

Trust Fund Assets Are the Only Source of Payments on the Securities

         The trust funds will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The issuing trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss

         The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series


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Financial Instruments May Not Avoid Losses

         A trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

Environmental Conditions Affecting Mortgaged Properties May Result In Losses

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of notes or certificates if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

Security Interests in Manufactured Homes May Be Lost

         The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.


                                       5








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         Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities.

         We can not assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

The Securities Are Not Suitable Investments for All Investors

         The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the notes or certificates should consider such an investment.

                                 THE TRUST FUNDS

         A trust fund for a series of securities will consist primarily of mortgage assets consisting of:



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         1. a mortgage pool*comprised of

            o Single family loans. "Single family loans" consist of mortgage loans or participations in mortgage loans secured by one-to-four-family residential properties,

            o Multifamily loans. "Multifamily loans" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties,

            o Cooperative loans. "Cooperative loans" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements.

            o Manufactured housing contracts. "Manufactured housing contracts" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured homes.

         2. mortgage pass-though securities issued or guaranteed by the Government National Mortgage Association; Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "agency securities"; or

         3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus supplement as "privately issued mortgage-backed securities,"

in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

         The single and multifamily loans, the cooperative loans and the manufactured housing contracts are sometimes referred to in this prospectus as the "mortgage loans". If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. For clarity, the notes and certificates are sometimes referred to in this prospectus as the securities.

---------------------
* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund.


                                       7








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         We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to herein as "lenders," or in the market and we will convey the mortgage assets to the related trust fund.

         As used in this prospectus, "Agreement" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

         The following is a brief description of the assets expected to be included in a trust fund. If specific information respecting assets is not known at the time the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to the Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans-General

         The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority -also referred to as the "FHA" - or partially guaranteed by the Veterans Administration -commonly known as the "VA"-, as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "primary insurance policy") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

         Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

         o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan.

         o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include deferred interest that has been added to the principal balance of the mortgage loan.

         o Monthly payments of principal and interest may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period, (2) provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization. In a negatively amortizing loan the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

         o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain lock-out periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.


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         Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then specifically known to us, with respect to the mortgage loans contained in the related mortgage pool, including:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the applicable cut-off date,

         o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties or other real property),

         o   the original terms to maturity of the mortgage loans,

         o the largest original principal balance and the smallest original principal balance of any of the mortgage loans,

         o the earliest origination date and latest maturity date of any of the mortgage loans,

         o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%

         o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

         o the geographical distribution of the mortgage loans on a state-by-state basis.

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the notes or


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certificates, as applicable, of the related series. One or more master servicers named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the master servicer and the related trust fund. The master servicer or servicers will receive a fee for such services. With respect to mortgage loans serviced by a master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the applicable Agreement, as if the master servicer alone were servicing such mortgage loans.

         With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities-Advances." The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provides.

Single Family and Cooperative Loans

         Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

         The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years.


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Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

Multifamily Loans

         Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

         Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

         The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

         The "manufactured homes" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         For the manufactured housing contracts contained in a trust fund, the related prospectus supplement will specify, among other things:

         o   the date of origination of the manufactured housing contracts;

         o   the accrual percentage rates on the manufactured housing contracts;

         o   the manufactured housing contract Loan-to-Value Ratios;

         o the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance;

         o the outstanding principal balances of the manufactured housing contracts included in the related trust fund;

         o   the original maturities of the manufactured housing contracts; and

         o   the last maturity date of any manufactured housing contract.

Agency Securities

         Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA, is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code. The mortgage loans insured by the FHA are referred to as FHA Loans. The loans partially guaranteed by the VA are referred to as VA Loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA Certificates. Each GNMA certificate a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie

Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

         GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

         GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

         If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

         The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

         Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

         The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

         Freddie Mac. Freddie Mac is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

         Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of principal prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

         Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.


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




Private Mortgage-Backed Securities

         General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement - a "PMBS pooling and servicing agreement". The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS servicer", of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS trustee". The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

         Such securities will (1) either (a) have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

         Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

         1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

         2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

              o    the payment features of such mortgage loans,

              o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

              o the servicing fee or range of servicing fees with respect to the mortgage loans,

              o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

              o    delinquency experience with respect to the mortgage loans,

         3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

         4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

         5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

         6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. Government Securities

         If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

FASITs

         Assets may be added to the trust fund if it has elected to be treated as a FASIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), subject to the provisions of the Code restricting such additional assets to "permitted assets", as defined in the Code, and so long as the FASIT does not engage in a "prohibited transaction" under the Code. See "Federal Income Tax Consequences- Qualification as a FASIT" and "-FASIT Ownership Certificate - Income From Prohibited Transactions." Subject to the foregoing, it is intended that, in connection with a particular trust fund, assets will be chosen for a FASIT on the basis of similarity of certain characteristics such as coupon and market price, as provided in the related prospectus supplement. Assets would be added to a FASIT upon the occurrence of certain events such as prepayment of existing assets or removal of assets for credit or other reasons, as provided in the related prospectus supplement. Any such addition or removal would be subject to confirmation from the applicable rating agency or agencies that such actions would not affect the ratings then assigned to the related securities.

Substitution of Mortgage Assets

         If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

Pre-Funding and Capitalized Interest Accounts

         If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "pre-funding accounts," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date, will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

         If a pre-funding account is established, one or more segregated trust accounts, known as "capitalized interest accounts", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

         We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

         We are a Delaware corporation organized on October 17, 1991. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 245 Park Avenue, New York, New York 10167. Our telephone number is (212) 272-2000.


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         We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

         We will have purchased the mortgage loans, either directly or through affiliates, from lenders. The mortgage loans we acquire will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or such other underwriting criteria as are specified in the related prospectus supplement.

Underwriting Standards

         In general, each lender will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination. As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower applying for a single family loan or a cooperative loan or for financing secured by a manufactured home fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, the lender obtains an employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. The related prospectus supplement will describe underwriting standards which pertain to the creditworthiness of borrowers seeking multifamily loans.

         In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a

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market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

         A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a single family or multifamily loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

         Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

         Re-Underwriting. We will acquire mortgage loans utilizing re-underwriting criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

Qualifications of Lenders

         Each lender will satisfy the qualifications listed in this prospectus or as otherwise described in the related prospectus supplement. Each lender must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool in accordance with accepted practices and prudent guidelines. Each lender must maintain satisfactory facilities to originate and service those mortgage loans. In general, each lender must be a seller/servicer approved by either Fannie Mae or Freddie Mac, and each lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

Representations by Lenders; Repurchases

         Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. Such representations and warranties generally include, among other things:

         o that title insurance (or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of single family loans and multifamily loans and that any required hazard insurance policy was in effect on the date that we or our affiliate purchased the mortgage loan from the lender;

         o that the lender had title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses or counterclaims;

         o that each mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the mortgaged property was free from damage and was in good repair;

         o that there were no delinquent tax or assessment liens against the mortgaged property,

         o that no required payment on a mortgage loan was more than a specified number of days delinquent; and

         o that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

         The lender will have made all of the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since the representations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates. If the master servicer is also a lender with respect to a particular series, such representations will be in addition to the representations and warranties, if any, the master servicer made in its capacity as a master servicer.

         In general, the master servicer or the trustee, if the master servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within 60 days after notice from the master servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the master servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related prospectus supplement.

         We and the master servicer (unless the master servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a lender may also constitute a breach of one of our or one of the master servicer's representations, the master servicer may have a repurchase obligation as described below under "Administration-Assignment of Mortgage Assets."

         If the related prospectus supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties. The lender will not be obligated to purchase a mortgage loan if the third party defaults on its obligation to do so.

         The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

Optional Purchase of Defaulted Loans


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




         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

         A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The trust fund will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more master servicers, if applicable, and the trustee. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund. A form of pooling and servicing agreement, a form of a trust agreement and a form of indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement or Agreements for each series of securities and the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                   Structured Asset Mortgage Investments Inc.
                                 245 Park Avenue
                            New York, New York 10167
                         Attention: Mortgage Department


General

         The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance, VA guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust fund will consist of, to the extent provided in the Agreement:

         o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")),


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




         o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts");

         o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure,

         o    U.S. Government Securities; and

         o any primary insurance policies, FHA Insurance, VA Guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

         If so specified in the related prospectus supplement, a trust fund may include one or more of the following:

         o    reinvestment income on payments received on the trust assets,

         o    a reserve fund,

         o    a mortgage pool insurance policy,

         o    a special hazard insurance policy,

         o    a bankruptcy bond,

         o    one or more letters of credit,

         o    a financial guaranty insurance policy,

         o    third party guarantees or similar instruments,

         o U.S. Government Securities designed to assure payment of the securities,

         o financial instruments such as swap agreements, caps, collars and floors, or

         o    other agreements.

         The trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the


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related prospectus supplement so provides, the securityholder of a class (a
"Call Class") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "Callable Class", is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

         The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

         Except with respect to Real Estate Investment Mortgage Conduit, commonly known as a "REMIC," residual securities and FASIT ownership securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities and FASIT ownership securities, as provided in the related prospectus supplement.

Distributions on Securities

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

         Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "Available Funds" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

         Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "accrual securities") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

         Distributions of Principal. The aggregate "current principal amount" of any class of securities entitled to distributions of principal generally will be the aggregate original current


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principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

         If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

         Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, low rates then available for reinvestment of such payments or both, the trustee or the master servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

         All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

Advances

         The master servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities), an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will be subject to the master servicer's determination that they will be


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recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance
Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

         In making advances, the master servicer will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If the master servicer makes advances from cash held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific mortgage loans with respect to which such advances were made. Master servicer advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the master servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The master servicer will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent the Agreement permits. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the master servicer's obligations to make advances.

Reports to Securityholders

         Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders series of securities, among other things:

               (a) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, prepayment penalties included in the distribution amount;

               (b)  the amount of such distribution allocable to interest;

               (c)  the amount of any advance the master servicer made;

               (d) the aggregate amount (a) otherwise allocable to the subordinated securityholders on such distribution date, and
                    (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the senior securityholders;

               (e) the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

               (f) the senior percentage, if applicable (i.e. the percentage of principal payments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

               (g) the senior prepayment percentage, if applicable (i.e. the percentage of Principal Prepayments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

               (h) unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date;

               (i) the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one month,
                    (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure;

               (j) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a multifamily loan, such additional information as the related prospectus supplement may specify; and

               (k) if applicable, the amount remaining in any reserve account or the amount remaining of any other credit support, after giving effect to the distribution on the distribution date.

         Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) for such calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Book-Entry Registration

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through the Depository Trust Company, in the United States, Clearstream, Luxembourg or the Euroclear System, in Europe, if they are Participants of any of such systems, or indirectly through organizations which are Participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants"). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

          o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

          o at our option, we elect to terminate the book-entry system through DTC, or

          o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the master servicer and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                             EXCHANGEABLE SECURITIES

General

         As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as "Combinations." The Combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

         In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund (the "Exchangeable Securities Trust Fund") established pursuant to a trust agreement between a trustee and us. The trustee for the trust fund which issues the securities may serve as trustee of the Exchangeable Securities Trust Fund. The Exchangeable Securities Trust Fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same Combination, as specified in the related prospectus supplement. When an exchange is effected, the Exchangeable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same Combination. This process may be repeated again and again. Each exchangeable security issued by an Exchangeable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to exchangeable securities as well as securities.

Exchanges

         The ability of a holder to exchange exchangeable securities for other exchangeable securities within a Combination will be subject to three constraints, as follows:

         o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

         o The aggregate amount of annual interest (rounded to whole dollars) (the "Annual Interest Amount") payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

         o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional principal amounts, if applicable) of such classes.

         Within any particular series, more than one type of Combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index (a "Floating Rate Class") and a class of exchangeable securities with an interest rate that varies inversely with changes in an index (an "Inverse Floating Rate Class") may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another Combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another Combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example shows a Combination in which exchangeable securities of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

                                                                    Maximum
                 Original                                           Original
                 Principal          Interest                        Principal         Interest
Class            Amount             Rates               Class       Amount            Rate
---------------  -----------------  ------------------  ----------  ----------------  -------------
ES-1              $20,000,000       10%                 ES-2        $40,000,000       5%
ES-P*             $20,000,000       0%

------------------
*Class ES-P is a principal only class and will receive no interest.

         The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                                                             Maximum
                 Original                                    Original
                 Principal         Interest                  Principal          Interest
Class            Amount            Rates         Class       Amount             Rate
------------     -------------     ---------     --------    --------------     -------------
ES-3            $9,333,330         LIBOR+         ES-5        $11,333,330        7%
ES-4             2,000,000         0.75%
                                   36.16666 -
                                  (LIBOR
                                   x 4.666667)

         In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

                                                             Maximum Original
             Original                                        Principal or
             Principal          Interest                     Notional Principal              Interest
Class        Amount             Rate          Class          Amount                          Rates
-----------  -----------------  ------------  -------------  ---------------------------     --------
ES-5         $20,000,000        10%           ES-P*          $20,000,000                      0%
                                              ES-X**          20,000,000 (notional)***       10%

--------------
*     Class ES-P is a principal only class and will receive no interest.
**    Class ES-X is an interest only class and will receive no principal.
*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

         In some series, a Combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:


               Original                                   Maximum Original
               Principal        Interest                  Principal or Notional         Interest
Class          Amount           Rate          Class       Principal Amount               Rates
------------   ---------------  ------------  ----------  ----------------------------  --------------
ES-6           $20,000,000      7.00%         ES-X*       $20,000,000 (notional)        7.00%
                                              ES-7         20,000,000                   6.00
                                              ES-8         20,000,000                   6.25
                                              ES-9         20,000,000                   6.50
                                              ES-10        20,000,000                   6.75
                                              ES-11        19,310,344                   7.25
                                              ES-12        18,666,666                   7.50
                                              ES-13        18,064,516                   7.75
                                              ES-14        17,500,000                   8.00
                                              ES-P**       20,000,000                   0.00

--------------
* Class ES-X is an interest only class and will receive no principal. ** Class ES-P is a principal only class and will receive no interest.

         The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the Annual Interest Amount applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the Annual Interest Amount of the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available

Annual Interest Amount with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

         Similarly, if Class ES-9 exchangeable securities are desired, dividing the Annual Interest Amount of the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The Annual Interest Amount applicable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the Annual Interest Amount of the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the Annual Interest Amount ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

         Under the terms of this Combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the Annual Interest Amount of the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available Annual Interest Amount with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

         The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which have principal amounts and bear interest). In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the


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proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. The Employee Retirement Income Security Act of 1974, as amended, may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

Procedures and Exchange Proportions

         To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

         An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of ES Classes issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from us or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to


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securityholders from us or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

         The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                               CREDIT ENHANCEMENT

General

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

         o the subordination of one or more classes of the securities of such series,

         o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA Insurance, VA Guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

         o   any combination of the foregoing.

         Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The master servicer or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

Subordination

         If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the


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mortgage loans and losses on defaulted mortgage loans. Thereafter various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

         If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

         o   in the order of their scheduled final distribution dates,

         o   in accordance with a schedule or formula,

         o   in relation to the occurrence of events, or

         o   as otherwise specified in the related prospectus supplement.

Pool Insurance Policies

         If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the


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mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool in an amount specified in the prospectus supplement. The master servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

         1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

         2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition reasonable wear and tear excepted) at the time of issuance of the policy; and

         4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the master servicer incurred on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.


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




         A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the master servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

         The related prospectus supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.

Special Hazard Insurance Policies

         If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

         (1) loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         (2) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus




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supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

         If the underlying property has been damaged and not restored, collection of insurance proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain such special hazard insurance policy.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

Bankruptcy Bonds



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         If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the master servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

         The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA Insurance; VA Guarantees

         Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         Lenders approved by HUD or the master servicer or any sub-servicers collect the insurance premiums for mortgage loans insured by the FHA. The insurance premiums are then paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When either the master servicer, any sub-servicer or HUD determines that a default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to attempt to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, before the master servicer or any sub-servicer may initiate foreclosure proceedings, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

         The amount of insurance benefits the FHA generally pays is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When foreclosure or other acquisition of possession and conveyance to HUD result in entitlement to insurance benefits, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs. Additionally, the master servicer or sub-servicer is compensated for interest accrued and unpaid before such date but in general only to the extent such interest was allowed pursuant to a HUD approved forbearance plan. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates the VA permits. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan the VA guarantees will have an original principal amount greater than five times the partial VA guarantee for such mortgage loan.

         The maximum guarantee that the VA may issue under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of April, 1998, the maximum guarantee that the VA may issue under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of

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indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. Upon the assignment of a mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

         With respect to a defaulted VA-guaranteed single family loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

         The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

FHA Insurance on Multifamily Loans

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve and other Accounts

         If the related prospectus supplement so specifies, we or the master servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("Permitted Investments"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

         Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

Other Insurance, Guarantees and Similar Instruments or Agreements

         If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

Cross Support

         Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying such cross-support feature.

         If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit

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support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of available funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

         The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans and manufactured housing contracts without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

         Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The master servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

         When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the master servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, as described under "Legal Aspects of the Mortgage Loans-Soldiers' and Sailors' Civil Relief Act". Partial prepayments in a given month




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may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

         Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or a FASIT or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, thereby effecting earlier retirement of the related series of securities. See "Administration-Termination; Optional Termination." The yield to investors in a Callable Class will depend on whether and, if so, when a redemption of such securities occurs.

         A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans and manufactured housing contracts. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

         The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

         The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of





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such interest will not be made earlier than a specified date in the month following the month of accrual.

         In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

         Factors other than those this prospectus and the related prospectus supplement identify could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

         Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time the trust fund issues notes or certificates of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee, together with all principal and interest we have received on or with respect to such mortgage loans after the cut-off date identified in the related prospectus supplement. We will not assign or otherwise distribute to the trustee principal and interest due on or before the cut-off date and any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the Indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

         We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

         o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,




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         o  in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

         o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

         o such other security documents as the related prospectus supplement may specify.

         In the case of single family loans or multifamily loans, we or the master servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the master servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or to the custodian hereinafter referred to):

         o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

         o  the original security agreement,

         o  the proprietary lease or occupancy agreement,

         o  the recognition agreement,

         o  an executed financing agreement and

         o  the relevant stock certificate and related blank stock powers.

We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans.




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         The trustee (or a custodian for the trustee) will review such mortgage loan documents within the time period specified in the related prospectus supplement, and the trustee will hold such documents in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the master servicer and us or in certain circumstances the related lender, or the master servicer will notify the related lender. If the ender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the master servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the master servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the master servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

         Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

         Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

Payments on Mortgage Loans; Deposits to Accounts

         In general, each master servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "Protected Account"), which must be either




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         o  maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

         o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

         o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee, or

         o  an account or accounts otherwise acceptable to each rating agency.

The master servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account. The master servicer or sub-servicer may invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related master servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the master servicer or sub-servicer or with a depository institution that is an affiliate of the master servicer or sub-servicer, provided it meets the standards discussed above.

         Each master servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

         o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, prepayment penalties, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

         o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related master servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the




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            related master servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any mortgage loan or property in respect thereof repurchased by us or lenders;

         o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

         o any amount the master servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the master servicer or sub-servicer of funds held in any Accounts; and

         o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

         If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a master servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the master servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a master-servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

         The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "Securities Account"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested pending each succeeding distribution date in Permitted Investments. If there is more than one master servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each master servicer. The related master servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the master servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included




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in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

Sub-Servicing by Lenders

         Each lender with respect to a mortgage loan or any other servicing entity may act as the master servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related mortgage loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

         With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

         o collecting payments from mortgagors or obligors and remitting such collections to the master servicer;

         o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the master servicer to approve in advance any such settlement;

         o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

         o processing assumptions or substitutions, although the master servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

         o  attempting to cure delinquencies;

         o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

         o  maintaining accounting records relating to the mortgage loans; and




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         o  to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related mortgage loan has been collected) in the amount described in the related prospectus supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. The master servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the master servicer would be reimbursed under the Agreement. The master servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the master servicer.

         Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation the master servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

         Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the master servicer earlier terminates the sub-servicing agreement or unless servicing is released to the master servicer. Upon written notice to the sub-servicer, the master servicer generally may terminate a sub-servicing agreement without cause.

         The master servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the master servicer and us. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures





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         The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The master servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the master servicer is collecting payments on. Consistent with the above, the master servicer may, in its discretion, (1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the master servicer remain obligated to make advances during any period of such an arrangement.

         In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the master servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The master servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The master servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of multifamily loans, the master servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable thereto. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

         With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section




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216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code
Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

         The master servicer will require the mortgagor or obligor on each single family loan, multifamily loan or manufactured housing contract to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts the master servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Protected Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not




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intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

Realization Upon Defaulted Mortgage Loans

         Primary Insurance Policies. The master servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The master servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

         The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:




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         o  all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

         o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

         o amounts expended but not approved by the issuer of the related primary insurance policy (the "primary insurer"),

         o  claim payments the primary insurer previously made and

         o  unpaid premiums.

         Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

         o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

         o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

         o  physical damage to the mortgaged property; and

         o the primary insurer not approving the related master servicer as a servicer.

         Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to:

         o  advance or discharge:

              (a) all hazard insurance policy premiums and

              (b) as necessary and approved in advance by the primary insurer:

                  (1) real estate property taxes,

                  (2) all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

                  (3) mortgaged property sales expenses,



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                  (4) any outstanding liens (as defined in such primary
                      insurance policy) on the mortgaged property and

                  (5) foreclosure costs, including court costs and reasonable attorneys' fees;

                  (6) in the event of any physical loss or damage to the
                      mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

                  (7) tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The master servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the master servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the master servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust funds loss will equal the amount of such difference plus the aggregate of reimbursable expenses the master servicer incurred in connection with such proceedings.

         If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the



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Protected Account its normal servicing compensation with respect to such mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

         Recoveries Under FHA Insurance and VA Guarantees. The master servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA Insurance or VA Guarantee with respect to the mortgage loans.

Servicing and Other Compensation and Payment of Expenses

         A master servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, out of each interest payment on a mortgage loan, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the master servicer. If the master servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the master servicer or the sub-servicers generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, any prepayment penalties and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts. Each sub-servicer generally will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

         To the extent specified in the related Agreement, the master servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

Evidence as to Compliance

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the master servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single




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Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for
Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each master servicer. Such annual statement will state that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each master servicer without charge upon written request to the master servicer at the address provided in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and Us

         The related prospectus supplement will name one or more master servicers under each Agreement. Each entity serving as master servicer may have normal business relationships with our affiliates or us.

         The Agreement will provide that a master servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the master servicer, in certain instances, we, nor any director, officer, employee, or agent of the master servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the master servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the master servicer, in certain instances, and any one of our or the master servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such




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Agreement. In addition, each Agreement will provide that neither the master servicer nor, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We or the master servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The master servicer, or we as the case may be, will be entitled to be reimbursed therefor out of funds otherwise payable to securityholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement, An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

         o any failure by the master servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and

         o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.






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         In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing Percentage Interests aggregating not less than 25% of the principal of the related trust fund and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25% of the aggregate Percentage Interest constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

         Indenture. An event of default under the indenture for each series of notes will include:

         o a default for 30 days or more in the payment of any principal of or interest on any note of such series;

         o failure to perform any other covenant of the trust fund in the indenture which continues for a period of 60 days or such other time period as is specified in the Indenture after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

         o any other event of default provided with respect to notes of that series.


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         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

         o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

         o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

         o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3% of the then aggregate outstanding amount of the notes of such series.

         If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or



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direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

The Trustee

         The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

Duties of the Trustee

         The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the master servicer under the Agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or


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otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of the Trustee

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

         o if the trustee ceases to be eligible to continue as such under the Agreement,

         o     if the trustee becomes insolvent,

         o     if the trustee becomes incapable of acting, or

         o by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

Amendment

         The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

         o     to cure any ambiguity;

         o to correct any defective provisions or to correct or supplement any provision in the Agreement;

         o to comply with any changes in the Internal Revenue Code of 1986, as amended; or

         o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions


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to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         With consent of holders of securities of a series evidencing not less than 51% of the aggregate Percentage Interests of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

         The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the master servicer and required to be paid to them pursuant to such Agreement following the later of:

         (1) the final payment or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage assets remaining in the trust fund and

         (2) the purchase by us, the master servicer or other entity specified in the related prospectus supplement including, if REMIC or FASIT treatment has been elected, by the holder of the residual interest in the REMIC or FASIT, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

         Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on the distribution date and the fact that any component of the purchase price based on existing REO property (i.e. real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the


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fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued unpaid interest on securities of such series outstanding. The exercise of such right will effect early retirement of the securities, but our right or the right of such other entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC or FASIT election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC or the FASIT within the meaning of Section 860F(g)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

         Single Family Loans and Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan prospectus supplement.

         Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of


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buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         Cooperatives Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as


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provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The master servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

         As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by



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the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.

         We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the master servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured



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housing conditional sales contract before release of the lien. The master servicer will be obligated to take such steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

Foreclosure/Repossession

         Single Family Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property. In California, the entire process from recording a notice of default to recording a non-judicial sale usually takes four to five months.

         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan


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in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right



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to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

         Manufactured Housing Contracts. The master servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims



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of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

Rights of Redemption

         Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt



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before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan the debtor proposes may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans and manufactured housing contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission, commonly known as the FTC, has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.


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         Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the master servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Due-on-Sale Clauses

         Each conventional mortgage loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St Germain Depository Institutions Act of 1982, subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a manufactured home), the Garn-St Germain Depository Institutions Act of 1982 sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a Mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loan.

Prepayment Charges

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans or manufactured housing contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans and manufactured housing contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans or manufactured housing contracts having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.



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Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans. In general, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Product Liability and Related Litigation




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         Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         To the extent related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

Environmental Considerations

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the trust fund and reduce the amounts otherwise distributable to the securityholders if a mortgaged property securing a mortgage loan became the property of the trust fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a priority lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). In such states, even prior recorded liens are




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subordinated to Superliens. In these states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         This section sets forth (1) the federal income tax opinions of Stroock & Stroock & Lavan LLP and Thacher Proffitt & Wood, each, our federal tax counsel, described below regarding the federal income tax status of the entity issuing the securities and the federal income tax characterization of such securities, and (2) a summary, based on the advice of our federal tax counsel, of the material federal income tax consequences of the purchase, ownership and disposition of securities. The summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes and the individual circumstances or special treatment under the income tax laws of the owner of a security, we urge you to consult your own tax advisers concerning the federal, state, local and any other tax consequences of the purchase, ownership and disposition of securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "holder" means the beneficial owner of a security.

         The summary is based upon the provisions of the Code, the regulations promulgated under the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The federal income tax consequences with respect to a series of securities to holders will vary depending on whether:

         (1) an election is made to treat the trust fund (or certain assets of the trust fund) relating to a particular series of securities as a REMIC under the Code;

         (2) an election is made to treat the trust fund (or certain assets of the trust fund) as a financial asset securitization investment trust ("FASIT") under the Code;

         (3) for federal income tax purposes the trust fund is classified as a grantor trust;

         (4) for federal income tax purposes the trust fund is classified as a partnership or is disregarded as an entity separate from its owner;

         (5) the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; and/or

         (6) the securities of a series are classified as indebtedness for federal income tax purposes.




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The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election, if any, will be made with respect to such series.

REMIC and FASIT Elections

         Under the Code, an election may be made with respect to each trust fund related to a series of securities to treat such trust fund or certain assets of such trust fund as a REMIC or a FASIT. The prospectus supplement for each series of securities will indicate whether a REMIC or a FASIT election will be made with respect to the related trust fund. To the extent provided in the prospectus supplement for a series, holders may also have the benefit of a reserve account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the reserve account or under the Yield Supplement Agreement if interest accrued on the mortgage loans at their specified interest rates is insufficient to pay interest on the securities of such series (a "Basis Risk Shortfall").

REMIC Securities

         General. REMIC securities are securities (or the interests composing securities) of a series with respect to which a REMIC election will be made. If a REMIC election with respect to a trust fund is to be made, the prospectus supplement will designate the securities of such series or the interests composing such securities as "regular interests" ("REMIC regular securities"), which where the context so requires includes a reference to each interest composing a security where such interest has been designated as a regular interest, in lieu of such securities, in the REMIC (within the meaning of Section 860G(a)(l) of the Code) or as the residual interest in the REMIC ("REMIC residual securities") (within the meaning of Section 860G(a)(2) of the Code). With respect to each series of REMIC securities, the trustee will agree in the Agreement to elect to treat the related trust fund or certain assets of such trust fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC securities, federal tax counsel will deliver its opinion that, with respect to each series of REMIC securities for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related trust fund or certain assets of such trust fund will be a REMIC and the REMIC securities will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

         Allocation of Purchase Price. To the extent the prospectus supplement for a series so provides, holders of REMIC regular securities who are entitled to payments from the reserve account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC regular security. However, a portion of the purchase price of a REMIC regular security should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of




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the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC regular securities or at any time thereafter. Holders of REMIC regular securities are advised to consult their own advisors concerning the determination of such fair market values. Under the applicable Agreement, holders of applicable REMIC regular securities will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.

         Status of REMIC Securities. REMIC securities (other than the portion attributable to any Yield Supplement Agreements) will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC securities (other than the portion attributable to Yield Supplement Agreements) will be qualifying assets. Similarly, income on the REMIC securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to the mortgage assets, the REMIC's assets will include payments on the mortgage assets held pending distribution to holders of REMIC securities, amounts in reserve accounts (if any), other credit enhancements (if any), and possibly buydown funds ("buydown funds"). The prospectus supplement will indicate whether the mortgage assets will be qualifying assets under the foregoing sections of the Code. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgages or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on the mortgage assets and held pending distribution to holders of REMIC securities ("cash flow investments") will be treated as qualifying assets. Treasury regulations do not address whether amounts in a reserve account or buydown funds would also constitute qualifying assets. The prospectus supplement for each series will indicate (if applicable) that it has buydown funds. The REMIC securities will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

Tiered REMIC Structures

         For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs, known as "Tiered REMICs," for federal income tax purposes. Upon the issuance of any such series of securities, federal tax counsel will deliver its opinion that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC securities issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

         Solely for purposes of determining whether the REMIC securities (other than the portion attributable to Yield Supplement Agreements) will be "real estate assets" within the meaning of



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Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C)
of the Code, and whether the income on such securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

REMIC Regular Securities

         Current Income on REMIC Regular Securities-General. Except as this prospectus otherwise indicates, the REMIC regular securities will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC regular securities and not as beneficial interests in the REMIC or the REMIC's assets. Holders of REMIC regular securities who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular securities under an accrual method.

         Payments of interest on REMIC regular securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC regular security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate REMIC Regular Securities" below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate excludes any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate REMIC Regular Securities" below for discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC regular security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC regular security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC regular security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC regular security will be




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considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

         Original Issue Discount. REMIC regular securities of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC regular securities issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC regular security be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC regular securities.

         Each trust fund will report original issue discount, if any, to the holders of REMIC regular securities based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC regular securities.

         The OID Regulations provide that, in the case of debt instruments such as REMIC regular securities, (1) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (2) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC regular securities will be the rate used in pricing the initial offering of the securities. The prospectus supplement for each series of REMIC regular securities will specify the Prepayment Assumption, but no representation is made that the REMIC regular securities will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

         In general, a REMIC regular security will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "--Payment Lag REMIC Regular Securities; Initial Period Considerations," and "--Qualified Stated Interest," and in the case of certain REMIC regular securities having variable interest rates and accrual securities, the stated redemption price at maturity of a REMIC regular security is its principal amount. The issue price of a REMIC regular security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC regular securities is sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC regular security on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC regular security apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC regular security, of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (2) a fraction, the numerator of which



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is the amount of such distribution and the denominator of which is the REMIC regular security's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC regular securities.

         The holder of a REMIC regular security issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC regular security. In the case of an original holder of a REMIC regular security, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a distribution date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding distribution date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC regular security, if any, in future periods and (B) the distributions made on the REMIC regular security during the accrual period that are included in such REMIC regular security's stated redemption price at maturity, over (2) the adjusted issue price of such REMIC regular security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that the REMIC regular securities will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and using a discount rate equal to the original yield to maturity of the REMIC regular securities. For these purposes, the original yield to maturity of the REMIC regular securities will be calculated based on their issue price and assuming that the REMIC regular securities will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC regular security at the beginning of any accrual period will equal the issue price of such REMIC regular security, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC regular security in prior accrual periods that were included in such REMIC regular security's stated redemption price at maturity.

         The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC regular security in future accrual periods (or, possibly, preceding accrual periods). Such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. However, Treasury regulations do not address this issue.

         A subsequent holder that purchases a REMIC regular security issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC regular security, the daily portions of original issue discount with respect to the REMIC regular security, calculated as described above. However, if (1) the excess of the remaining stated



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redemption price at maturity over such cost is less than (2) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC regular security, then such daily portions will be reduced proportionately in determining the income of such holder.

         Qualified Stated Interest. Interest payable on a REMIC regular security which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC regular security. If the interest on a REMIC regular security does not constitute "qualified stated interest," the REMIC regular security will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Treasury regulations do not address whether the terms and conditions of the mortgage assets underlying the REMIC regular securities or the terms and conditions of the REMIC regular securities are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

         Premium. A purchaser of a REMIC regular security that purchases such REMIC regular security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC regular security at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC regular security. The Prepayment Assumption is probably taken into account in determining the life of the REMIC regular security for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC regular security.

         Payment Lag REMIC Regular Securities; Initial Period Considerations. Certain REMIC regular securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (1) as part of the issue price and the stated redemption price at maturity of the REMIC regular securities or (2) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Variable Rate REMIC Regular Securities. Under the OID Regulations, REMIC regular securities paying interest at a variable rate (a "variable rate REMIC regular security") are subject



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to special rules. A variable rate REMIC regular security will qualify as a
"variable rate debt instrument" if:

         1. its issue price does not exceed the total noncontingent principal payments due under the variable rate REMIC regular security by more than a specified de minimis amount;

         2. it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

         3. it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (1), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC regular securities should not be considered contingent for this purpose.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate REMIC regular security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (1) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35 or (2) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate REMIC regular security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the variable rate REMIC regular security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the variable rate REMIC regular security or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the variable rate REMIC regular security.

         An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if the Internal Revenue Service so designates in the future. An interest rate on a REMIC regular security that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a variable rate REMIC regular security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first





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half of the variable rate REMIC regular security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the variable rate REMIC regular security's term. Further, an objective rate excludes a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a variable rate REMIC regular security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable rate REMIC regular security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the variable rate REMIC regular security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For variable rate REMIC regular securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "single variable rate REMIC regular security"), original issue discount is computed as described above in "--Current Income on REMIC Regular Securities--Original Issue Discount" based on the following: (1) stated interest on the single variable rate REMIC regular security which is unconditionally payable in cash at least annually will constitute qualified stated interest; (2) by assuming that the variable rate on the single variable rate REMIC security is a fixed rate equal to: (a) in the case of a single variable rate REMIC regular security with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a single variable rate REMIC regular security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such single variable rate REMIC regular security; and (3) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (2), above.

         In general, any variable rate REMIC regular security other than a single variable rate REMIC regular security (a "multiple variable rate REMIC regular security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the multiple variable rate REMIC regular security. The OID Regulations generally require that such a multiple variable rate REMIC regular security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the multiple variable rate REMIC regular security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the multiple variable rate REMIC regular security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the multiple variable rate REMIC regular security is converted into a fixed rate that reflects





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the yield that is reasonably expected for the multiple variable rate REMIC regular security. (A multiple variable rate REMIC regular security may not bear more than one objective rate.) In the case of a multiple variable rate REMIC regular security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the multiple variable rate REMIC regular security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the multiple variable rate REMIC regular security as of the multiple variable rate REMIC regular security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the multiple variable rate REMIC regular security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the multiple variable rate REMIC regular security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "--Current Income on REMIC Regular Securities--Original Issue Discount." A holder of the multiple variable rate REMIC regular security will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument if such amounts differ from the actual amount of interest accrued or paid on the multiple variable rate REMIC regular security during the accrual period.

         If a variable rate REMIC regular security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the variable rate REMIC regular security would be treated as a contingent payment debt obligation. The manner in which a variable rate REMIC regular security would be taxed if such REMIC regular security were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to REMIC regular interests and Treasury regulations do not otherwise address this point.

         Interest-Only REMIC Regular Securities. The trust fund intends to report income from interest-only REMIC regular securities to the Internal Revenue Service and to holders of interest-only REMIC regular securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC regular securities will be treated as having original issue discount.

         Market Discount. A holder that acquires a REMIC regular security at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a




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prepayment. In particular, the holder of a REMIC regular security will be required to allocate that principal distribution first to the portion of the market discount on such REMIC regular security that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC regular security may be treated, at the election of the holder of the REMIC regular security, as accruing either (1) under a constant yield method, taking into account the Prepayment Assumption, or
(2) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the interest rate).

         In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC regular security purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC regular security that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC regular security. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC regular securities.

         Notwithstanding the above rules, market discount on a REMIC regular security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC regular security multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "--Current Income on REMIC Regular Securities--Original Issue Discount"), taking into account distributions (including prepayments) before the date of acquisition of such REMIC regular security by the subsequent purchaser. If market discount on a REMIC regular security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such REMIC regular security in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC regular securities should consult their own tax advisors regarding the availability or advisability of such an election.

         Single-Class REMICs. In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC regular securities. The deductibility of such expenses may be subject to certain limitations.

         Sales of REMIC Regular Securities. If a REMIC regular security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular security. A holder's adjusted basis in a REMIC regular security generally equals the cost of the REMIC regular security to the holder, increased by



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income the holder reported with respect to the REMIC regular security and reduced (but not below zero) by distributions on the REMIC regular security the holder received and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC regular security is held as a capital asset.

         Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (1) the amount that would have been includable in the seller's income with respect to the REMIC regular security had income accrued thereon at a rate equal to 110% of "the applicable federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC regular security, over (2) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC regular security by a seller who purchased the REMIC regular security at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC regular security was held by such seller, reduced by any market discount includable in income under the rules described above under "--Current Income on REMIC Regular Securities--Market Discount."

         REMIC regular securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC regular security by a bank or other financial institution to which such section applies would be ordinary income or loss.

         Termination. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC regular security should be treated as a payment in full retirement of a debt instrument.

Tax Treatment of Yield Supplement Agreements

         Whether a holder of a REMIC regular security of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related prospectus supplement.

REMIC Residual Securities

         Because the REMIC residual securities will be treated as "residual interests" in the REMIC, each holder of a REMIC residual security will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC residual security. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a holder of a REMIC residual security must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For





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this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day the REMIC designates within such period.

         The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC residual securities, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

         A REMIC regular security will be considered indebtedness of the REMIC. Market discount on any of the mortgage assets the REMIC holds must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the mortgage assets or as principal on the mortgage assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded.

         As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC regular security is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. The related REMIC taxable income may be recognized when the adjusted issue price of such REMIC regular security would exceed the maximum amount of future payments with respect to such REMIC regular security. However, Treasury regulations do not address this issue.

         A REMIC residual security has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC residual security in its holder's hands will be its cost (i.e., the purchase price of the REMIC residual security), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

         If, in any year, cash distributions to a holder of a REMIC residual security exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC residual security. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC residual security (but not below zero). If a REMIC residual security basis is reduced to zero, any cash distributions with respect to that REMIC residual security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

         The losses of the REMIC taken into account by a holder of a REMIC residual security in any quarter may not exceed the holder's basis in its REMIC residual security. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.





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         There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC residual security at a premium will not be able to use the premium to reduce its share of the REMIC's taxable income.

         Mismatching of Income and Deductions. The taxable income recognized by the holder of a REMIC residual security in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC regular securities, on the other. In many cases, particularly if there are multiple classes of REMIC regular securities issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC residual securities may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, will increase over time as the shorter term, lower yielding classes of REMIC regular securities are paid, whereas interest income from the mortgage assets may not increase over time as a percentage of the outstanding principal amount of the mortgage assets.

         In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the mortgage assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the trust fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC residual security will be subject to certain special rules. The excess inclusions with respect to a REMIC residual security are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC residual security is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable federal rate (for quarterly compounding) that would have applied to the REMIC residual securities (if they were debt instruments) on the closing date under Section 1274(d)(1) of the Code and (B) the adjusted issue price of such REMIC residual securities at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC residual security at the beginning of a quarterly period is the issue price of such securities plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such securities before the beginning of such quarterly period.

         The excess inclusions of a REMIC residual security may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

         Statutory rules governing the relationship between excess inclusions and the alternative minimum tax provide that (1) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income


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cannot be less than the amount of excess inclusions, (2) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (3) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

         If the holder of a REMIC residual security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Section 511 of the Code. In addition, the Code provides that under Treasury regulations, if a real estate investment trust - commonly referred to as a REIT - owns a REMIC residual security, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends the shareholders received from the REIT. Excess inclusions derived by regulated investment companies - referred to as RICS - common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

         The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC residual securities is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC residual security may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

         Prohibited Transactions. A REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC securities. In addition, a tax is imposed on a REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute mortgage assets or to sell defective mortgage assets.

         A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

         The related prospectus supplement will indicate whether any tax described in the two preceding paragraphs that may be imposed on a trust fund initially would be borne by the REMIC residual securities in the related REMIC rather than by the REMIC regular securities.


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         Dealers' Ability to Mark to Market REMIC Residual Securities. Treasury
regulations provide that all REMIC residual securities acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to
Section 475 of the Code.

Transfers of REMIC Residual Securities

         Tax on Disposition of REMIC Residual Securities.

         The sale of a REMIC residual security by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC residual security.

         If the seller of a REMIC residual security held the REMIC residual security as a capital asset, the gain or loss generally will be capital gain or loss. However, under Section 582(c) of the Code, the sale of a REMIC residual security by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC residual security that has unrecovered basis after all funds of the trust fund have been distributed is not addressed in Treasury regulations, under general tax principles, the holder would be entitled to claim a loss in the amount of the unrecovered basis.

         The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC residual security and acquires the same or other REMIC residual securities, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss the seller realized on the sale generally will not be currently deductible.

         A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

         The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent lacks actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.


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         Treatment of Payments to a Transferee in Consideration of Transfer of a
REMIC Residual Security. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the appropriate federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC residual security and has requested comments on this issue from tax practitioners. A transferee of such an interest should consult its own tax advisors.

         Restrictions on Transfer; Holding by Pass-Through Entities. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) the REMIC makes available information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions). The governing instruments of a trust fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC residual security must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC residual security is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

         A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

         The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC residual security will be null and void unless the proposed transferee provides to the trustee an affidavit that such transferee is not a disqualified organization.

         All partners of certain "electing large partnerships" having 100 or more number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. In addition, 70 percent of an electing large partnership's miscellaneous itemized deductions will be disallowed, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions will not be subject to the 2 percent floor applicable to individual partners.


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         The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed under a safe harbor not to have improper knowledge if (1) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (2) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC residual security must execute and deliver to the transferor an affidavit containing the representations described in (2) above. A different formulation of this rule applies to transfers of REMIC residual securities by or to foreign transferees.

         The Treasury recently proposed regulations that would modify the safe harbor relating to transfers of nonecomonic residuals. In order to comply with the safe harbor, the proposed regulations would impose an additional requirement that the present value of the anticipated tax liabilities associated with holding the residual interest not exceed the sum of (a) the present value of any consideration given to the transferee to acquire the residual interest, (b) the present value of the expected future distributions on the residual interest and
(c) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. The regulations are proposed to be effective for transfers of noneconomic residuals on or after February 4, 2000.

         The Internal Revenue Service has also issued additional guidance in Rev. Proc. 2001-12 concerning the safe harbor. The Revenue Procedure provides an alternative means of complying with the safe harbor to the present value test described above. The alternative test is satisfied for a transfer if (a) the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million at the time of the transfer and at the close of each of the transferee's two fiscal years preceding the year of the transfer, (b) the transferee is an eligible corporation (any domestic subchapter C corporation other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or cooperative) and agrees in writing that any subsequent transfer of the residual interest will be to another eligible corporation in a manner that satisfies the safe harbor and (c) the facts and circumstances, including the amount of consideration paid to the transferee, do not reasonably indicate to the transferor that the taxes associated with the residual interest will not be paid. The Revenue Procedure further provides that a transfer will not satisfy the alternative test if the


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transfer is to a foreign branch of an eligible corporation or involves any other arrangement by which the residual interest is at any time subject to net tax by a foreign country or possession of the United States.

Deductibility of Trust Fund Expenses

         A holder of REMIC securities that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Section 67 of the Code, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living after 1990) will be reduced by the lesser of
(1) 3 percent of the excess of adjusted gross income over the applicable amount, or (2) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the master servicer of the mortgage assets. These deductions will be allocated entirely to the holders of the REMIC residual securities in the case of REMIC Trust Funds with multiple classes of REMIC regular securities that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC residual securities in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC residual securities may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC regular securities and the REMIC residual securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC regular security who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC regular securities to such a holder. In general terms, a single-class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

Foreign Investors in REMIC Securities

         REMIC Regular Securities. Except as discussed below, a holder of a REMIC regular security who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC regular security, provided that (1) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC


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regular security under penalties of perjury, certifying that the holder of the
REMIC regular security is the beneficial owner and is not a United States person (and providing the name and address of the holder), (2) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to apply to a holder of a REMIC regular security who holds a direct or indirect 10 percent interest in the REMIC residual securities,
(3) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (4) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC regular security. For these purposes, the term "United States person" means:

         1.  a citizen or resident of the United States,

         2. a corporation, partnership (or other entity treated as a corporation or partnership that is) created or organized in or under the laws of the United States or any political subdivision thereof,

         3. an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and

         4. a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration.

Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

         REMIC Residual Securities. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "--Foreign Investors in REMIC Securities--REMIC Regular Securities") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on the mortgage assets that a trust fund holds will not qualify as portfolio interest, although interest on the private mortgage-backed securities, other pass-through certificates, or REMIC regular interests that a trust fund holds may qualify. In any case, a holder of a REMIC residual security will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate


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reduction) for that portion of a payment that constitutes excess inclusions.
Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

         The REMIC Regulations provide that a transfer of a REMIC residual security to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC residual security will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

         Gain on Transfers of Certificates. A certificateholder that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of a REMIC security, provided that (1) such gain is not effectively connected with a trade or business carried on by the certificateholder in the United States, (2) in the case of a certificateholder that is an individual, such certificateholder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (3) in the case of gain representing accrued interest, the certificateholder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is the beneficial owner and is not a United States person (and providing the name and address of such holder).

Backup Withholding

         Distributions made on the REMIC securities and proceeds from the sale of REMIC securities to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC securities complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC securities would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.

REMIC Administrative Matters

         The federal information returns for a trust fund (Form 1066 and Schedules Q thereto) must be filed as if the trust fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC residual securities with respect to every calendar quarter. Each holder of a REMIC residual security will be required to treat items on its federal income tax returns consistently with their treatment on the trust fund's information


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returns unless the holder either timely files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the trust fund. The trust fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC residual securities will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC residual securities in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

         The prospectus supplement will indicate whether the trustee, its designee or some other party will act as the tax matters person for each REMIC. Each holder of a REMIC residual security, by the acceptance of its interest in the REMIC residual security, agrees that the trustee or its designee will act as the holder's fiduciary in the performance of any duties required of the holder if the holder is the tax matters person.

FASIT Securities

         If a FASIT election with respect to a trust fund is to be made, the prospectus supplement will designate the securities of such series or the interests composing such securities as "regular interests" ("FASIT regular securities") which, where the context so requires, includes a reference to each interest composing a security where such interest has been designated as a regular interest, in lieu of such securities, in the FASIT (within the meaning of Section 860L(b)(1)(A) of the Code) or an "ownership interest" ("FASIT ownership certificate") in the FASIT (within the meaning of Section 860L(b)(2) of the Code). Each class of FASIT regular securities which are "high-yield interests" within the meaning of Section 860L(b)(1)(B) of the Code ("High-Yield Interests") will be identified as such in the prospectus supplement. The term "FASIT securities" denotes securities (or the interests composing securities) of a series with respect to which a FASIT election will be made.

         With respect to each series of FASIT securities, the trustee will agree in the Agreement to elect to treat the related trust fund or certain assets of such trust fund as a FASIT. Qualification as a FASIT requires ongoing compliance with certain conditions which are generally described below. Upon the issuance of each series of FASIT securities, federal tax counsel will deliver its opinion that, with respect to each series of FASIT securities for which a FASIT election is to be made, under then existing law, and assuming a proper and timely FASIT election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, if any, the related trust fund or certain assets of such trust fund will be a FASIT and the FASIT securities will be considered to evidence ownership of "regular interests" or an "ownership interest" within the meaning of the FASIT provisions of the Code.


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Qualification as a FASIT

         The following is a general description of the requirements under the applicable provisions of Sections 860H through 860L of the Code for the trust fund or certain assets of each trust fund to qualify as a FASIT. Treasury regulations have been proposed with respect to FASITs, but no regulations have been finalized. The following discussion does not take account of the proposed FASIT regulations. The proposed, or any temporary or final, regulations relating to any FASIT will be discussed in the prospectus supplement relating to any FASIT securities that are issued.

         In order to qualify as a FASIT, an entity or (segregated group of assets) must fulfill an assets test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the Startup Day and at all times thereafter, must consist of cash or cash equivalents, certain permitted debt instruments (other than debt instruments issued by the holder of the FASIT ownership certificate or a related party) and hedges (including contracts to acquire hedges), foreclosure property and regular interests in another FASIT or in a REMIC. By analogy to the REMIC provisions, it appears that the "substantially all" requirements should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT ownership certificate and "High-Yield Interests" (described below) may be held only by certain fully taxable, domestic corporations ("eligible corporations" described below). The Agreement for each trust fund will provide that no legal or beneficial interests in the FASIT ownership certificate or in any Class of FASIT regular securities which we determine to be a High-Yield Interest may be transferred or registered unless certain conditions, designed to prevent violation of this requirement, are met.

         For purposes of the assets test, permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments as provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided that the FASIT had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur. Foreclosure property may generally not be held beyond the close of the third taxable year after the taxable year in which the FASIT acquired such property, with one extension available from the Internal Revenue Service.

         In addition to the foregoing requirements, the various interests in a FASIT also must meet the following requirements. All of the interests in a FASIT must be: (1) one or more classes of FASIT regular interests or (2) a single FASIT ownership interest. A FASIT regular interest is an interest that is issued on or after the Startup Day with fixed terms, is designated as a FASIT regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (2) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or on a qualified variable rate that would be permitted under the REMIC Regulations, (3) has a stated maturity of generally not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher that the related


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applicable federal rate (as defined in Section 1274(d) of the Code). A FASIT regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1), (2) (4) or (5) is a "High-Yield Interest." In order for a FASIT to issue a High-Yield Interest that fails requirement (2), such High-Yield Interest must consist of a specified, nonvarying portion of the interest payments on the permitted assets (as provided in the REMIC rules). A FASIT ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated a FASIT ownership interest and is held by an "eligible corporation". An "eligible corporation" is a taxable C corporation which is not a RIC, REIT, REMIC or cooperative and, therefore, would not include tax-exempt entities (including pension funds).

         If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the entity or applicable portion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage assets and is the obligor with respect to debt obligations with two or more maturities may be treated as a separate taxable mortgage pool (i.e, as an association taxable as a corporation; see "--Tax Characterization of the Trust as a Partnership--Taxable Mortgage Pools."), and the FASIT regular securities may be treated as equity interests in such taxable mortgage pool. The legislative history of the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all FASIT regular interests and their reissuance. If the resulting interests would be treated as equity under general tax principles, cancellation of debt income may result.

Tiered FASIT Structures

         For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as FASITs ("Tiered FASITs") for federal income tax purposes. Upon the issuance of any such series of securities, federal tax counsel will deliver its opinion that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered FASITs will each qualify under then existing law as a FASIT and the FASIT securities issued by the Tiered FASITs, respectively, will be considered to evidence ownership of "regular interests" or "ownership interests" in the related FASIT within the meaning of the FASIT provisions of the Code.

         Solely for purposes of determining whether the FASIT regular securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered FASITs will be treated as one FASIT.

FASIT Regular Securities

         Current Income on FASIT Regular Securities-General. Except as this prospectus otherwise indicates, the FASIT regular securities will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the FASIT on the date of issuance of the FASIT regular securities and not as beneficial interests in


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the FASIT or the FASIT's assets. Holders of FASIT regular securities who would otherwise report income under a cash method of accounting will be required to report income with respect to FASIT regular securities under an accrual method.

         As FASIT regular securities will be treated as debt instruments, they are subject to the same original issue discount, premium and market discount provisions that apply to REMIC regular interests and which are described above in "--REMIC regular securities--Current Income on REMIC regular securities--Original Issue Discount," "--Premium" and "--Market Discount," except that those FASIT regular securities which are High-Yield Interests are subject to additional provisions listed below.

         High-Yield Interests. The taxable income of the holder of any High-Yield Interest for any tax year will in no event be less than the sum of that holder's taxable income determined solely with respect to that interest (including gains and losses from sales and exchanges of those interests) and the "excess inclusions," if any, as defined under the REMIC rules relating to REMIC residual securities for such tax year. Therefore, holders of High-Yield Interests may not use net operating losses to offset any FASIT income derived from the High-Yield Interest. This rule is coordinated with the rule that limits a taxpayer's ability to offset REMIC excess inclusion income against net operating losses. Any net operating loss carryover is computed by disregarding any income from the disallowed loss. For purposes of the alternative minimum tax, the taxable income of the holder of any High-Yield Interest is determined without regard to the above rules with respect to net operating losses. However, the alternative minimum taxable income of the holder of any High-Yield Interest may not be less than the holder's taxable income from the FASIT. In addition, the alternative tax net operating loss deduction is computed without regard to any increase in taxable income to the holder referred to above. For purposes of these rules, all members of an affiliated group filing a consolidated return will be treated as one taxpayer.

         A transfer of a High-Yield Interest to a "disqualified holder" is not recognized for income tax purposes. A "disqualified holder" is any holder other than a FASIT or an "eligible corporation" (described above). The transferor will continue to be taxed on the income from the High-Yield Interest, and the disqualified holder will not include in its income earnings (other than gain) from the High-Yield Interest, unless the transferee provides the transferor with an affidavit that the transferee is not a disqualified holder or the Internal Revenue Service determines that the High-Yield Interest is no longer held by a disqualified holder and a corporate tax has been paid on the income from the High-Yield Interest while it was held by a disqualified holder. Under this rule, no High-Yield Interests will be treated as issued where the FASIT directly issues these interests to a disqualified holder other than certain securities dealers.

         An excise tax computed at the highest corporate income tax rate is imposed on a securities dealer (in addition to other taxes) if it ceases to be a dealer in securities or subsequently holds the High-Yield Interest for investment. A securities dealer will not be treated as having changed his intent for holding High-Yield Interests to investment for the first 31 days after it acquires the interests unless the holding is a part of a plan to avoid the restriction on the holding of High-Yield Interests by disqualified holders.


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         Where a pass-through entity, other than a FASIT, issues either debt or equity interests that are supported (i.e., secured by) FASIT regular interests and those interests bear a yield to maturity greater than that held on the FASIT regular interests or the applicable federal rate plus 5 percentage points, then an excise tax is imposed on the pass-through entity at a rate equal to the highest corporate income tax rate on the income of any holder of that instrument attributable to the FASIT regular interests, unless the pass-through entity did not issue the debt or equity with the principal purpose of avoiding the rule that High-Yield Interests not be owned by disqualified holders.

         Sale of FASIT Regular Securities. If a FASIT regular security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the FASIT regular security. A holder's adjusted basis in a FASIT regular security generally equals the cost of the FASIT regular security to the holder, increased by income reported by the holder with respect to the FASIT regular security and reduced (but not below zero) by distributions on the FASIT regular security received by the holder and by amortized premium. Any such gain or loss generally will be capital gain or loss, provided the FASIT regular security is held as a capital asset.

         FASIT regular securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a FASIT regular security by a bank or other financial institution to which such section applies would be ordinary income or loss.

         Termination. The FASIT will terminate, if not earlier, shortly following the FASIT's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a FASIT regular security should be treated as a payment in full retirement of a debt instrument.

Tax Treatment of Yield Supplement Agreements

         Whether a holder of a FASIT regular security of a series will have a separate contractual right to payments under a Yield Supplement Agreement (which may require an allocation of the purchase price between the FASIT regular securities and the Yield Supplement Agreements) and the tax treatment of such payments, if any, will be addressed in the related prospectus supplement.

FASIT Ownership Certificate

         Generally. All assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT are treated as assets, liabilities and items of income, gain, deduction, loss and credit of the holder of the FASIT ownership certificate (the "FASIT owner") in determining the FASIT owner's taxable income. The FASIT owner does not take into account any item of income, gain or deduction allocable to prohibited transactions as discussed below and must treat tax-exempt interest accrued by the FASIT as ordinary income. The FASIT owner must use the constant yield method, applied under an accrual method of accounting, in determining all interest, original issue discount, market discount and premium deductions with respect to debt instruments held by the FASIT. Like the holder of a High-Yield Interest, the FASIT owner is not allowed to offset


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any net taxable income derived from its FASIT ownership certificate (including gains and losses from sales and exchanges of such security) with losses, including net operating losses.

         Net Income from Prohibited Transactions. The FASIT owner is required to pay a tax equal to 100 percent of the net income derived from prohibited transactions. Prohibited transactions include:

         o   the receipt of income from an asset that is not a permitted asset;

         o the disposition of a permitted asset, other than a permitted disposition as described below;

         o the receipt of income derived from any loan originated by the FASIT; and

         o compensation for services (other than any fee for a waiver, amendment or consent with respect to permitted assets, other than foreclosure property).

A permitted disposition of a permitted asset includes a disposition pursuant to the complete liquidation of any class of regular interests, even if the FASIT itself is not liquidated. Further, a disposition of a permitted debt instrument is not a prohibited transaction if the disposition is

         o incident to the foreclosure, default or imminent default of the instrument;

         o   pursuant to the bankruptcy or insolvency of the FASIT;

         o   pursuant to a qualified liquidation;

         o required to prevent default on a FASIT regular interest where the threatened default is attributable to a default on one or more debt instruments held by the FASIT;

         o   to facilitate a clean-up call or

         o to substitute one permitted debt instrument for another or to reduce overcollateralization of the FASIT by distributing a debt instrument contributed by the holder of the ownership interest to such holder (but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of loss) as a result of an increase in the market value of the debt instrument after its acquisition by the FASIT).

         Tax on Disposition of FASIT Ownership Certificate. The sale of a FASIT ownership certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the FASIT ownership certificate.

         If the seller of a FASIT ownership certificate held the underlying assets as capital assets, the gain or loss generally will be capital gain or loss. However, under Section 582(c) of the Code, to the extent the sale of those assets by certain banks and other financial institutions would be considered a sale of property other than a capital asset, the resulting income or loss will be ordinary income or loss. The tax treatment with respect to a FASIT ownership certificate that has


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unrecovered basis after all funds of the trust fund have been distributed has not been addressed in Treasury regulations, but the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

         The Code provides that, except as provided in Treasury regulations (which have not been issued), if a holder sells a FASIT ownership certificate and acquires the same or other FASIT ownership certificates in another FASIT or any similar interests in a "taxable mortgage pool" (see "--Tax Characterization of the Trust as a Partnership--Taxable Mortgage Pools" below) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sales" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

         Status of FASIT Securities. The FASIT regular securities (but not FASIT ownership certificates) will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the FASIT's assets are qualifying assets, but not to the extent that the FASIT's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the FASIT's assets are qualifying assets, then 100 percent of the FASIT securities will be qualifying assets. Similarly, income on the FASIT securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to mortgage assets, the FASIT's assets will include payments on the mortgage assets held pending distribution to holders of FASIT securities, amounts in reserve accounts (if any), other credit enhancements (if any), and possibly buydown funds. The related prospectus supplement will indicate whether the mortgage assets will be qualifying assets under the foregoing sections of the Code. The REMIC Regulations treat credit enhancements as part of the mortgage or pool of mortgages to which they relate and, therefore, by analogy to the REMIC Regulations, credit enhancements generally should be qualifying assets. Similarly, by analogy to the REMIC Regulations, amounts paid on the mortgage assets and held pending distribution to holders of FASIT securities ("cash flow investments") should be treated as qualifying assets. Whether amounts in a reserve account or buydown funds would also constitute qualifying assets has not been addressed in Treasury regulations. The prospectus supplement for each series will indicate (if applicable) that it has buydown funds. The FASIT securities will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

         Foreign Investors in FASIT Securities. FASIT regular securities are subject to the same United States income tax and withholding tax rules as those that apply to a REMIC regular security as described in "Foreign Investors in REMIC securities" and "Backup Withholding on REMIC securities".

         FASIT ownership certificates and FASIT regular securities which are High-Yield Interests may not be sold or transferred to holders who are not U.S. persons, and such securities will be subject to transfer restrictions as described in the Agreement for the series.


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Grantor Trusts

         The discussion under this heading applies only to a series of securities with respect to which neither a REMIC nor a FASIT election is made ("Non-Electing securities") and which are issued by a grantor trust.

         Tax Status of the Trust Fund. Upon the issuance of each series of Non-Electing securities, federal tax counsel will deliver its opinion that, under then current law, assuming compliance with the Agreement, the related trust fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool (see"--Tax Characterization of the Trust as a Partnership-- Taxable Mortgage Pools"). Accordingly, each holder of a Non-Electing security will be treated for federal income tax purposes as the owner of an undivided interest in the mortgage assets included in the trust fund. As further described below, each holder of a Non-Electing security therefore must report on its federal income tax return the gross income from the portion of the mortgage assets that is allocable to such Non-Electing security and may deduct the portion of the expenses incurred by the trust fund that is allocable to such Non-Electing security, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the mortgage assets and received directly its share of the payments on the mortgage assets and incurred directly its share of expenses incurred by the trust fund when those amounts are received or incurred by the trust fund.

         A holder of a Non-Electing security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living after 1990) will be reduced by the lesser of
(1) 3 percent of the excess of adjusted gross income over the applicable amount, or (2) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-Electing security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the mortgage assets. As a result, individuals, estates, or trusts holding Non-Electing securities may have taxable income in excess of the cash received.

         Status of the Non-Electing Securities. The Non-Electing securities generally will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-Electing securities generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-Electing securities may not be qualifying assets under the foregoing sections of the Code to the extent that the trust fund's assets include buydown funds, amounts in a reserve account, or payments on mortgages held pending distribution to holders. The Non-Electing securities should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.


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         Taxation of Non-Electing Securities Under Stripped Bond Rules. The
federal income tax treatment of the Non-Electing securities will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-Electing securities will be subject to those rules if stripped interest-only securities are issued. In addition, whether or not stripped interest-only securities are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the master servicer's servicing fee, or other amounts, if any, paid to (or retained by) the master servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm's length consideration for servicing the mortgage assets. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Section 1286 of the Code.

         If interest retained for the master servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-Electing securities will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-Electing securities will account for any discount on the Non-Electing security (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (1) the amount of original issue discount with respect to the Non-Electing security was treated as zero under the original issue discount de minimis rule when the Non-Electing security was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the mortgage assets. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-Electing securities.

         If the original issue discount rules apply, the holder of a Non-Electing security (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-Electing security in each taxable year equal to the income that accrues on the Non-Electing security in that year calculated under a constant yield method based on the yield of the Non-Electing security (or, possibly, the yield of each mortgage loan underlying such Non-Electing security) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the mortgage assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-Electing security. The Taxpayer Relief Act of 1997 amended the original issue discount provisions to provide that for "any pool of debt instruments, the yield on which may be affected by reason of prepayments," original issue discount shall be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. This presumably will require the use of the pricing prepayment assumption. The prospectus supplement for each series of Non-Electing securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the mortgage assets will prepay at that rate or at any other rate.

         In the case of a Non-Electing security acquired at a price equal to the principal amount of the mortgage assets allocable to the Non-Electing security, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-Electing security acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.


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         If a mortgage loan is prepaid in full, the holder of a Non-Electing security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Non-Electing security and the portion of the adjusted basis of the Non-Electing security (see "Sales of Non-Electing Securities" below) that is allocable to the mortgage loan.

         Non-Electing securities of certain series ("Variable Rate Non-Electing securities") may provide for an interest rate based on the weighted average of the interest rates of the mortgage assets held by the trust fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-Electing security that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount--Variable Rate REMIC Regular Securities" may be applied.

         Taxation of Non-Electing Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-Electing security, then the holder will be required to include in income its share of the interest payments on the mortgage assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-Electing security at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the mortgage assets directly. The treatment of any discount will depend on whether the discount with respect to the mortgage assets is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the mortgage assets. However, original issue discount could arise with respect to a mortgage loan that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. Such mortgage loans are commonly referred to as ARMs. The original issue discount for ARMs generally will be determined under the principals discussed in "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate REMIC Regular Securities."

         If discount on the mortgage assets other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any mortgage loan, to the amount of principal on such mortgage loan received by the trust fund in that month. Because the mortgage assets will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-Electing security to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method.


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Under the de minimis rule, market discount with respect to a Non-Electing security will be considered to be zero if it is less than the product of (1) 0.25% of the principal amount of the mortgage assets allocable to the Non-Electing security and (2) the weighted average life (determined using complete years) of the mortgage assets remaining at the time of purchase of the Non-Electing security.

         If a holder purchases a Non-Electing security at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a mortgage loan under a constant yield method based on the yield of the mortgage loan to such holder, provided that such mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before that date should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

         Presumably, foregoing adjustments for discount or premium would be made taking account of a reasonable prepayment assumption.

         If a mortgage loan is prepaid in full, the holder of a Non-Electing security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Non-Electing security and the portion of the adjusted basis of the Non-Electing security (see "Sales of Non-Electing Securities" below) that is allocable to the mortgage loan.

         Sales of Non-Electing Securities. A holder that sells a Non-Electing security will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-Electing security. In general, such adjusted basis will equal the holder's cost for the Non-Electing security, increased by the amount of any income previously reported with respect to the Non-Electing security and decreased by the amount of any losses previously reported with respect to the Non-Electing security and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-Electing security were held as capital assets, except that, for a Non-Electing security to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-Electing Securities if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-Electing security and that was not previously included in income.

         Foreign Investors. A holder of a Non-Electing security who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-Electing security will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-Electing security to the extent attributable to mortgage assets that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-Electing security under penalties of perjury, certifying that such holder is the beneficial owner and is not a United States person and providing the name and address of such holder). Recently issued Treasury regulations (the "Final Withholding Regulations"), which


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are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations. Interest or original issue discount on a Non-Electing security attributable to mortgage assets that were originated before July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration.

Tax Characterization of the Trust as a Partnership

         If a trust fund is intended to be a partnership for federal income tax purposes the applicable Agreement will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities will be structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the trust fund as a partnership (such as making an election to treat the trust fund as a corporation for federal income tax purposes). If, however, the trust fund has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the trust fund as a corporation for federal income tax purposes.

         Taxable Mortgage Pools. Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (1) the entity is not a REMIC or a FASIT, (2) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests in real estate mortgages), (3) the entity is the obligor under debt obligations with two or more maturities, and (4) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (3), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the trust fund were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal tax counsel will deliver its opinion for a trust fund which is intended to be a partnership for federal income tax purposes, as specified in the related prospectus supplement, that the trust fund will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with,


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and on federal tax counsel's conclusion that either the number or type of classes of debt obligations issued by the trust fund, or the nature of the assets held by the trust fund will exempt the trust fund from treatment as a taxable mortgage pool.

Tax Consequences to Holders of Debt Securities

         General. Certain securities ("Debt Securities") may be issued with the intention to treat them, for federal income tax purposes, either as (1) our nonrecourse debt secured by the related mortgage assets, in which case the related trust fund will constitute only a security device which constitutes a collateral arrangement for the issuance of secured debt and not an entity for federal income tax purposes (or a wholly-owned entity treated as a division of the owner) or (2) debt of a partnership, in which case the related trust fund will constitute a partnership for federal income tax purposes, and in either case federal tax counsel will deliver its opinion that, for federal income tax purposes, assuming compliance with all the provisions of the related Indenture,
(1) Debt Securities will be characterized as debt issued by, and not equity in, the related trust fund and (2) the related trust fund will not be characterized as an association (or publicly traded partnership within the meaning of Code
Section 7704) taxable as a corporation or as a taxable mortgage pool.

         Original Issue Discount. If interest payments on the Debt Securities may, in the event of certain shortfalls, be deferred for periods exceeding one year, it is likely that the Debt Securities will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. As a result, interest payments may not be considered "qualified stated interest" payments.

         In general, a holder of a Debt Security having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the method of accounting otherwise used. The amount of original issue discount on a Debt Security will be computed generally as described under "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." We intend to report any information required with respect to the Debt Securities based on the OID Regulations.

         Market Discount. A purchaser of a Debt Security may be subject to the market discount rules of Code Sections 1276 through 1278. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Debt Security issued with original issue discount, the adjusted issue price) of the Debt Security exceeds the purchaser's basis in a Debt Security. The holder of a Debt Security that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Debt Security are received. The amount of market discount on a Debt Security will be computed generally as described under "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Market Discount."

         Premium. A Debt Security purchased at a cost greater than its currently outstanding stated redemption price at maturity is considered to be purchased at a premium. A holder of a Debt Security which holds a Debt Security as a "capital asset" within the meaning of Section


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1221 of the Code may elect under Section 171 of the Code to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder of a Debt Security acquires on or after the first day of the taxable year for which the election is made, unless the IRS permits the revocation of the election. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Debt Securities. The treatment of premium incurred upon the purchase of a Debt Security will be determined generally as described above under "--REMIC Regular Securities--Premium."

         Sale or Exchange of Debt Securities. If a holder of a Debt Security sells or exchanges a Debt Security, the holder of a Debt Security will recognize gain or loss equal to the difference, if any, between the amount received and the holder of a Debt Security's adjusted basis in the Debt Security. The adjusted basis in the Debt Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Debt Security and reduced by the payments previously received on the Debt Security, other than payments of qualified stated interest, and by any amortized premium.

         In general, except as described above with respect to market discount, and except for certain financial institutions subject to Code Section 582(c), any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Debt Security as a capital asset (within the meaning of Code Section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the Debt Security has been held for more than one year. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, net capital gains are subject to varying tax rates depending upon the holding period of the Debt Securities.

         Backup Withholding. Holders of Debt Securities will be subject to backup withholding rules identical to those applicable to REMIC regular securities and discussed under the heading. "--REMIC Regular Securities--Backup Withholding on REMIC securities."

         Tax Treatment of Foreign Investors. Holders of Debt Securities who are foreign investors will be subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is described under the heading "--REMIC Regular Securities--Foreign Investors in REMIC Securities."

         Status of Debt Securities.

         For federal income tax purposes, (1) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (3) Debt Securities held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; and (4) Debt Securities held by a regulated investment company will


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not constitute "Government securities" within the meaning of Section
851(b)(3)(A)(i) of the Code.

Tax Consequences to Holders of Certificates Issued by a Partnership

         Treatment of the Trust Fund as a Partnership. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the we and the trust fund will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes, if any, being debt of the partnership, or if there is a single holder of certificates for federal income tax purposes, to disregard the trust fund as an entity separate from the holder of certificates.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of certificates will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the mortgage assets (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of mortgage assets. The trust fund's deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of mortgage assets.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement). The Agreement will provide, in general, that the holders of certificates will be allocated taxable income of the trust fund for each month equal to the sum of (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the interest rate for such month and interest on amounts previously due on the certificates but not yet distributed; (2) any trust fund income attributable to discount on the mortgage assets that corresponds to any excess of the principal amount of the certificates over their initial issue price; (3) prepayment premium payable to the holders of certificates for such month; and (4) any other amounts of income payable to the holders of certificates for such month. Such allocation will be reduced by any amortization by the trust fund of premium on the mortgage assets that corresponds to any


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excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to us. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire interest rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders may be purchasing certificates at different times and at different prices, such holders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         If notes are also issued, all of the taxable income allocated to a holder of certificates that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the trust fund (including fees to the master servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on such holders.

         Discount and Premium. It is believed that the mortgage assets will not have been issued with OID and, therefore, the trust fund should not have original issue discount income. However, the purchase price paid by the trust fund for the mortgage assets may be greater or less than the remaining principal balance of the mortgage assets at the time of purchase. If so, the mortgage loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan by mortgage loan basis.)

         If the trust fund acquires the mortgage assets at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the mortgage assets or to offset any such premium against interest income on the mortgage assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to holders of certificates.

         Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in


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the trust fund are sold or exchanged within a 12-month period. If such a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the trust fund as a new partnership. The trust fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates issued by a partnership in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. The tax basis of a holder in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage assets would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a holder of certificates is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Sellers and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The legislative history relating to these provisions directs Treasury to establish a convention for such allocations, but no Treasury regulations have been issued or proposed. Accordingly, the use of such a monthly convention may not be permitted. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.


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         Section 754 Election. If a holder sells its certificates at a profit
(loss), the purchasing holder will have a higher (lower) basis in the certificates than the selling holder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund was to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make such election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         We will be designated as the tax matters partner in the related Agreement. As such, we will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under certain circumstances, a holder of certificates may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of


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returns of a holder of certificates and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Holders of Certificates. There is no clear authority addressing the issue of whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign investors. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold pursuant to Section 1446 of the Code on the portion of its taxable income that is allocable to holders of certificates that are foreign investors, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

         Each holder of certificates that is a foreign investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a holder of certificates who is a foreign investor generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the holder of certificates fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, adequately demonstrates such status.

Taxation of Classes of Exchangeable Securities

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered (an "ES Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the ES Pool and the ES Classes represent beneficial ownership of these interests in the classes of securities.


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         Tax Status

         The ES Classes should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC.

         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "--Current Income on REMIC Regular Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as


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described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class (an "Exchanged ES Class") for several ES Classes (each, a "Received ES Class") and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.


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         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "--REMIC Regular Securities--Investors in REMIC Securities."

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "--REMIC Regular Securities--Backup Withholding on REMIC Securities."

         Reporting and Administrative Matters

         Reports will be made to the Internal Revenue Service and to holders of record of ES Classes that are not excepted from the reporting requirements.

Callable Classes

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. We urge you to consult your own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

General

          A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:


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     o   whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o whether the investment satisfies the applicable diversification requirements;

     o whether the investment is in accordance with the documents and instruments governing the plan; and

     o whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Bear, Stearns & Co. Inc., each master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA Considerations Relating to Certificates

         Plan Assets. In DOL Regulation 'SS'2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed


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cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o   the trustee may not be our affiliate; and

         o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which we are or the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and



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         o   at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

         The DOL has granted to Bear, Stearns & Co. Inc. an individual exemption, Prohibited Transaction Exemption 90-30, which was amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34") and further recently amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (the "Exemption") which is applicable to certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

         General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder.

         First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans.").

         Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

         Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories


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by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc., Moody's Investors Services, Inc. or Fitch, Inc. each, a "rating agency".

         Fifth, the trustee generally cannot be an affiliate of any member of the "Restricted Group" which consists of any:

         o   underwriter as defined in the Exemption;

         o   us;

         o   the master servicer;

         o   each servicer;

         o   each insurer;

         o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

         o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

         Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         Seventh, the following seasoning requirements must be met:

         o the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and

         o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.


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         Recent Amendments to Exemption. PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordindated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

         Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multi-family loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

         o not subordinated to the rights and interests evidenced by securities of the same trust fund;

         o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

         o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

             (a) the outstanding principal balance due under the loan which is held by the trust fund and

             (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

         Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are Subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase


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certificates pursuant to Section III of Prohibited Transaction Class Exemption
95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

         o   is an "eligible Swap";

         o   is with an "eligible counterparty;"

         o   is purchased by a "qualified plan investor;"

         o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

         o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

         An "eligible Swap" is one which:

         o   is denominated in U.S. dollars;

         o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

         o   has a notional amount that does not exceed either:

             (a) the principal balance of the class of certificates to which the
                 Swap relates, or

             (b) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

         o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");


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         o   does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

         o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

         o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see
               below);

         o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

         o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

         In "ratings dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:

         o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

         o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but


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in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

         o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

         o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

         o   terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

         o   it is denominated in U.S. dollars;

         o   it pays an Allowable Interest Rate;

         o   it is not Leveraged;

         o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

         o it is entered into between the trust fund and an eligible counterparty; and

         o   it has an Allowable Notional Amount.

         Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met.


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         First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

         Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.

         Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

         Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

         Fifth, either:

         o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

         o an independent accountant retained by us must provide us with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

         Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and:

         o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

         o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments").


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         Eighth, certain disclosure requirements must be met.

         Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

         Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that:

         o   the Plan is not an Excluded Plan,

         o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

         o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

         o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

         Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates


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is or becomes a party in interest or disqualified person with respect to such
Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Amendment to the Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, effective for the acquisition, holding or transfer of notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in "Limitations on Scope of the Exemption."

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.


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         With respect to those classes of exchangeable securities which were eligible for exemptive relief under PTE 90-30 when purchased, PTE 90-30 would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under PTE 90-30 and were issued as a Callable Class, the exercise of the Call would be covered under PTE 90-30. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under PTE 90-30 when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party-in-interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

         A governmental plan as defined in Section (32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         FASIT REGULAR CERTIFICATES WHICH ARE HIGH-YIELD INTERESTS OR FASIT OWNERSHIP CERTIFICATES ARE NOT ELIGIBLE TO BE ACQUIRED BY A PURCHASER WHICH IS ACQUIRING SUCH FASIT CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN OR A GOVERNMENTAL PLAN.

                                LEGAL INVESTMENT

Secondary Mortgage Market Enhancement Act of 1984

         The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may


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invest in, sell or otherwise deal in securities without limitation as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security").

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be


                                      143








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purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

         We will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, we and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 or Thatcher Proffitt & Wood, Two World Trade Center, New York, New York, 10048 will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.


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                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

         Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. The SEC maintains an Internet Web site that contains reports, proxy and information statements and other that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any supplement. This prospectus and any supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                    GLOSSARY

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

                                                                                                               Page
                                                                                                               ----
                                      INDEX

Accounts.........................................................................................................33
accrual period...................................................................................................97
accrual securities...............................................................................................35
agency securities................................................................................................11
Agreement........................................................................................................12
Allowable Interest Rate.........................................................................................140
Allowable Notional Amount.......................................................................................140
Annual Interest Amount...........................................................................................44
Available Funds..................................................................................................35
Basis Risk Shortfall.............................................................................................93
Call Class.......................................................................................................34
Callable Class...................................................................................................34
capitalized interest accounts....................................................................................27
Class Factor.....................................................................................................48
Cleanup Costs....................................................................................................91
Clearstream......................................................................................................38
Code.............................................................................................................26
Combinations.....................................................................................................43
cooperative loans................................................................................................11
current principal amount.........................................................................................35
Debt Securities.................................................................................................125
DTC..............................................................................................................38
ES Class.........................................................................................................43
ES Pool.........................................................................................................131
Euroclear........................................................................................................38
Exchangeable Securities Trust Fund...............................................................................43
Exchanged ES Class..............................................................................................133
FASIT............................................................................................................92
FASIT Owner.....................................................................................................117
FASIT ownership certificate.....................................................................................113
FASIT regular securities........................................................................................113
FASIT securities................................................................................................113
Financial Intermediary...........................................................................................39
Floating Rate Class..............................................................................................44
High-Yield Interests.......................................................................................113, 114
Housing Act......................................................................................................17
Insurance Proceeds...............................................................................................63
Inverse Floating Rate Class......................................................................................44

lenders..........................................................................................................12
Liquidation Expenses.............................................................................................63
Liquidation Proceeds.............................................................................................64
Loan-to-Value Ratio..............................................................................................14
Lower Tier REMIC................................................................................................105
manufactured homes...............................................................................................16
manufactured housing contracts...................................................................................11
Mortgage.........................................................................................................61
mortgage loans...................................................................................................11
mortgage pool...................................................................................................135
multifamily loans................................................................................................11
multiple variable rate REMIC regular security...................................................................100
Non-Electing securities.........................................................................................120
objective rate...................................................................................................99
OID Regulations..................................................................................................95
Percentage Interests.............................................................................................74
Permitted Investments............................................................................................57
Plan............................................................................................................135
Plan Asset Regulations..........................................................................................135
PMBS pooling and servicing agreement.............................................................................24
PMBS servicer....................................................................................................24
PMBS trustee.....................................................................................................24
pre-funding account..............................................................................................26
Prepayment Assumption............................................................................................96
Presumed Single Qualified Floating Rate..........................................................................99
Presumed Single Variable Rate...................................................................................100
primary insurance policy.........................................................................................12
primary insurer..................................................................................................70
Principal Prepayments............................................................................................36
Protected Account................................................................................................62
PTCE 83-1.......................................................................................................135
qualified floating rate..........................................................................................99
qualified inverse floating rate.................................................................................100
Received ES Class...............................................................................................133
Refinance Loan...................................................................................................14
REIT............................................................................................................106
REMIC............................................................................................................34
REMIC qualified floating rate....................................................................................95
REMIC regular securities.........................................................................................93
REMIC Regulations................................................................................................94
REMIC residual securities........................................................................................93
Retained Interest................................................................................................32
Rules............................................................................................................39
Securities Account...............................................................................................64
single family loans..............................................................................................11
single variable rate REMIC regular security.....................................................................100

Strip...........................................................................................................132
Superlien........................................................................................................91
taxable mortgage pools..........................................................................................124
Tiered FASITs...................................................................................................115
Tiered REMICs....................................................................................................94
U.S. Government Securities.......................................................................................26
UCC..............................................................................................................82
United States person.......................................................................................110, 124
variable rate debt instrument....................................................................................99
Variable Rate Non-Electing securities...........................................................................122
variable rate REMIC regular security.............................................................................98
Yield Supplement Agreement.......................................................................................93

No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus supplement and the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the seller or the Underwriter. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered hereby nor an offer of such certificates to any person, in any state or other jurisdiction in which such offer would be unlawful. The delivery of this prospectus supplement and the accompanying prospectus at any time does not imply that information in this prospectus supplement is correct as of any time subsequent to its date.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered hereby, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         TABLE OF CONTENTS
                       Prospectus Supplement
                                                            Page
Summary of Terms.............................................S-5
The Certificates.............................................S-6
The Pooled Securities and Pooled Components ................S-18
The Mortgage Loans..........................................S-27
Risk Factors................................................S-30
Description of the Certificates.............................S-36
Description of the Pooled Securities and Pooled Components .S-44
Description of the Mortgage Loans...........................S-54
Servicing of the Mortgage Loans.............................S-57
Yield and Prepayment Considerations.........................S-59
The Pooling Agreement.......................................S-67
Federal Income Tax Considerations...........................S-72
Certain State Tax Considerations............................S-73
ERISA Considerations........................................S-73
Legal Investment............................................S-74
Restrictions on Purchase and Transfer of the Residual
Certificate.................................................S-74
Method of Distribution......................................S-75
Legal Matters...............................................S-76
Certificate Rating..........................................S-76
Index of Defined Terms......................................S-77
Annex I   Collateral Information ............................I-1
Annex II  Key to Abbreviations for Underlying Series .......II-1
Annex III Certain Underlying Servicer Information .........III-1

                             PROSPECTUS
Prospectus Supplement.......................................1
Incorporation of Certain Documents By Reference.............1
Risk Factors................................................2
The Trust Funds.............................................6
Use of Proceeds.............................................23
The Seller..................................................23
The Mortgage Loans..........................................24
Description of the Securities...............................28
Exchangeable Securities.....................................39
Credit Enhancement..........................................45
Yield and Prepayment Considerations.........................54
Administration..............................................56
Legal Aspects of the Mortgage Loans.........................76
Federal Income Tax Consequences.............................88
State Tax Consequences......................................130
ERISA Considerations........................................130
Legal Investment............................................142
Method of Distribution......................................143
Legal Matters...............................................144
Financial Information.......................................145
Rating......................................................145
Where You Can Find More Information.........................145
Glossary....................................................146

                                  $276,184,155

                                  (Approximate)





                                Structured Assets
                              Mortgage Investments
                                  Trust 2002-3
                                     Issuer

                   Structured Asset Mortgage Investments Inc.
                                     Seller





                           Pass-Through Certificates,
                                  Series 2002-3













                            Bear, Stearns & Co. Inc.


                                 April 26, 2002



                          STATEMENT OF DIFFERENCES

The section symbol shall be expressed as............................. 'SS'
The plus-or-minus sign shall be expressed as.........................  +-